                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                            USA BANCSHARES.COM, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required
/X/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

       Common Stock, par value $1.00 per share
       ----------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

       5,554,545
       ----------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       $0.60 per share -- cash consideration provided in merger agreement
       ----------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

       $3,332,727
       ----------------------------------------------------------------------

    5) Total fee paid:

       $666.55
       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ---------------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------
    3) Filing Party:

    ---------------------------------------------------------------------------
    4) Date Filed:

    ---------------------------------------------------------------------------

                            [USABANCSHARES.COM LOGO]


                                One Lincoln Plaza
                               1535 Locust Street
                             Philadelphia, PA 19102


                                                                     [________]


DEAR FELLOW SHAREHOLDERS:

     You are cordially invited to attend a special meeting of holders of the Common Stock of USABancShares.com, Inc. to be held on [_____], 2002, [________], local time, at [________________].

     At the special meeting, we will ask you to vote upon adoption of a merger agreement under which BFHI Acquisition Corporation, which we refer to as "Subsidiary," a Pennsylvania corporation newly formed by Berkshire Financial Holdings, Inc., a Pennsylvania corporation, which we refer to as "BFHI," will merge with and into USABancShares.com, Inc., a Pennsylvania corporation, which we refer to as "USABancShares." USABancShares will be the surviving entity in the merger, after which it will be 100% owned by BFHI. As part of this merger, you will be entitled to receive $0.60 per share in cash for each share of USABancShares Common Stock that you own.

     The affirmative vote of a majority of the votes cast by all of USABancShares' shareholders entitled to vote on the merger is required in order for the merger to be approved. Each of the directors and executive officers of USABancShares and its wholly-owned subsidiary, vBank, a Savings Bank, has entered into a shareholder agreement in favor of BFHI, under which they all agreed to vote their shares FOR approval of the merger agreement and the merger with respect to all shares of USABancShares Common Stock beneficially owned by them. As of May 22, 2002, the record date for the special meeting, these directors and executive officers beneficially owned an aggregate of [____] shares of USABancShares Common Stock.

     The board of directors of USABancShares has evaluated the merits, and negotiated the terms, of the merger. The board has received the oral opinion of Ryan, Beck & Co., LLC, USABancShares' financial advisor, which opinion was confirmed in writing as of the date hereof, that, as of such dates, the cash price of $0.60 per share was fair to the holders of USABancShares' Common Stock from a financial point of view. Please read carefully the opinion of Ryan, Beck & Co., LLC, which is attached as Appendix B to the accompanying proxy statement. In addition, more detailed information about the analysis of Ryan, Beck & Co., LLC is given in the section entitled "SPECIAL FACTORS - Opinion of Financial Advisor" in the accompanying proxy statement. The board of directors of USABancShares has unanimously adopted the merger agreement and approved the merger.

     The board of directors believes that the proposed merger is fair to and in the best interests of all of the holders of USABancShares' Common Stock, and recommends that you vote FOR the adoption of the merger agreement and the approval of the merger.

     The accompanying proxy statement provides you with detailed information about the proposed merger and the merger agreement. Your vote is very important. We encourage you to read this entire document carefully. Whether or not you plan to attend the special meeting, we urge you to vote your shares by either signing and returning the enclosed proxy card or instructing USABancShares via the Internet or by telephone how you would like to vote your shares.




                                                  George M. Laughlin
                                                  Chairman of the Board

                             ----------------------


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TRANSACTION DESCRIBED IN THIS PROXY STATEMENT, PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTION, OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


     The accompanying proxy statement is dated [_______] and was first mailed to shareholders on or about [________].

     The information contained in the accompanying proxy statement speaks only as of its date unless the information specifically indicates that another date applies.

                            [USABANCSHARES.COM LOGO]



                                One Lincoln Plaza
                               1535 Locust Street
                             Philadelphia, PA 19102

                                                                     [________]


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           To be held on [_____], 2002

     USABancShares.com, Inc. will hold a special meeting of shareholders at [__________________] at [_______], local time, on [_____], 2002, for the following purposes:

     o To consider and vote on adoption of the Agreement and Plan of Reorganization, dated as of March 9, 2002, by and among Berkshire Financial Holdings, Inc., BFHI Acquisition Corporation,
         USABancShares.com, Inc. and vBank, a Savings Bank, whereby BFHI Acquisition Corporation will merge with and into USABancShares, with USABancShares as the surviving corporation and a wholly-owned subsidiary of Berkshire Financial Holdings, Inc.; and

     o To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

     Only record holders of Common Stock at the close of business on May 22, 2002 are entitled to receive notice of and will be entitled to vote at the special meeting, including any adjournments or postponements of the special meeting. Your vote is important and we urge you to complete, sign, date and return your proxy card or give your proxy over the telephone or Internet as promptly as possible, whether or not you expect to attend the special meeting. If you are unable to attend in person and you return your proxy card or give your proxy over the telephone or Internet, your shares will be voted at the special meeting in accordance with your proxy. If your shares are held in "street name" by your broker or other nominee, only the broker or nominee can vote your shares subject to your instructions. You should follow the directions provided by your broker or nominee regarding how to instruct them to vote your shares.

     The merger is described in the accompanying proxy statement, which we urge you to read carefully. A copy of the Agreement and Plan of Reorganization is attached as Appendix A to the proxy statement.

                                         By Order of the Board of Directors,




                                         George M. Laughlin
                                         Chairman of the Board

                                TABLE OF CONTENTS

                                                                                                               Page

SUMMARY TERM SHEET...............................................................................................1
The Special Meeting..............................................................................................1
The Parties to the Merger........................................................................................1
The Merger.......................................................................................................1
Merger Financing.................................................................................................2
Interests of Certain Persons Involved in the Merger that are Different from Yours................................2
Percentage of Shares Held by Directors and Executive Officers....................................................3
Conditions to Completion of the Merger...........................................................................3
Termination of the Merger Agreement..............................................................................4
Termination Fees.................................................................................................4
Dissenters' Rights...............................................................................................4
QUESTIONS AND ANSWERS ABOUT THE MERGER...........................................................................5
SPECIAL FACTORS..................................................................................................9
Purposes and Structure of the Merger.............................................................................9
Certain Effects of the Merger...................................................................................10
Material Federal Income Tax Consequences........................................................................10
Reasons for the Recommendation of the Merger by the Board of Directors..........................................11
Opinion of Financial Advisor....................................................................................13
BACKGROUND OF THE MERGER........................................................................................20
INTERESTS OF CERTAIN PERSONS IN THE MERGER......................................................................22
FINANCING OF THE MERGER.........................................................................................24
General  .......................................................................................................24
The BFHI Loan...................................................................................................24
Financing for the Merger........................................................................................25
GOVERNMENTAL AND REGULATORY APPROVAL ...........................................................................26
INFORMATION ABOUT THE PARTIES...................................................................................26
USABancShares.com, Inc. and vBank, a Savings Bank...............................................................26
Berkshire Financial Holdings, Inc. and BFHI Acquisition Corporation.............................................28
THE SPECIAL MEETING.............................................................................................28
General  .......................................................................................................28
Matters to be Considered........................................................................................28
Recommendation of the USABancShares Board of Directors..........................................................28
Record Date; Quorum.............................................................................................29
Required Vote...................................................................................................29
Voting and Revocation of Proxies................................................................................29
Solicitation of Proxies.........................................................................................30
Proposal 1.  Adoption of the Merger Agreement...................................................................30
The Merger......................................................................................................30
General  .......................................................................................................30
Consummation of the Merger......................................................................................31
Board of Directors of USABancShares following the Merger........................................................31
The Merger Agreement............................................................................................31
The Merger......................................................................................................31
Merger Consideration............................................................................................31
Treatment of Options............................................................................................32
Surrender of Securities; Payment for Shares.....................................................................32
Transfers of Shares.............................................................................................33
Representations and Warranties..................................................................................33
Certain Covenants by USABancShares and vBank....................................................................35
Certain Covenants by BFHI.......................................................................................37
Articles of Incorporation and Bylaws; Indemnification and Insurance.............................................37
No Solicitation of Alternative Transactions.....................................................................38
Treatment of Employees..........................................................................................38

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               Page

Certain Conditions..............................................................................................38
Termination.....................................................................................................40
Termination Fee.................................................................................................41
Costs and Expenses..............................................................................................42
BFHI Stock Option Agreement.....................................................................................42
Exercise of the BFHI Option.....................................................................................42
Manner of Exercise..............................................................................................43
Adjustment for Certain Events...................................................................................43
Transferability of the BFHI Option..............................................................................43
Registration Rights.............................................................................................44
Objectives of the BFHI Option...................................................................................44
Certain Shareholder Agreements..................................................................................45
Certain Employment and Other Agreements.........................................................................45
Dissenters' Rights..............................................................................................46
Proposal 2.  Other Business.....................................................................................49
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..................................................49
A WARNING ABOUT FORWARD-LOOKING STATEMENTS......................................................................50
SHAREHOLDER PROPOSALS...........................................................................................50

APPENDIX A        Agreement and Plan of Reorganization dated as of March 9, 2002 among Berkshire
                  Financial Holdings, Inc., BFHI Acquisition Corporation, USABancShares.com, Inc.
                  and vBank, a Savings Bank....................................................................A-1
APPENDIX B        Opinion of Ryan, Beck & Co., LLC.............................................................B-1


                               SUMMARY TERM SHEET

         This Summary Term Sheet, together with the QUESTIONS AND ANSWERS ABOUT THE MERGER on the pages that follow, highlights the material information from this proxy statement. To understand fully the proposed merger and for a more complete description of the terms of the proposed merger, you should read carefully this entire document and the other documents to which we refer you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet.

o        The Special Meeting (See page 28)

         o A special meeting of shareholders of USABancShares will be held at [_______], local time, on [_____], 2002 at [__________]. At the special meeting, you will be asked to approve the merger and adopt the merger agreement described in this proxy statement.

         o You may vote at the special meeting if you were the record owner of USABancShares Common Stock at the close of business on the record date, May 22, 2002. On the record date, there were [________] shares of Common Stock outstanding and entitled to vote held by approximately [____] shareholders of record.

o        The Parties to the Merger (See page 26)

         o     USABancShares.com, Inc. and vBank, a Savings Bank

               USABancShares.com, Inc., which we refer to as "USABancShares," is a Pennsylvania corporation headquartered in Philadelphia, Pennsylvania and is the registered bank holding company of vBank, a Savings Bank, which we refer to as "vBank," a Pennsylvania-chartered savings bank that does business under the name "BankPhiladelphia." vBank, which is the primary business of USABancShares, has operated as a community banking institution for over 115 years and is also headquartered in Philadelphia, Pennsylvania, with four existing banking branches in Pennsylvania located in Philadelphia (2), Wynnewood and Plymouth Meeting.

               The principal executive offices of each of USABancShares and vBank are at One Lincoln Plaza, 1535 Locust Street, Philadelphia, PA 19102, and their telephone number is (215) 569-4200.

         o     Berkshire Financial Holdings, Inc. and BFHI Acquisition
               Corporation

               Berkshire Financial Holdings, Inc., which we refer to as "BFHI," is a Pennsylvania corporation that was recently formed with the intention of acquiring USABancShares pursuant to the merger agreement and thereby becoming the sole stockholder of vBank. BFHI has been minimally capitalized to date, and will not conduct any operations unless and until it receives all required regulatory approvals to consummate the merger and raises approximately $10 million in capital.

               BFHI Acquisition Corporation, which we refer to as "Subsidiary," is a Pennsylvania corporation that is wholly-owned by Berkshire Financial Holdings, Inc. Subsidiary was formed for the sole purpose of effecting the merger.

               The principal executive offices of each of BFHI and Subsidiary are 36 Windward Court, Collegeville, Pennsylvania 19426.

o        The Merger (See page 30)

         o The merger agreement is attached as Appendix A to this proxy statement. We encourage you to read the merger agreement, as it is the legal document that governs the merger.

         o If the merger agreement is approved by the affirmative vote of a majority of the votes cast by all of USABancShares' shareholders entitled to vote on the merger at the special meeting and all other conditions to the merger are satisfied or, where permissible, waived, Subsidiary will merge with and into USABancShares, with USABancShares surviving the merger. For each share of USABancShares Common Stock owned before the merger, a USABancShares shareholder who has not exercised his or her dissenters' rights under Pennsylvania law will be entitled solely to receive $0.60 in cash per share of Common Stock. All outstanding options to purchase shares of USABancShares Common Stock will be terminated, and the holders of these options will not be entitled to receive any consideration for these options in the merger.

         o As a result of the merger, USABancShares will be 100% owned by BFHI. It is expected that, following this merger, USABancShares will merge with and into BFHI, and BFHI will survive that subsequent merger, with vBank as the direct, wholly-owned subsidiary of BFHI. Assuming the approval of the principal terms of the merger agreement, USABancShares anticipates completing the merger as promptly as practicable after the USABancShares special meeting and satisfaction of all other conditions to the merger, including but not limited to, receipt of all required regulatory approvals.

o        Merger Financing (See page 24)

         o The total amount of funds necessary to accomplish the merger is expected to be approximately $3.3 million. In addition, as discussed below, BFHI will be required to secure additional capital to fund ongoing operations and to receive applicable regulatory approval as a registered bank holding company.

         o Under the merger agreement, BFHI agreed that, upon receipt of the approval of the Federal Reserve Bank of Philadelphia, BFHI would lend $2,976,000 to USABancShares for the purpose of repaying an outstanding loan from another financial institution in the principal amount of $2,626,000 and a loan in the principal amount of $350,000 from vBank. The Federal Reserve Bank approved the application in respect of the loan on March 25, 2002, and BFHI made the loan to USABancShares on March 29, 2002.

         o BFHI will be required to raise sufficient funds to accomplish the merger. BFHI is conducting a private placement in which it is seeking to raise a minimum of $20 million and up to $30 million in capital from certain accredited investors. The proceeds from this offering will be used to pay the merger consideration, capitalize BFHI and provide additional capital to vBank. This financing cannot be assured.

o Interests of Certain Persons Involved in the Merger that are Different from Yours (See pages 22 and 45)

         o In considering the recommendation of the USABancShares board of directors regarding the merger agreement, you should be aware that, as described below, some of the directors and executive officers of USABancShares and vBank have personal interests in the merger that are different from your and their interests as shareholders. The board of directors was aware of these interests and took them into consideration in making its recommendation.

               o   BFHI has agreed to take all necessary action to elect Wayne
                   O. Leevy, one of the members of both USABancShares' and vBank's boards of directors, to the board of directors of BFHI following the merger and to continue Mr. Leevy's service as a director of vBank.

               o BFHI has agreed to assume and pay, for a period of two years following the merger, the automobile lease payments that are currently being paid by vBank with respect to the automobile currently being operated by George M. Laughlin, the chairman of USABancShares' board of directors and a director of vBank.

               o BFHI has agreed to pay Clarence L. Rader, a director of USABancShares and chairman of vBank's board of directors, an amount equal to $5,000 per month for a period of 18 months following the merger, in consideration for the termination of all pension obligations for which Mr. Rader has been receiving payments from vBank for the past five years.

               o The merger agreement provides for Craig J. Scher, the current President and Chief Executive Officer of vBank, to enter into an employment agreement with vBank, which provides for Mr. Scher to serve as President of the Philadelphia Region of vBank following the merger for a term of three years. This employment agreement also provides that, in connection with vBank's existing obligations to Mr. Scher under his current employment agreement with vBank, vBank will be required to pay to Mr. Scher an aggregate amount equal to $350,000, half of which amount will be payable at the effective time of the merger and the other half of which amount will be payable upon the earlier of the first anniversary of the consummation of the merger or the termination of the employment agreement for any reason.

         o Each of the arrangements described above with respect to vBank is subject to the approval of the Federal Deposit Insurance Corporation under certain regulations that require prior approval of any payments to directors and executive officers under limited circumstances. If approval is not obtained with respect to any or all of these arrangements, but all other conditions to the consummation of the merger have been satisfied, USABancShares and vBank will be obligated to consummate the merger notwithstanding the fact that BFHI will be prohibited from honoring those arrangements for which the approval of the Federal Deposit Insurance Corporation was not obtained.

o        Percentage of Shares Held by Directors and Executive Officers
         (See page 49)

               On the record date, directors and executive officers of USABancShares beneficially owned and had the right to vote [______] shares of Common Stock, representing approximately [__%] of the Common Stock then outstanding. Each of those directors and executive officers has executed a shareholders agreement in favor of BFHI, whereby they have committed to vote all of their shares in favor of the merger.

o        Conditions to Completion of the Merger (See pages 26, 29 and 38)

         o The completion of the merger depends on the satisfaction of a number of conditions, including, among others, the following:

               o holders of a majority of the shares of USABancShares Common Stock that are voted at the special meeting must adopt and approve the merger agreement;

               o all required governmental approvals, consents and waivers must be obtained, except that no approval, consent or waiver will be deemed to have been obtained if it includes any condition or requirement (other than customary conditions typically imposed in banking transactions of a similar nature) that, individually or in the aggregate, would so materially reduce the economic or business benefits of the merger to BFHI and Subsidiary that had the condition or requirement been known, BFHI and Subsidiary, in their reasonable judgment, would not have entered into the merger agreement;

               o there must not be in effect any statute, rule, regulation, order, injunction or decree that prohibits, restricts or makes illegal the consummation of the merger;

               o USABancShares' and vBank's representations and warranties must be true as of the date the merger agreement was signed and as of the effective time of the merger, unless the failure of any of the representations and warranties to be true would not have, and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, results of operations or financial condition of USABancShares and vBank considered as one enterprise;

               o BFHI's and Subsidiary's representations and warranties in the merger agreement must be true as of the date the merger agreement was signed and as of the effective time of the merger, unless the failure of any of the representations and warranties to be true would not have, and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of BFHI and Subsidiary to consummate the merger;

               o USABancShares, vBank, BFHI and Subsidiary must have performed all of their respective obligations and covenants under the merger agreement in all material respects;

               o all third party approvals, consents and waivers that are required in connection with the merger under any agreement to which USABancShares or vBank is a party must be obtained, except for the approvals, consents and waivers the failure of which to obtain would not, individually or in the aggregate, have a material adverse effect on the business, operations, results of operations or financial condition of USABancShares and vBank considered as one enterprise; and

               o shares held by dissenting shareholders must constitute less than 15% of the total number of outstanding shares of Common Stock of USABancShares.

         o Unless prohibited by law, USABancShares, vBank, BFHI or Subsidiary may waive a condition that has not been satisfied and complete the merger anyway. We cannot be certain whether or when any of these conditions will be satisfied, or, where permissible, waived, or that we will complete the merger. If USABancShares waives any condition that would require resolicitation of proxies from its shareholders under federal securities laws, USABancShares will resolicit proxies accordingly. If the board of directors were to waive any condition, this action could result in a conflict of interest among the directors based upon the right of certain of the directors, as described above, to receive personal payments under the merger agreement.

o        Termination of the Merger Agreement (See page 40)

               USABancShares, vBank, BFHI and Subsidiary may agree at any time to terminate the merger agreement, even if the USABancShares' shareholders have approved the merger agreement at the special meeting. In addition, USABancShares and vBank on the one hand, and BFHI and Subsidiary on the other hand, have separate rights to terminate the merger agreement without the agreement of the other party under specified circumstances.

o        Termination Fees (See page 41)

         o USABancShares and vBank have jointly agreed to pay BFHI a termination fee of $275,000 if certain events occur before the merger is completed or some period of time following the termination of the merger agreement depending on the circumstances under which the merger agreement is so terminated.

         o In addition to the $275,000 termination fee, USABancShares granted to BFHI an irrevocable option to purchase up to 19.9% of the number of shares of USABancShares Common Stock outstanding as of the date of the merger agreement at an exercise price of $0.40 per share under similar circumstances as would trigger the payment of the termination fee.

         o If the merger agreement is terminated as a result of a breach of a representation, warranty, covenant or undertaking, the party committing the breach must pay $300,000 to the other party, without prejudice to any other rights or remedies that may be available to the non-breaching party (including, if BFHI and Subsidiary are the non-breaching parties, the termination fee described above).

o        Dissenters' Rights (See page 46)

               Holders of outstanding shares of USABancShares Common Stock that dissent from the merger and comply with the requirements of Pennsylvania law described in this proxy statement are entitled under Pennsylvania law to demand payment to them in cash of the fair value of their shares. If you desire to dissent from the merger, you must notify USABancShares of your intention to dissent before the date of the special meeting of shareholders, or you will lose your right to dissent. If you dissent from the merger and follow the required formalities, you will not receive the $0.60 cash price per share of Common Stock held by you. Instead, your only right will be to receive the fair value of your shares of USABancShares Common Stock, determined as provided by Pennsylvania law, which may be lower or higher than the merger consideration to which you are otherwise entitled.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:   When and where is the USABancShares special meeting?

A: The USABancShares special meeting will be held on [_____], 2002, at [________], local time, at [________________________________].

Q:   What proposals are USABancShares shareholders voting on?

A: USABancShares shareholders are being asked to approve the merger and adopt the merger agreement under which the proposed merger will be carried out. The proposed merger is described below.

Q:   What is the proposed merger?

A: Berkshire Financial Holdings, Inc., which we refer to in this proxy statement as "BFHI," will acquire control of USABancShares through a merger of its wholly-owned subsidiary, BFHI Acquisition Corporation, which we refer to in this proxy statement as "Subsidiary," with and into USABancShares. USABancShares will survive the merger and, following the merger, will be 100% owned by BFHI with vBank remaining as a wholly-owned subsidiary of USABancShares. It is expected that, following the merger, USABancShares will merge with and into BFHI, and BFHI will survive that subsequent merger. At that time, vBank will become a wholly-owned subsidiary of BFHI. (See Pages 1 and 57)

Q:   What will I be entitled to receive in the merger?

A: Each share of USABancShares Common Stock that you hold will be converted into the right to receive $0.60 in cash. (See Pages 2 and 31)

Q:   What are the tax consequences of the merger to me?

A: You will generally recognize gain or loss for United States federal income tax purposes based on the difference between the cash you receive for your shares and your tax basis in the shares. The gain or loss will be capital gain or loss, provided you have held the shares as a capital asset. The rate of tax applicable to individual taxpayers who recognize capital gains generally will depend on the holding period of the capital asset. HOWEVER, THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR TAX AND OTHER ADVISORS. (See Page 10)

Q:   Is the merger subject to any conditions?

A: Yes. Before the merger can be completed, several conditions must be satisfied or waived, including obtaining the approval by the shareholders of USABancShares, the Board of Governors of the Federal Reserve System and the Pennsylvania Department of Banking. (See Pages 3, 26, 29 and 38)

Q:   Why is the USABancShares board of directors recommending the merger?

A: The board of directors has unanimously determined that the terms and provisions of the merger agreement and the proposed merger are fair to and in the best interests of all of USABancShares' shareholders, and therefore unanimously recommends that you vote FOR approval and adoption of the merger agreement. (See Pages 9 and 11)

Q: How did the board of directors decide that the price per share that holders of Common Stock will receive in the proposed merger is fair to the shareholders?

A: The board of directors marketed USABancShares and vBank for a considerable period of time and solicited parties that it believed would have an interest in investing in or acquiring USABancShares and vBank. BFHI was a firm that the Board believed to be credible and expressed interest in USABancShares and vBank at an acceptable price. The board of directors therefore determined to pursue a transaction with BFHI and authorized its management to negotiate the transaction.

     The board of directors retained Ryan, Beck & Co., LLC to evaluate the merger and the consideration to be received by USABancShares shareholders in the merger from a financial point of view. The board of directors received an oral opinion from Ryan, Beck & Co., LLC on March 8, 2002, which opinion was reconfirmed in writing as of the date hereof, that, subject to the qualifications contained in the opinion, as of such dates, the $0.60 cash price per share for the USABancShares Common Stock was fair from a financial point of view to the holders of the Common Stock. The board of directors considered this opinion, among other things, in arriving at its recommendation of the merger. (See Pages 11, 13 and 20 and Appendix B).

Q: What other material interests did the board of directors and other insiders have in making its recommendation that are different from my interests?

A: BFHI agreed to take all necessary action to elect Wayne O. Leevy, one of the members of USABancShares' and vBank's boards of directors, to the board of directors of BFHI following the merger and to continue his service as a director of vBank following the merger. BFHI agreed to assume and pay, for a period of two years following the merger, the automobile lease payments that are currently being paid by vBank with respect to the automobile currently being operated by George M. Laughlin, the chairman of USABancShares' board of directors and a director of vBank. BFHI agreed to pay Clarence L. Rader, a director of USABancShares' and chairman of vBank's boards of directors, an amount equal to $5,000 per month for a period of 18 months following the merger, in consideration for the termination of all pension obligations for which Mr. Rader has been receiving payments from vBank for the past five years. In addition, the merger agreement provides for Craig J. Scher, the current President and Chief Executive Officer of vBank, to enter into a new employment agreement with vBank, which provides for Mr. Scher to serve as President of the Philadelphia Region of vBank following the merger for a term of three years. This employment agreement also provides that, in connection with vBank's existing obligations to Mr. Scher under his current employment agreement with vBank, vBank will be required to pay to Mr. Scher an aggregate amount equal to $350,000, half of which amount will be payable at the effective time of the merger and the other half of which amount will be payable upon the earlier of the first anniversary of the consummation of the merger or the termination of the employment agreement for any reason. Each of these arrangements is subject to the approval of the Federal Deposit Insurance Corporation. (See Pages 2, 20, 22 and 45)

Q: Will the USABancShares Common Stock be publicly listed for trading after the merger?

A: No. After the merger, USABancShares will be a privately-held corporation. Once the merger is completed, USABancShares, which was delisted from the Nasdaq National Market System as of February 4, 2002 and has since been trading on the OTC Electronic Bulletin Board, will permanently delist its Common Stock from the OTC Electronic Bulletin Board. In addition, USABancShares will terminate its registration of its Common Stock under the Securities Exchange Act of 1934. After this registration is terminated, USABancShares will no longer be required to file periodic reports with the Securities and Exchange Commission. (See Page 10)

Q:   What vote is required to approve the merger agreement?

A: The only vote required by law is the affirmative vote of a majority of the votes cast by all of USABancShares' shareholders entitled to vote on the merger. (See Page 29)

Q: How many shares have already been committed to vote in favor of the merger agreement?

A: Each of the directors and executive officers of USABancShares and vBank entered into a shareholder agreement in favor of BFHI, under which they all agreed to vote their shares FOR approval of the merger agreement and the merger with respect to all shares of USABancShares Common Stock beneficially owned by them, and also agreed to use their best efforts to cause a vote FOR approval of the merger agreement and the merger with respect to all shares of USABancShares Common Stock over which they have or share voting power. In addition, Brian M. Hartline and Robert Smik, who own 120,000 and 174 shares of USABancShares Common Stock, respectively, and who are officers of BFHI have indicated they intend to vote FOR approval of the merger agreement and the merger with respect to all shares of USABancShares over which they have or share voting power. (See Pages 3, 45 and 49)

Q:   Who is entitled to vote on the merger agreement?

A: All holders of record of USABancShares Common Stock as of the close of business on May 22, 2002, will be entitled to notice of, and to vote at, the special meeting. (See Page 29)

Q:   What do I need to do now?

A: Read this proxy statement. Please give us instructions how to vote your shares (1) over the telephone by calling the toll-free number identified in the proxy card enclosed with this proxy statement, (2) over the Internet or
     (3) by completing, dating and signing the enclosed proxy card and mailing your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the USABancShares special meeting. (See Page 29)

Q:   How do I vote my shares?

A: You may complete and return the enclosed proxy card or give your proxy over the telephone or Internet. After you have carefully reviewed this entire proxy statement, including the attached appendixes, please instruct us how to vote your shares by signing and returning the enclosed proxy card or by giving your proxy over the telephone or Internet, as described above. If you so communicate your voting instructions, then your shares will be voted by the proxy holders as you instruct.

     You may vote in person. During the special meeting, we will pass out written ballots to anyone who is entitled to vote and wants to vote. However, if your shares are not held in your name, you must request a proxy from the registered holder. Typically, shares purchased through a stockbroker are held in the name of an entity designated by the brokerage firm, which is referred to as a "street name" holder. Any shares held in "street name" cannot be voted without a proxy obtained from your broker.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will not be able to vote your shares without instructions from you. You should follow the directions provided by your broker to vote your shares.

Q: Will my shares be voted if I do not sign and return my proxy card or give my proxy over the telephone or Internet?

A: If you do not instruct us how to vote your shares by signing and returning the enclosed proxy card or by giving your proxy over the telephone or Internet and you do not otherwise sign a proxy from your broker (for any shares held in street name) or vote your shares in person at the special meeting, your shares will not be voted.

Q: May I change my vote after I have mailed my signed proxy card or given my proxy over the telephone or Internet?

A: Yes. You may change your vote by sending, or instructing your broker or other nominee to send, a written notice stating that you would like to revoke your proxy or another signed proxy card with a later date to the Secretary of USABancShares. You also can attend the USABancShares special meeting and vote in person. (See Page 29)

Q: Has USABancShares hired anyone to solicit proxies in connection with the special meeting?

A: USABancShares has hired Georgeson Shareholder Communications Inc. to solicit proxies in connection with the special meeting. (See Page 30)

Q:   What will happen to the outstanding USABancShares stock options?

A: If the proposed merger is completed, the Stock Option Plan of USABancShares will be terminated and the termination date of all of the currently outstanding options to purchase shares of USABancShares Common Stock will be accelerated to the date that is 30 days following the date notice of the acceleration is given to the holders of those options. USABancShares will also seek to obtain an agreement from each option holder acknowledging the cancellation of the holder's options immediately before the effective time of the merger. The directors and executive officers of USABancShares and vBank that hold options have already agreed to cancel their options if the merger is completed. (See Page 32)

Q:   Should I send in my stock certificates now?

A: No. Within a few days after the merger is completed, USABancShares shareholders will receive written instructions for exchanging their USABancShares stock certificates for cash. (See Page 32)

Q:   What other matters will be voted on at the special meeting?

A: We are not aware of any other matters to be voted on at the special meeting. If you are voting by proxy, however, we ask that you give the proxies listed in the proxy card the power to act in their discretion upon any other matters that may come before the meeting. (See Page 49)

Q:   When does USABancShares expect the merger to be completed?

A: We are working toward completing the merger as quickly as possible after the USABancShares special meeting. If the merger agreement is adopted, we expect to complete the merger as soon as practicable after the special meeting and satisfaction of all other conditions to the merger. We expect this to occur in the third or fourth quarter of 2002. (See Page 31)

Q:   Who can help answer my questions?

A:   If you have more questions about the merger, you should contact:

                  USABancShares.com, Inc.
                  One Lincoln Plaza
                  1535 Locust Street
                  Philadelphia, PA  19102
                  (215) 569-4200
                  Attention:  Craig J. Scher

     You can also contact our proxy solicitor at:

                  Georgeson Shareholder Communications Inc.
                  17 State Street
                  New York, NY 10004
                  (212) 440-9921
                  Attention: [_____________]

                                 SPECIAL FACTORS

Purposes and Structure of the Merger

     In the opinion of the board of directors of USABancShares, there are six principal purposes of the merger:

     o   To enhance the value of all shareholders' interests in USABancShares;

     o To provide liquidity for the holders of Common Stock at a valuation that reflects what the board believes to be fair consideration for those shares;

     o   To avoid a default on some of USABancShares' obligations;

     o To increase the regulatory capital of vBank, so that it achieves "well capitalized" status, thereby enabling vBank to grow again;

     o To mitigate the possibility of additional regulatory action for failure to comply with some of the provisions of the Written Agreement and Cease and Desist Order between vBank and the Regional Director of the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking; and

     o To preserve and enhance vBank's identity, presence and opportunities to compete and succeed in the industry in which it competes.

     As discussed elsewhere in this proxy statement, USABancShares is subject to regulation and supervision by the Board of Governors of the Federal Reserve System and the Pennsylvania Department of Banking and vBank is subject to regulation and examination by the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation. In March 2001, USABancShares entered into a Written Agreement with the Board of Governors of the Federal Reserve System, which provides restrictions on the declaration or payment of cash or stock dividends, the incurrence of new debt, the redemption or repurchase of its securities, management's capital raising efforts and any actions taken to control asset growth of the consolidated organization and restore it to profitability. In July 2001, vBank entered into a Cease and Desist Order with the Regional Director of the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking, which sets forth requirements with respect to vBank's assets, capital position, and policies and procedures and requires vBank to conduct its business in accordance with its terms and conditions and make periodic reports to vBank's banking regulators. In both instances, regulatory action was initiated due to, among other things, vBank's and USABancShares' operating results as well as criticisms raised upon examination of USABancShares and vBank by its federal and state examiners. As of December 31, 2001, USABancShares was not in compliance with the minimum regulatory capital requirements established by the Board of Governors of the Federal Reserve System.

     USABancShares and vBank have been working to comply with the Written Agreement and the Cease and Desist Order and to correct all of the deficiencies in its operations reported by the regulatory agencies in its recent examinations. However, the board of directors of each of USABancShares and vBank has determined that, as a result of the deficiencies in their respective operations, it is no longer possible for USABancShares and vBank to continue to operate as independent entities without the infusion of a significant amount of additional capital. The proposed merger with BFHI would provide such capital.

     In addition, the board of directors is proud of the tradition that USABancShares and vBank have developed as a community banking institution in the greater Philadelphia, Pennsylvania metropolitan area. The board of directors believes that the merger will allow USABancShares and vBank to continue serving their customers with their current employees while providing liquidity to the shareholders of USABancShares at a price above USABancShares' current book value or recent market value.

     The reasons for the structure of the merger with BFHI are described in this proxy statement in the section entitled "SPECIAL FACTORS - Reasons for the Recommendation of the Merger by the Board of Directors" on page 11.

Certain Effects of the Merger

     As a result of the merger, USABancShares will be owned 100% by BFHI, with vBank remaining as a wholly-owned subsidiary of USABancShares. It is expected that, following the merger, USABancShares will merge with and into BFHI, and BFHI will survive that subsequent merger, with vBank as the direct, wholly-owned subsidiary of BFHI.

     As a result of the merger, USABancShares shareholders will receive only cash and will no longer have an equity interest in USABancShares. Instead, each share of USABancShares Common Stock will be converted into the right to receive $0.60 in cash, without interest.

     As of February 4, 2002, USABancShares' Common Stock was delisted from the Nasdaq National Market System and since then has been trading over the OTC Electronic Bulletin Board. Upon completion of the merger, USABancShares will permanently delist its Common Stock from the OTC Electronic Bulletin Board, and the Common Stock will no longer be listed on any national securities exchange or automated quotation system or be otherwise actively traded.

     USABancShares' Common Stock is also currently registered under the Securities Exchange Act of 1934. Completion of the merger will result in the Common Stock becoming eligible for deregistration under the Securities Exchange Act. Registration of the Common Stock may be terminated upon application by USABancShares to the Securities and Exchange Commission if the Common Stock is not listed on a national securities exchange and there are fewer than 300 record holders of these shares. BFHI has advised USABancShares that it will apply for termination of registration of the Common Stock to be effective upon completion of the merger.

Material Federal Income Tax Consequences

     The following discussion is a summary of the material federal income tax consequences expected to result to shareholders whose shares of Common Stock are converted into a right to receive cash in the merger or who receive cash under the exercise of dissenters' rights. The discussion is based upon the Internal Revenue Code of 1986, as amended (which we refer to as the "Code"), Treasury regulations, Internal Revenue Service rulings and judicial and administrative decisions in effect as of the date of this proxy statement. Those provisions, rulings and decisions are subject to change at any time, and these changes may be retroactive. The discussion is limited to the material federal income tax aspects of the merger for a shareholder of USABancShares who is a citizen or resident of the United States and who, on the date on which the merger is completed, holds shares of USABancShares Common Stock as a "capital asset" (generally, property held for investment) as defined in section 1221 of the Code. The discussion does not address taxpayers subject to special treatment under the federal income tax laws, including insurance companies, financial institutions, dealers in securities, tax-exempt organizations, S corporations and taxpayers subject to the alternative minimum tax. In addition, the discussion may not apply to shareholders who acquired their shares of USABancShares Common Stock upon the exercise of employee stock options or otherwise as compensation or who hold their shares as part of a hedge, straddle or conversion transaction. The discussion does not address potential state, local, foreign and other tax consequences of the merger. ALL SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS THE STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES, OF THE DISPOSITION OF THEIR SHARES IN THE MERGER.

     For federal income tax purposes, the merger will be treated as a taxable sale or exchange of USABancShares Common Stock for cash by each USABancShares shareholder, including any shareholder who properly exercises dissenters' rights. Accordingly, the federal income tax consequences to USABancShares shareholders receiving cash will generally be as follows:

     o the shareholder will recognize a capital gain or loss by reason of the disposition of the shareholder's shares of USABancShares Common Stock in the merger;

     o the capital gain or loss, if any, will be long-term in the case of shares of USABancShares Common Stock that have been held for more than 12 months as of the effective time of the merger; and

     o the amount of capital gain or loss to be recognized by each shareholder will be measured by the difference between the amount of cash received by the shareholder in the merger, or cash received through the exercise of dissenters' rights, and the shareholder's tax basis in the shares of USABancShares common stock at the effective time of the merger.

     Cash payments made in the merger, including any cash paid to a shareholder who properly exercises dissenters' rights, will be reported to the extent required by the Code to USABancShares shareholders and the Internal Revenue Service. These amounts will ordinarily not be subject to withholding of U.S. federal income tax. However, backup withholding may apply to a shareholder unless the shareholder (1) is a corporation or other exempt recipient, and, when required, establishes this exemption, or (2) supplies USABancShares or the paying agent with the shareholder's taxpayer identification number and certifies that he is not currently subject to backup withholding and otherwise complied with applicable requirements of the backup withholding rules. Accordingly, each USABancShares shareholder will be asked to provide a correct taxpayer identification number on a Form W-9, which is to be included in the appropriate letter of transmittal for the shares of USABancShares Common Stock.

Reasons for the Recommendation of the Merger by the Board of Directors

     On March 8, 2002, following consultation with its legal and financial advisors, the board of directors of USABancShares unanimously concluded that the consideration to be received by the holders of shares of USABancShares Common Stock in the merger was fair to and in the best interests of those shareholders and that the terms of the merger were in the best interests of USABancShares and its shareholders. The board then approved the merger agreement and recommended that the USABancShares shareholders vote in favor of the approval and adoption of the merger agreement.

     In making its determination and recommendation as to the merger and the merger agreement at the March 8, 2002 board meeting described below, the board of directors considered a number of factors, including but not limited to the following:

     o The board considered the ability of USABancShares and vBank to comply with the terms of the Written Agreement between USABancShares and the Federal Reserve Bank of Philadelphia and the Cease and Desist Order between vBank and the Regional Director of the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking.

     o The board considered the ability of USABancShares and vBank to correct their other operating deficiencies, and the impact that these efforts at compliance would have on the continued viability of USABancShares and vBank as independent entities and on the short-term and long-term value of these entities for the shareholders of USABancShares.

     o The board considered that USABancShares' capital ratios are also significantly below the minimum required by USABancShares' banking regulators pursuant to its agreements with its regulators to achieve "well-capitalized" status. An acquiror would need to infuse a substantial amount of capital into USABancShares in order to comply with existing regulatory orders against the company.

     o The board considered the history of losses that both USABancShares and vBank have incurred as a result of their operations in recent years and determined that USABancShares and vBank could not remain independent without a significant infusion of additional capital.

     o The board considered that due to recent continued losses, budgeted losses for future periods and an inability to raise additional capital in a timely manner, USABancShares and vBank have been unable to meet the capital requirements of its aforementioned regulators and thus face a high probability of regulatory action, which significantly limit their value to a potential acquiror

     o The board considered that the merger consideration offered by BFHI was greater than two times the net book value of USABancShares at the time it approved the merger agreement and that no other credible potential bidders for USABancShares had offered such a high price for USABancShares.

     o The board considered that the $0.60 per share to be received by the holders of Common Stock represented a premium of 100% to the closing price on March 8, 2002, the day the board approved the merger agreement.

     o The board considered that it had agreed to the transaction with BFHI only after a number of potential parties had been contacted over an extended period of time in a lengthy proposal solicitation process designed to elicit third party proposals to acquire or invest in USABancShares.

     o The board considered that the proposal solicitation process, which began in September 2001, had been conducted in what the board believed to be an evenhanded manner and that third parties interested in USABancShares had been afforded the opportunity to submit a proposal had they wished to do so and had been given access to senior management and substantial amounts of information to assist in formulating a proposal.

     o The board considered that the aggregate consideration offered by BFHI in the proposal solicitation process undertaken by the board exceeded the board's assessment of the value of the credible proposals made by other parties.

     o The board received an oral opinion and a financial presentation from Ryan, Beck & Co., LLC at the March 8, 2002 meeting, which opinion was reconfirmed in writing as of the date hereof, to the effect that, as of such dates and based upon and subject to the matters stated in its opinion, the $0.60 per share to be received by the holders of Common Stock was fair, from a financial point of view, to the holders of the Common Stock. THE FULL TEXT OF THE RYAN, BECK & CO., LLC OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY RYAN, BECK, IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX B AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION OF RYAN, BECK & CO., LLC. In addition, the presentation of and the factors considered by Ryan, Beck & Co., LLC in its fairness opinion as discussed under "SPECIAL FACTORS - Opinion of Financial Advisor" on page 13, supported the board's determination.

     o The board considered that dissenters' rights will be available to the holders of Common Stock under Pennsylvania law.

     o The board considered that its solicitation efforts with respect to other potential buyers provided a substantial amount of time within which to gauge the current level of interest in USABancShares and to permit other potential buyers to come forward.

     o The board considered the provisions of the merger agreement that permit USABancShares to respond meaningfully to third party proposals for alternative transactions under specified circumstances. The board also considered that if the circumstances permitted USABancShares to accept an alternative proposal, USABancShares would have to pay BFHI a termination fee of $275,000 and BFHI would have the right to acquire up to 19.9% of the number of shares of USABancShares' Common Stock outstanding as of the date of the merger agreement at a price of $0.40 per share.

     o The board considered the history of negotiations with respect to the merger agreement and the transactions contemplated thereby as the product of arm's-length negotiations with BFHI.

     o The board, with the assistance of its legal and financial advisors, evaluated the merits and viability of the indications of interest received during the solicitation process and the relative strength of the BFHI proposal and concluded that the BFHI proposal was superior to each of the other non-binding proposals based on the amount and specificity of the purchase price being offered, the viability of the financing plans and the absence of material conditions that would be likely to affect the consummation of the merger.

     o The board considered that the consideration to be received in the merger is payable in cash, eliminating any uncertainty in valuing such consideration.

     o The board considered that the interests of certain directors of USABancShares and vBank and members of vBank's management in the merger were different from those of the holders of the Common Stock. The board was aware of those interests and considered them in making its determination.

     The foregoing discussion of the information and factors discussed by the board of directors is not meant to be exhaustive, but includes material factors considered by the board to support its decision that the merger is fair to and in the best interests of USABancShares and its shareholders and its recommendation that the shareholders approve the merger and approve and adopt the merger agreement.

     In view of the wide variety of factors considered in connection with its evaluation of the merger, the board did not find it practicable to, and did not, quantify or otherwise assign relative weight to the individual factors considered in reaching its determinations. The board believes that the factors listed above, as a whole, supported its determination that the merger is fair to and in the best interests of all of the holders of its Common Stock.

Opinion of Financial Advisor

     Ryan, Beck & Co., LLC, which we refer to as "Ryan, Beck," was retained by USABancShares on July 11, 2001, to act as USABancShares' financial advisor and render a fairness opinion with respect to a proposed investment in the company through a privately negotiated transaction. On August 14, 2001, this engagement was expanded to include financial advisory services relating to a potential acquisition of USABancShares including contacting organizations interested in either acquiring USABancShares or making an investment in USABancShares. Ryan, Beck is regularly engaged in the valuation of banks, bank holding companies, savings and loan associations, savings banks and savings and loan holding companies in connection with mergers, acquisitions and other securities-related transactions. Ryan, Beck has knowledge of, and experience with, the banking market in which USABancShares operates and banking organizations within this market, and was selected by USABancShares because of Ryan, Beck's knowledge of, experience with, and reputation in the financial services industry.

     The decision as to the final merger consideration was made by the board of directors of USABancShares. Ryan, Beck rendered an oral opinion to USABancShares' board on March 8, 2002 and rendered a subsequent written opinion dated as of the date of this proxy statement (a copy of which is attached as Appendix B to this proxy statement), that based on and subject to the assumptions, factors, and limitations as set forth in the attached opinion and as described below, the merger consideration is fair to USABancShares' shareholders from a financial point of view. No limitations were imposed by the USABancShares board of directors upon Ryan, Beck with respect to the investigations made or procedures followed by it in arriving at its opinion.

     THE FULL TEXT OF RYAN, BECK'S OPINION, WHICH SETS FORTH ASSUMPTIONS MADE AND MATTERS CONSIDERED, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT. SHAREHOLDERS OF USABANCSHARES ARE URGED TO READ THE ATTACHED RYAN, BECK OPINION IN ITS ENTIRETY. THE RYAN, BECK OPINION IS DIRECTED ONLY TO THE FINANCIAL FAIRNESS OF THE MERGER CONSIDERATION TO BE PAID TO USABANCSHARES SHAREHOLDERS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE RYAN, BECK OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE RYAN, BECK OPINION.

     In connection with its opinion, Ryan, Beck reviewed the following documents:

     o   The merger agreement and related documents;
     o   The preliminary version of this proxy statement;
     o USABancShares' Annual Reports to Shareholders and Annual Reports on Form 10-KSB for the years ended December 31, 2001, 2000 and 1999, and USABancShares' Quarterly Reports on Form 10-QSB for the periods ended September 30, 2001, June 30, 2001, and March 31, 2001;

     o Regulatory Orders to Cease and Desist entered into by vBank with the Federal Deposit Insurance Corporation and the Department of Banking of the Commonwealth of Pennsylvania, as well as the Written Agreement entered into by USABancShares with the Board of Governors of the Federal Reserve System;
     o Certain operating and financial information provided to Ryan, Beck by the management of USABancShares relating to their business and prospects;
     o The historical stock prices and trading volume of USABancShares' Common Stock;
     o The publicly available financial data of thrift organizations which Ryan, Beck deemed generally comparable to USABancShares; and
     o The terms of acquisitions of thrift organizations which Ryan, Beck deemed generally comparable in whole or in part to USABancShares.

Additionally, Ryan, Beck:

     o Conducted or reviewed such other studies, analyses, inquiries and examinations as it deemed appropriate;
     o   Analyzed the impact of the merger on BFHI;
     o Considered the future prospects of USABancShares in the event it remained independent; and
     o Met with certain members of USABancShares' senior management to discuss USABancShares' past and current business operations, regulatory standing, financial condition, strategic plan and future prospects, including any potential operating efficiencies and synergies, which may arise from the merger.

In connection with its review, Ryan, Beck relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information regarding USABancShares and its subsidiaries provided to Ryan, Beck by USABancShares and its representatives. Ryan, Beck is not an expert in the evaluation of allowances for loan losses. Therefore, Ryan, Beck has not assumed any responsibility for making an independent evaluation of the adequacy of the allowance for loan losses set forth in the consolidated balance sheet of USABancShares at December 31, 2001, and Ryan, Beck assumed such allowances were adequate and complied fully with applicable law, regulatory policy, sound banking practice and policies of the Securities and Exchange Commission as of the date of such financial statements. Ryan, Beck discussed certain operating forecasts and financial projections (and the assumptions and bases therefor) with the management of USABancShares. Ryan, Beck assumed that such forecasts and projections reflected the best currently available estimates and judgments of management. In certain instances, for the purposes of its analyses, Ryan, Beck made adjustments to such forecasts and projections, which in Ryan, Beck's judgment were appropriate under the circumstances. Ryan, Beck was not retained to nor did it make any independent evaluation or appraisal of the assets or liabilities of USABancShares or its subsidiaries nor did Ryan, Beck review any loan files of USABancShares or its subsidiaries. Ryan, Beck also assumed that the merger in all respects is, and will be, undertaken and consummated in compliance with all laws and regulations that are applicable to BFHI and USABancShares. As part of the foregoing assumptions, Ryan, Beck assumed that BFHI would be able to raise sufficient capital to purchase and recapitalize USABancShares. Ryan, Beck did not opine on any other aspects of the transaction other than the fairness of the merger consideration paid to USABancShares' shareholders assuming the transaction is consummated.

     The preparation of a fairness opinion on a transaction such as the merger involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, Ryan, Beck's opinion is not readily susceptible to summary description. In arriving at its opinion, Ryan, Beck performed a variety of financial analyses. Ryan, Beck believes that its analyses must be considered as a whole and the consideration of portions of such analyses and the factors considered therein, or any one method of analysis, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying Ryan, Beck's opinion. No one method of analysis was assigned a greater significance than any other.

     The forecasts and projections discussed with Ryan, Beck by the management of USABancShares were prepared by the management of USABancShares without input or guidance by Ryan, Beck. USABancShares does not publicly disclose internal management projections of the type provided to Ryan, Beck in connection with the review of the merger. Such projections were not prepared with a view towards public disclosure. The public disclosure of such projections could be misleading since the projections were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

     In its analyses, Ryan, Beck made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of USABancShares or BFHI. Any estimates contained in Ryan, Beck's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals nor do they necessarily reflect the prices at which companies or their securities may actually be sold.

     Ryan, Beck's opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of the date of the opinion. Events occurring after such date could materially affect the assumptions and conclusions contained in Ryan, Beck's opinion. Ryan, Beck has not undertaken to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion.

     Ryan, Beck was requested to, and did, solicit third party indications of interest with respect to either an acquisition of USABancShares or an investment in or other strategic transaction with USABancShares. Ryan, Beck contacted approximately 55 companies and/or individuals of which approximately 35 returned signed confidentiality agreements and thus received copies of a Confidential Information Memorandum. Of these 35 interested parties, Ryan, Beck received six written indications of interest of which four proved to be credible. Two parties were eliminated based upon their inability to demonstrate an ability to consummate the transaction. Of the four remaining parties, one withdrew its indication of interest, one was rejected several months prior to Ryan, Beck's March 8, 2002 opinion based on the price offered and liquidity issues with respect to its stock, and two conducted a due diligence investigation after which one party withdrew its indication of interest. Ryan, Beck also received a verbal indication of interest from one party who indicated an interest at a price significantly below book value (no dollar amount was indicated) as well as indications of interest from several parties expressing interest in purchasing only certain assets of vBank.

     The following is a brief summary of the analyses and procedures performed by Ryan, Beck in the course of arriving at its opinion. The summary does not purport to be a complete description, but is a brief summary of the material analyses and procedures performed by Ryan, Beck in the course of arriving at its opinion. The analyses were updated to reflect final year-end 2001 audited financial statements that were provided to Ryan, Beck subsequent to March 8, 2002 and the data presented herein reflects the updated analyses.

     Analysis of Selected Publicly Traded Companies: Ryan, Beck compared the financial data for USABancShares as of January 31, 2002 to the most recently available financial data of a peer group of eleven selected thrifts located in the New England, Mid-Atlantic and Southeast regions of the United States with assets between $200 million and $300 million for which public trading and pricing information was available. Ryan, Beck deemed this group to be generally comparable to USABancShares. The following table compares selected statistics of USABancShares with the median ratios and average ratios for the eleven selected thrifts comprising the peer group:


----------------------------------------------------------------------------------------------------------------
                                                                                     Peer               Peer
                                                             USABancShares(1)      Average(2)          Median(2)
                                                             ----------------      ----------          ---------
  Capitalization
  Total Assets  (000s)                                          $257,062           $257,949           $257,250
  Total Shareholders' Equity  (000s)                                 952             25,516             24,408
  Total Equity / Assets                                             0.37%              9.96%             10.45%
  Tangible Equity / Tangible Assets                                 0.35               9.70              10.45
  Tier I Capital / Risk-Adj Assets (3)                              1.01              15.91              16.71
  Total Capital / Risk-Adj Assets                                   2.02              16.81              17.57

  Asset Quality
  Non-Performing Loans + 90 Days P.D. / Loans                       0.26%              1.30%              1.31%
  Loan Loss Reserves  / NPLs + 90 Days P.D.                       509.31             128.14              64.19
  Loan Loss Reserves  / Loans                                       1.33               0.79               0.85
  Non-Performing Assets  + 90 Days P.D. / Assets                    0.16               0.88               0.58
  Non-Performing Assets / Equity                                   42.86               9.79               5.69

  Loan & Deposit Composition
  Total Loans / Total Assets                                       60.98%             61.11%             60.89%
  Total Loans / Deposits                                           74.38              83.99              84.28
  Non-Interest-Bearing Deposits/Total Deposits                      1.53               6.00               4.79
  Total CD's/Total Deposits                                        74.67              69.17              69.17
  Time Deposits > $100,000 / Total Deposits                        32.26              12.20              12.20

  Performance
  Return on Average Assets                                         (0.39)%             0.84%              0.82%
  Return on Average Equity                                        (37.87)              8.28              10.14
  Net Interest Margin                                               2.48               3.16               3.08
  Yield on Interest Earning Assets                                  8.09               7.47               7.55
  Cost of Interest-Bearing Liabilities                              5.46               4.81               4.67
  Non Interest Income / Average Assets                              0.31               0.69               0.56
  Non Interest Expense/Avg Assets                                   3.10               2.61               2.44
  Efficiency Ratio (4)                                            116.78              69.41              68.11

  Growth Rates
  Asset Growth                                                    (22.79)%             3.49%              1.75%
  Loan Growth Rate                                                (13.47)              0.46             (0.48)
  Deposit Growth Rate                                             (25.24)              5.34               5.23

  Market Statistics
  Stock Price at March 6, 2002                                     $0.27                 NM                 NM
  Price / LTM EPS                                                     NM              14.33x             11.76x
  Price / Book Value                                              157.53%            100.85%             94.74%
  Price / Tangible Book Value                                     164.81             104.47              97.59
  Dividend Yield                                                    0.00%              2.87%              2.85%

(1) As of or for the month ended 01/31/02 (income statement data and ratios are annualized)
(2)   For the latest 12 months period.
(3) Tier 1 capital is defined as total equity less disallowed goodwill and other intangibles less net unrealized gains on available for sale securities plus qualifying minority interests in consolidated subsidiaries plus other additions/(deductions) to Tier 1 capital.
(4) Efficiency ratio is defined as non-interest expense divided by the sum of net interest income plus non-interest income.
--------------------------------------------------------------------------------

     USABancShares' capital ratios are significantly lower than its peer group on an equity to asset (0.37% vs. peer median 10.45%), Tier 1 capital to risk adjusted assets (1.01% vs. peer median 16.71%) and total capital to risk adjusted assets (2.02% vs. peer median 17.57%) basis. USABancShares' capital ratios are also significantly below the minimum required by USABancShares' banking regulators pursuant to its agreements with its regulators to achieve "well-capitalized" status. An acquiror would need to infuse a substantial amount of capital into USABancShares in order to comply with existing regulatory orders against the company. In an attempt at compliance with these existing regulatory orders, USABancShares has been in the process of shrinking the company as reflected in its negative growth in assets, deposits and loans. Additionally, USABancShares' current capital ratios subject USABancShares to substantial risk of regulatory intervention. Ryan, Beck noted that the performance of USABancShares as measured by return on average assets and return on average equity was significantly below that of the peer group and reflects continued losses. It was further noted that USABancShares' net interest margin lagged the peer group (2.48% vs. peer median of 3.08%) due in part to its high cost of interest-bearing liabilities (5.46% vs. peer median of 4.67%). USABancShares' non-interest income to average assets was slightly over half that of the peer group (0.31% vs. peer median 0.56%); while USABancShares' non-interest expense to average assets was greater than the peer group by 66 basis points (3.10% vs. peer median 2.44%). These relatively low revenue levels coupled with relatively high non-interest expenses contributed to USABancShares' efficiency ratio being nearly double that of the peer group median (116.78% vs. peer median 68.11%). Additionally, Ryan, Beck noted that USABancShares had a lower level of non-performing loans in relation to total loans (0.26% vs. peer median 1.31%) and a significantly larger loan loss reserve as measured by loan loss reserves as a percent of either loans (1.33% vs. peer median 0.85%) or non-performing loans plus loans 90 days past due (509.31% vs. peer median 64.19%) than that of its peers, indicating good asset quality at USABancShares. Lastly, Ryan, Beck noted that USABancShares' stock price at March 8, 2002 was at a significantly higher percentage of book value (157.53% vs. peer median 94.74%) and tangible book value (164.81% vs. peer median 97.59%) than its peers. USABancShares' pricing multiples relative to book value reflect a premium valuation in the market place despite USABancShares' financial performance being significantly inferior to peer group companies.

     Analysis of Selected Transactions: Ryan, Beck compared USABancShares' financial data as of January 31, 2002 with that of a group of thirteen selected transactions announced since January 1, 1992 and for which pricing data pertaining to the transactions was publicly available. Ryan, Beck considered these companies to be "troubled companies" at the time of announcement of their acquisition and therefore to be generally comparable to USABancShares in that regard. The criteria for this group was, thrifts located in the United States with assets between $50 million and $700 million and an equity to assets ratio below 3.5%. The following table compares selected statistics of USABancShares with the median ratios and average ratios for the thirteen acquired companies in these transactions:

  -----------------------------------------------------------------------------

                                                      Peer Group   Peer Group
                                     USABancShares       Average       Median
                                     -------------       -------       ------

  Total Assets (000's)                    $257,062      $222,992     $114,634

  Tangible Equity / Tangible Assets           0.35%         2.60%        2.97%

  Return on Average Assets                  (0.39)        (1.77)       (0.74)

  Return on Average Equity                 (37.87)       (68.03)      (32.79)

  Non-Performing Assets / Assets              0.16          6.50         5.60

  Operating Expenses / Assets                 3.10          4.90         3.11

  Efficiency Ratio                          116.78        121.40       124.26

  -----------------------------------------------------------------------------

Assuming a transaction value of $0.60 per share, Ryan, Beck calculated the transaction value as a multiple of USABancShares' January 31, 2002 stated book value, tangible book value, diluted earnings from the month of January 2002 annualized, tangible book premium over core deposits and premium over USABancShares' March 8, 2002 stock price of $0.30 as follows:

----------------------------------------------------------------------------

Percentage of Stated Book Value:                                 352.94%

Percentage of Tangible Book Value:                               375.00%

Multiple of the Month ending 01/31/02 EPS annualized:              NM

Tangible Book Premium over Core Deposits                          1.70%

Market Premium                                                    100%

----------------------------------------------------------------------------

The average and median pricing ratios for the comparable transactions are illustrated in the chart below:

-------------------------------------------------------------------------------

             Price/           Price/              Price/         Core Deposit
           Book Value  Tangible Book Value     LTM Earnings        Premium
           ----------  -------------------     ------------        -------

Average     119.43  %      120.04     %            NM    %        0.70    %

Median      99.70          102.77                  NM             0.04

-------------------------------------------------------------------------------

The imputed value of USABancShares, based upon the average and median ratios of the comparable transactions, can be seen in the chart below:

-------------------------------------------------------------------------------
                          Price/
           Price/        Tangible          Price/      Core Deposit    Median
         Book Value     Book Value      LTM Earnings      Premium       Value
         ----------     ----------      ------------      -------       -----

Average     $0.20          $0.20             NM            $0.34        $0.20

Median      $0.17          $0.17             NM            $0.17        $0.17

-------------------------------------------------------------------------------

The value of the transaction at $0.60 is more than three times the imputed value of the comparable transactions based on the median ratios.

     No company or transaction used in the Analysis of Selected Publicly Traded Companies and Analysis of Selected Transactions sections is identical to USABancShares or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved, market areas in which the companies operate and other factors that could affect the trading values of the securities of the company or companies to which they are being compared.

     Impact Analysis: Ryan, Beck analyzed the merger in terms of its affordability to BFHI based upon BFHI's indication that it is seeking to raise $20 million from its proposed private placement of common stock to pay the purchase price ($0.60 per share of USABancShares Common Stock), as well as recapitalize USABancShares following the merger. Based upon certain assumptions, including those with respect to cost savings and other synergies from the merger, stand-alone earnings projections and asset growth rates provided by USABancShares, the analysis showed that the proposed merged entity's resulting capital ratios, displayed below, would be sufficient to render it well-capitalized for regulatory purposes.

-----------------------------------------------------------------------------

   Pro Forma Total Risk-Adjusted Capital Ratio                       11.63%

   Pro Forma Tier 1 Risk-Adjusted Capital Ratio                      10.32%

   Pro Forma Leverage Ratio                                           9.00%

-----------------------------------------------------------------------------

     Discounted Dividend Analysis: Using a discounted dividend analysis, Ryan, Beck estimated the present value of the future dividend stream that USABancShares could produce in perpetuity. Projection ranges for USABancShares' five-year balance sheet and income statement were provided by USABancShares' management and based on certain assumed growth rates. Management's projections were based upon various factors and assumptions, many of which are beyond the control of USABancShares. These projections are, by their nature, forward-looking and may differ materially from the actual future values or actual future results for the reasons discussed above. The actual future values or results may be significantly more or less favorable than suggested by such projections. This analysis produced a negative valuation for USABancShares, however, primarily based on the assumption that USABancShares is unlikely to be profitable in the future without a significant capital infusion.

     These analyses do not purport to be indicative of actual values or expected values or an appraisal range of the shares of USABancShares' Common Stock. The discounted dividend analysis is a widely used valuation methodology, but Ryan, Beck noted that it relies on numerous assumptions, including expense savings levels, dividend payout rates, terminal values and discount rates, the future values of which may be significantly more or less than such assumptions. Any variation from these assumptions would likely produce different results.

     Regulatory Matters. On July 11, 2001, vBank entered into a Stipulation and Consent to entry of Order to Cease and Desist with each of the Federal Deposit Insurance Corporation and the Department of Banking of the Commonwealth of Pennsylvania, and USABancShares entered into a Written Agreement with the Board of Governors of the Federal Reserve System regarding among other things, USABancShares' and vBank's insufficient capital positions. Due to recent continued losses, budgeted losses for future periods and an inability to raise additional capital in a timely manner, USABancShares and vBank have been unable to meet the capital requirements of its aforementioned regulators and thus face a high probability of regulatory action, which significantly limit their value to a potential acquiror.

     Going Concern Opinion. Ryan, Beck noted that the auditor's opinion for USABancShares included with USABancShares' audited financial statements for the year ended December 31, 2001 indicated that USABancShares and vBank, its primary operating subsidiary, failed to meet various regulatory capital requirements at December 31, 2001 and that this factor, among others, raises substantial doubt about USABancShares' ability to continue as a going concern.

     In connection with Ryan, Beck's updated opinion dated as of the date of this proxy statement and contained as Appendix B to this proxy statement, Ryan, Beck confirmed the appropriateness of its reliance on the analyses used to render its March 8, 2002 opinion, as subsequently updated to reflect the results of audited year-end 2001 financial statements by performing procedures to update certain of such analyses and by reviewing the assumptions and conclusions contained in the March 8, 2002 opinion.

     With regard to Ryan, Beck's services in connection with the merger, USABancShares will pay Ryan, Beck an advisory fee in connection with the merger, a substantial part of which is contingent upon the consummation of the merger. USABancShares will pay an advisory fee of $200,000, of which approximately $88,000 has been paid. USABancShares has agreed to pay Ryan, Beck approximately $47,000 for issuing the fairness opinion included in this proxy statement with the remainder of the fee payable at closing. In addition, USABancShares has agreed to reimburse Ryan, Beck for its reasonable out-of-pocket expenses, which shall not exceed $7,500 without the prior consent of USABancShares. USABancShares has also agreed to indemnify Ryan, Beck and certain related persons against certain liabilities, including liabilities under federal securities law, incurred in connection with its services. The amounts of Ryan, Beck's fees were determined by negotiation between USABancShares and Ryan, Beck.

     Ryan, Beck has not had an investment banking relationship with USABancShares within the last three years. Ryan, Beck's research department does not provide published investment analysis on USABancShares. In the ordinary course of its business as a broker-dealer, Ryan, Beck may actively trade equity securities of USABancShares for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

     Ryan, Beck has not had an investment banking relationship with BFHI. Ryan, Beck is not a market maker in BFHI's common stock. Ryan, Beck's research department does not provide published investment analysis on BFHI.

                            BACKGROUND OF THE MERGER

     Commencing in May 1999, USABancShares and vBank decided to shift their strategic focus from operating a community-oriented bank to one focused primarily on providing banking services on the Internet. To accomplish this goal, and to rapidly expand its Internet banking presence, USABancShares and vBank entered into numerous strategic relationships involving significant contractual commitments. As a result of USABancShares' shift to an Internet banking focus, USABancShares began to incur significant expenditures and suffered losses. This resulted in an erosion of USABancShares and vBank's regulatory capital. Over the course of 1999 and 2000, USABancShares and vBank continued to incur losses and suffered a further reduction in capital. In October 2000, as a result of, among other things, vBank's continuing losses and reduction in regulatory capital, vBank entered into an informal Memorandum of Understanding with the Regional Director of the Federal Deposit Insurance Corporation and the Director of Supervision and Enforcement of the Commonwealth of Pennsylvania in which vBank agreed to implement certain plans designed to return vBank to operating profitability and increase its regulatory capital.

     From November 2000 to April 2001, USABancShares engaged the investment banking firm of Cohen Bros. & Co., Inc. to assist USABancShares in attempting to raise additional capital.

     In late February 2001, Kenneth L. Tepper, then President and Chief Executive Officer of USABancShares and Chief Executive Officer of vBank, resigned (and many of his responsibilities were assumed by Craig J. Scher, vBank's President).

     On March 2, 2001, as a result of USABancShares' continued losses and inability to raise additional capital, USABancShares entered into a Written Agreement with the Board of Governors of the Federal Reserve System. The Written Agreement required USABancShares to, among other things, increase its capital and return to profitability.

     Between February 2001 and May 2001, USABancShares negotiated with a third party about making a strategic investment of approximately $9 million in USABancShares to increase its regulatory capital. As part of these negotiations, USABancShares had also approached the investor about extending a loan to USABancShares in the principal amount of $2.6 million, the proceeds of which would be used to repay the loan which USABancShares had with another financial institution to cure outstanding violations of Sections 23A and 23B of the Federal Reserve Act. In connection with this possible loan, the strategic investor was to receive additional warrants to acquire shares of Common Stock. In May 2001, the strategic investor commenced due diligence and the preparation of definitive documentation. In early June 2001, the strategic investor acquired 500,000 shares of USABancShares' Common Stock from vBank for $750,000 in cash. In late June 2001, vBank suffered a $2,976,000 loss from a defalcation caused by a longstanding customer of vBank. Shortly thereafter, the strategic investor decided not to proceed with its potential transaction.

     On July 11, 2001, vBank entered into a Cease and Desist Order with the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking. The Cease and Desist Order sets forth requirements with respect to vBank's assets, capital position, and policies and procedures and requires vBank to conduct its business in accordance with its terms and conditions and make periodic reports to vBank's banking regulators.

      In July 2001, after contacting a number of investment banking firms, USABancShares engaged Ryan, Beck as its financial advisor to assist USABancShares with respect to evaluating various strategic alternatives, including a possible equity investment in, or a sale of, USABancShares and/or vBank. In connection with its engagement, Ryan, Beck prepared a confidential placement memorandum containing financial and other information concerning USABancShares and vBank. The board of directors of USABancShares authorized Ryan, Beck to use the materials to solicit indications of interest from potentially interested parties about pursuing a strategic transaction with USABancShares. Commencing in September 2001, and continuing through November 2001, Ryan, Beck distributed these materials to approximately 55 parties to ascertain their potential interest in an investment in, or acquisition of, USABancShares and vBank. These parties included parties that Ryan, Beck believed would be likely interested in, and financially able to complete, a transaction involving USABancShares and vBank and parties that had contacted USABancShares and/or Ryan, Beck on an unsolicited basis. Of the 55 parties, approximately 35 returned confidentiality agreements. As a result of this process, USABancShares received written expressions of interest from six parties about proceeding with a possible transaction. These potentially interested parties included individuals and banks and/or bank holding companies both within and outside USABancShares' primary market area.

     Ryan, Beck met and/or consulted with management and the board of directors from September 2001 through November 2001 to evaluate these various expressions of interest and to advise the board as to possible alternative courses of action. Upon instruction by the board, Ryan, Beck initiated discussions with these parties to determine their level of interest, evaluate their backgrounds and assess their ability to consummate a possible transaction from both a financial and regulatory perspective. Two parties were eliminated based upon their inability to demonstrate an ability to consummate the transaction. Of the four remaining parties, one withdrew its indication of interest, one was rejected several months before Ryan, Beck's March 8, 2002 opinion based on the price offered and liquidity issues, and two conducted a due diligence investigation after which one party withdrew its indication of interest. Ryan, Beck also received a verbal indication of interest from one party that indicated an interest at a price significantly below book value (no dollar amount was indicated) as well as indications of interest from several parties expressing interest in purchasing only certain assets of vBank. Finally, a bank holding company within USABancShares' primary market area submitted a written non-binding offer to acquire all of USABancShares' outstanding shares in a stock for stock transaction which the bidder valued at $1.00 per share. The board expressed some concern about the offer since the potential bidder was privately-held and, therefore, there would be some difficulty in determining a value for its capital stock. Nevertheless, the board invited this party to commence due diligence, which due diligence started in December 2001. After several weeks of due diligence, without specifying any reason, this potential bidder decided not to proceed with a transaction.

     In January 2002, Craig J. Scher, the President and Chief Executive Officer of vBank, contacted Brian M. Hartline, USABancShares' former chief financial officer, to inquire about Mr. Hartline's possible interest in proceeding with a transaction with USABancShares and vBank. At that time, Mr. Hartline was the chief executive officer of another bank holding company located in Reading, Pennsylvania, which bank holding company had previously publicly announced that it was to be acquired by another institution. Mr. Scher and Mr. Hartline conducted discussions concerning the formation by Mr. Hartline of a newly-formed bank holding company for purposes of evaluating, and possibly proceeding with, a transaction. Mr. Hartline was invited to begin a due diligence investigation.

      Following the conclusion of Mr. Hartline's due diligence investigation, on February 22, 2002, Mr. Hartline submitted to the board a non-binding letter to intent indicating his willingness, on behalf of BFHI, to proceed with a possible transaction. In connection with the submission of the letter of intent, Mr. Hartline provided to the board expressions of interest from a number of potential investors indicating their willingness to invest a total of $15 million in BFHI. In the letter of intent, BFHI offered to acquire all of the outstanding shares of Common Stock of USABancShares for $0.60 per share. The letter of intent also contained an offer to extend a loan of $2,976,000 for the purpose of repaying the loan owed by USABancShares to another financial institution and the separate loan owed by USABancShares to vBank. To proceed toward the preparation of definitive documentation concerning its proposal, BFHI also required USABancShares and vBank to agree that if definitive documentation relating to a potential transaction in form customary for similar transactions had been agreed to by the parties and, then, a definitive agreement was not executed by USABancShares and vBank on or before March 8, 2002, USABancShares and vBank would be obligated to reimburse BFHI for out-of-pocket expenses up to a maximum of $125,000. On February 25, 2002, the board, along with legal counsel and representatives of Ryan, Beck, convened to discuss BFHI's proposal. At this meeting, counsel reviewed with the board its fiduciary duties under Pennsylvania law. The proposal was then reviewed at length by counsel and Ryan, Beck with the board. Thereafter, the board authorized management of USABancShares and vBank and counsel to negotiate and finalize the terms of the letter of intent. Following numerous discussions between BFHI, USABancShares, vBank and their respective counsel, the letter of intent was executed by the parties late on February 25, 2002.

     In early February 2002, USABancShares had also been approached by a bank holding company located in the Philadelphia, Pennsylvania metropolitan area about conducting due diligence. While this party did not offer a specific proposal as to a transaction, this party asked and was permitted to begin due diligence commencing on the week of February 24, 2002. On Thursday, February 28, 2002, this party decided to discontinue its due diligence investigation until negotiations between BFHI and USABancShares had either been concluded or terminated.

     USABancShares, vBank and Mr. Hartline commenced negotiations toward definitive documentation relating to BFHI's proposal. Drafts of the proposed definitive agreement were distributed to the boards of directors of USABancShares and vBank during the week of March 3, 2002. On the afternoon of March 8, 2002, the boards of USABancShares and vBank met to consider and review the proposed definitive agreement. At this meeting, legal counsel for USABancShares and vBank advised the directors concerning their fiduciary duties under Pennsylvania law, reviewed in detail the terms of the proposed definitive documentation and discussed all material aspects of the proposed transaction, including any benefits to be received by directors. Also at this meeting, representatives of Ryan, Beck reviewed the marketing process that had commenced in July 2001, reviewed various financial aspects of the transaction, and provided the boards with a detailed financial analysis concerning the proposed transaction. Thereafter, Ryan, Beck provided its oral opinion that the terms of the merger consideration were fair to the shareholders of USABancShares, from a financial point of view.

     Thereafter, the boards asked Mr. Scher and legal counsel for USABancShares to continue negotiations with BFHI during the meeting to attempt to resolve any open issues. Negotiations between USABancShares, BFHI and their respective legal counsel continued throughout the evening on March 8, 2002. Finally, the boards of directors of USABancShares and vBank authorized the execution of the definitive agreement between BFHI and USABancShares and vBank, and the definitive agreement was entered into on March 9, 2002.


                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the board of directors with respect to the merger, you should be aware that certain members of the boards of directors of USABancShares and vBank and senior management of vBank have interests that may present actual, potential or the appearance of potential conflicts of interest in connection with the merger.

     Under the merger agreement, BFHI has agreed to take all necessary action to elect Wayne O. Leevy, one of the current directors of USABancShares and vBank, to the board of directors of BFHI following the effective time and to continue Mr. Leevy's service as a director of vBank. BFHI has also agreed to assume, for a period of two years following the effective time of the merger, the automobile lease payments that are currently being paid by vBank with respect to the automobile currently being operated by George M. Laughlin, the current chairman of the board of directors of USABancShares and a director of vBank. BFHI has further agreed to pay Clarence L. Rader, one of the current directors of USABancShares and the chairman of the board of directors of vBank, an amount equal to $5,000 per month for a period of 18 months following the effective time of the merger, in consideration for the termination of all pension obligations that Mr. Rader has been receiving from vBank for the past five years.

     In addition, Craig J. Scher, the current President and Chief Executive Officer of vBank, has agreed to enter into a new employment agreement with vBank upon consummation of the merger, the form of which is incorporated by reference and attached as an exhibit to the merger agreement attached as Appendix A to this proxy statement. The employment agreement provides for, among other things, the following:

     o Mr. Scher will serve as President of the Philadelphia Region of vBank following the merger for a term of not less than three years, subject to one-year extensions in the discretion of the board of directors of vBank based upon its annual review of Mr. Scher's performance;

     o vBank will pay Mr. Scher a minimum base salary equal to $175,000 per year for his service, which base salary will be subject to increase in the discretion of the board of directors of vBank;

     o Mr. Scher will be entitled to (i) participate in any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership or other plans, benefits and privileges given to employees and executives of vBank, (ii) take up to four weeks of vacation per year and (iii) use an automobile provided by vBank;

     o if Mr. Scher's employment is terminated by reason of his death or disability during the term of the agreement, he (or his estate) will continue to receive his salary through the duration of the term of the agreement;

     o   if Mr. Scher's employment is terminated:

         (i) by vBank other than (a) for "cause" (defined to include dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation or final cease-and-desist order or material breach of the employment agreement) or (b) by reason of Mr. Scher's death or disability, or

         (ii) by Mr. Scher (a) due to a material breach of the employment agreement by vBank or (b) for "good reason" (defined as the occurrence of any of the following within two years after a change in control of vBank or BFHI: a failure to elect or appoint Mr. Scher as the President of the Philadelphia Region of vBank, a material adverse change in Mr. Scher's duties, a reduction in Mr. Scher's base salary, a relocation of Mr. Scher to anywhere other than the Philadelphia, Pennsylvania metropolitan area, a termination of Mr. Scher's employment for disability other than in compliance with the provisions of the employment agreement or a failure to have the employment agreement assumed by any successor in the change in control)

         Mr. Scher will be entitled to cash severance in the amount of two times his base salary in effect at the time of termination, as well as continued participation in vBank's benefit plans until the earlier of two years following this termination or his full-time employment by another employer;

     o Mr. Scher will agree that (i) for so long as he remains employed by vBank or continues to receive severance payments from vBank following the termination of his employment, he will not compete with vBank, and
         (ii) until the later of one year following the termination of his employment with vBank or such time as he no longer receives severance payments from vBank, he will not solicit or hire any employees of vBank or any of its affiliates; and

     o in connection with vBank's existing obligations to Mr. Scher under his current employment agreement with vBank, vBank will pay Mr. Scher an aggregate amount equal to $350,000, half of which amount will be payable at the effective time of the merger and the other half of which amount will be payable upon the earlier of the first anniversary of the consummation of the merger or the termination of the employment agreement for any reason.

     Each of the agreements and arrangements described above is subject to the approval of the Federal Deposit Insurance Corporation under certain of its regulations that require approval of any payments to directors and executive officers under limited circumstances. If this approval is not obtained with respect to any or all of these agreements and arrangements, but all other conditions to the consummation of the merger have been satisfied, USABancShares and vBank will be obligated to consummate the merger notwithstanding the fact that BFHI will be prohibited from honoring those agreements and arrangements for which the approval of the Federal Deposit Insurance Corporation was not obtained.

     Ryan, Beck, the financial advisor to the board of directors, will receive fees of approximately $200,000 in connection with the merger.

     The board of directors was aware of these potential or actual conflicts of interest and considered them along with other matters described in this proxy statement under "SPECIAL FACTORS - Reasons for the Recommendation of the Merger by the Board of Directors" on page 11 and "BACKGROUND OF THE MERGER" on page 20.

                             FINANCING OF THE MERGER

General

     BFHI, as the ultimate surviving entity, intends to conduct an equity financing involving the private placement of its common stock in order to finance the payment of the merger consideration and the fees and expenses in connection with the merger and to adequately capitalize BFHI and vBank following the merger to comply with applicable laws and regulations of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking. BFHI has advised USABancShares that it believes that the total amount of funds necessary to finance these transactions and the related fees and expenses will be approximately $20 million.

The BFHI Loan

     Under the merger agreement, BFHI agreed that, upon receipt of the approval of the Federal Reserve Bank of Philadelphia, BFHI would lend $2,976,000.00 USABancShares for the purpose of repaying certain loans outstanding from another financial institution in the principal amount of $2,626,000 and a loan in the principal amount of $350,000 from vBank in order to cure violations by USABancShares and vBank of Section 23A and 23B of the Federal Reserve Act. The Federal Reserve Bank of Philadelphia approved the application in respect of this loan by letter dated March 25, 2002, and BFHI made the loan to USABancShares on March 29, 2002. The extension of this loan and the repayment of the amounts owed to the other financial institution to cure the violations of Section 23A and 23B of the Federal Reserve Act.

     The loan from BFHI matures and becomes due upon the earliest to occur of the following:

     o   September 9, 2002;

     o   the completion of the merger; or

     o the occurrence of a Triggering Event (see "THE SPECIAL MEETING - Proposal 1. Adoption of the Merger Agreement - The Merger Agreement - Termination Fee" on page 41).

     The promissory note issued by USABancShares to BFHI in respect of the loan provides that the principal amount of the loan will bear interest at the rate of eight percent per annum from the date the loan was made through the maturity date. The interest accrues daily and is payable, together with the principal amount of the loan, on the maturity date. The loan is not secured and may be prepaid in full by USABancShares at any time, without penalty or premium, upon five days prior written notice to BFHI.

     Upon the occurrence of any of the following events, each of which is an event of default under the promissory note, BFHI may declare the principal amount of, and all accrued but unpaid interest on, the loan to be immediately due and payable:

     o the entry of a decree or order by a court (i) adjudging USABancShares a bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for USABancShares under federal bankruptcy laws or any other similar applicable law, which decree or order continues undischarged or unstayed for a period of 90 days; or

     o the entry of a decree, order or other decision of a court, agency or supervisory authority for the appointment of any person to act as a receiver, conservator, liquidator, trustee or assignee in bankruptcy or insolvency of USABancShares or a substantial part of its property, which decree, order or decision remains undischarged and unstayed for a period of 90 days; or

     o the assumption by any court, agency or supervisory authority of custody or control of USABancShares or a substantial part of its property under the provisions of any insolvency, bankruptcy or other law for the relief or aid of creditors or depositors, which custody or control has not been terminated or stayed within 90 days from the date of assumption of such custody or control; or

     o the sequestration or attachment of a substantial part of the property of USABancShares, which property has not been returned to the possession of USABancShares or released within 90 days from the date of sequestration or attachment; or

     o the institution of proceedings by USABancShares to be adjudicated a voluntary bankrupt, or the consent by USABancShares to the filing of a bankruptcy proceeding against it, or the filing by USABancShares of a petition, answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under federal bankruptcy laws or any other similar applicable law, or the consent by USABancShares to the filing of any such petition or the appointment of a receiver, conservator, liquidator, trustee or assignee in bankruptcy or insolvency of it or a substantial part of its property, or the making by USABancShares of any assignment for the benefit of creditors, or the admission in writing by USABancShares of its inability to pay its debts generally as they become due, or the taking by USABancShares of any corporate action in furtherance of any of the foregoing purposes; or

     o the failure by USABancShares to pay the principal amount of, and all accrued but unpaid interest on, the loan on the maturity date, which failure continues for ten days; or

     o the use by USABancShares of the proceeds of the loan for any purpose other than to repay the loans outstanding from vBank and the other financial institution.

     Following the maturity date, BFHI may transfer the promissory note, subject to certain restrictions on transfer contained in the promissory note and to compliance by BFHI with all applicable securities laws.

     If the merger is completed, BFHI has indicated that, rather than causing the loan to be repaid by USABancShares, BFHI intends to convert the loan into additional shares of Common Stock in USABancShares.

Financing for the Merger

     BFHI has been minimally capitalized to date and is conducting a private placement to accredited investors concurrent with this proxy solicitation in which it is seeking to raise between $20 and $30 million in capital through the sale of its common stock. BFHI has determined that a minimum of $20 million is necessary to pay the merger consideration, provide for expenses of the merger transaction, capitalize BFHI and provide additional capital to vBank so that it is considered "well capitalized" for regulatory purposes. BFHI is willing to raise up to $30 million, which additional proceeds would be available for working capital and the future further expansion of BFHI or vBank.

     BFHI will not permit any one investor, either alone or acting in concert with others, to acquire more than 9.99% of the outstanding BFHI common stock on a proforma basis. The private placement is scheduled to close on [_____], 2002, which period may be extended in the sole discretion of BFHI. There can be no assurance that BFHI will be successful in raising the capital necessary to complete the merger.

                      GOVERNMENTAL AND REGULATORY APPROVAL

     The merger is subject to the prior approval of the Board of Governors of the Federal Reserve System under the Bank Holding Company Act and the Pennsylvania Department of Banking under the Pennsylvania Banking Code. On April 25, 2002, BFHI submitted a draft of its application for approval to the Federal Reserve Board and on April 26, 2002 submitted a draft of its application for approval to the Pennsylvania Department of Banking. Upon receipt of comments from each agency, BFHI will submit its application in final form.

     In general, the Federal Reserve Board must consider the financial and managerial resources and future prospects of the institutions involved in the transaction and the convenience and needs of the communities to be served. The Federal Reserve Board cannot approve the merger if it determines that the merger would:

     o result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States,

     o lessen competition substantially or tend to create monopoly in any section of the country, or

     o be a restraint of trade in any other manner, unless the Federal Reserve Board finds that the anti-competitive effects of the merger are clearly outweighed in the public interest by the probable effect of its meeting the convenience and needs of the communities to be served.

     In addition, the Federal Reserve Board has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position.

     Under the Bank Holding Company Act, the merger may not be consummated until the thirtieth day following the date of Federal Reserve Board approval, during which time the Department of Justice may challenge the merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board's approval unless a court specifically orders otherwise. With the approval of the Federal Reserve Board and the Department of Justice, the waiting period following Federal Reserve Board approval may be reduced to no less than fifteen days. The Bank Holding Company Act provides for the publication of notice and public comment on the application and authorizes the regulatory agency to permit interested parties to intervene in the proceedings.

     In determining whether to approve the application for the change-in-control involving USABancShares and vBank, the Pennsylvania Department of Banking will consider, among other factors, whether the change-in-control is consistent with adequate or sound banking. The Department will also consider the public interest and the needs and convenience of the area primarily to be served after the merger. Further, it is the policy of the Department to ensure the safe and sound conduct of banking organization and to maintain public confidence in the business of banking and protect the public interest and the interests of depositors, creditors, and shareholders.

     BFHI has advised USABancShares that it anticipates receiving the approval of the Federal Reserve Board and the Pennsylvania Department of Banking during the third or fourth quarter of 2002. However, there can be no assurance as to whether these regulators will approve the merger and, if it does, as to the timing of its approval. The consummation of the merger is conditioned upon the obtaining of all required regulatory approvals without the imposition of conditions that are not customary and the expiration of all statutory waiting periods. There can be no assurance that this condition will be satisfied.

                          INFORMATION ABOUT THE PARTIES

USABancShares.com, Inc. and vBank, a Savings Bank

     USABancShares.com, Inc., which we refer to as "USABancShares," is a Pennsylvania corporation headquartered in Philadelphia, Pennsylvania and is the registered bank holding company of vBank, a Savings Bank, which we refer to as "vBank," a Pennsylvania-chartered savings bank that does business under the name BankPhiladelphia. vBank, which is the primary business of USABancShares, has operated as a community banking institution for over 115 years and is also headquartered in Philadelphia, Pennsylvania, with four existing banking branches in Pennsylvania located in Philadelphia (2), Wynnewood and Plymouth Meeting. As of March 31, 2002, USABancShares had total assets of $242.1 million, total liabilities of $241.4 million and shareholders' equity of $694,000.

     In November 1995, USABancShares was organized to facilitate the acquisition of vBank. Following such acquisition, senior management of vBank undertook a dual strategy of (i) growing vBank's loan portfolio through the purchase of pools of primarily performing loans at a discount, and (ii) expanding vBank's retail banking franchise with an increasing emphasis on loan originations. The principal components of vBank's loan portfolio are commercial real estate and residential one-to-four family mortgage loans and, to a much lesser extent, commercial business loans and home equity loans, passbook and other consumer loans. As of March 31, 2002, vBank's total loans receivables, net, amounted to $141.8 million, which represented approximately 58.6% of its total assets.

     Beginning in August 1999 and continuing through the second quarter of 2000, USABancShares was engaged in an Internet initiative in which it sought to expand its business operations from offering financial products and services primarily through retail distribution channels in the Philadelphia metropolitan area to one which was national in scope, offering a full range of depository and non-depository services on a nationwide basis through the Internet. Toward this end, USABancShares expended significant resources on technology, website development, marketing, the hiring of personnel and other startup costs associated with the development and operation of an Internet banking platform. In addition, USABancShares entered into a number of agreements with strategic partners to provide on-line related services. While USABancShares' Internet strategy generated significant online deposits as well as a secure and fully functioning web site, the significant costs involved in the Internet initiative resulted in USABancShares incurring significant losses in 1999, 2000 and 2001.

     As a consequence of the expenses involved in implementing USABancShares' Internet initiative and changed market conditions regarding the Internet as a delivery platform for national banking services, during the third quarter of 2000, USABancShares decided to de-emphasize its Internet initiative and to re-focus its orientation toward the operation of a traditional community banking franchise in the metropolitan Philadelphia marketplace. Toward this end, USABancShares' senior management began instituting measures to reduce expenses, including employee payroll, marketing, advertising and other operating expenses associated with USABancShares' Internet operations. USABancShares' and vBank have terminated all strategic partnership relationships associated with USABancShares' Internet initiative. Substantially all of the strategic partner expenses associated with the USABancShares' Internet initiative were incurred in 2000.

     USABancShares is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and as such USABancShares is subject to regulation and supervision by the Board of Governors of the Federal Reserve System and the Pennsylvania Department of Banking. vBank is subject to extensive regulation and examination by the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation. In March 2001, USABancShares' entered into a Written Agreement with the Board of Governors of the Federal Reserve System, which provides restrictions on the declaration or payment of cash or stock dividends, the incurring of new debt, the redemption or repurchase of its securities, management's capital raising efforts and any actions taken to control asset growth of the consolidated organization and restore it to profitability. In July 2001, vBank entered into a Cease and Desist Order with the Regional Director of the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking, which sets forth requirements with respect to vBank's assets, capital position, and policies and procedures and requires vBank to conduct its business in accordance with its terms and conditions and make periodic reports to vBank's banking regulators. In both instances, regulatory action was initiated due to, among other things, the above-referenced operating results as well as criticisms raised upon examination of USABancShares and vBank by its federal and state examiners. In addition, as of December 31, 2001, USABancShares was not in compliance with the minimum regulatory capital requirements established by the Board of Governors of the Federal Reserve System. USABancShares and vBank are working vigorously to comply with the terms of the Cease and Desist Order and the Written Agreement and to correct all of the deficiencies in its operations reported by such regulatory agencies in its recent examinations.

     USABancShares' and vBank's principal executive offices are located at One Lincoln Plaza, 1535 Locust Street, Philadelphia, PA 19102, and their telephone number is (215) 569-4200.

Berkshire Financial Holdings, Inc. and BFHI Acquisition Corporation

     Berkshire Financial Holdings, Inc., which we refer to as "BFHI," is a Pennsylvania corporation that was recently formed with the intention of acquiring USABancShares pursuant to the merger agreement and thereby becoming the sole stockholder of vBank. BFHI has been minimally capitalized to date, and will not conduct any operations unless and until it receives all required regulatory approvals to consummate the merger and raises approximately $10 million in the private placement it is conducting. Brian M. Hartline, the President and CEO and a director of BFHI, is the former chief financial officer of vBank and former chief executive officer of another bank holding company.

     BFHI Acquisition Corporation, which we refer to as "Subsidiary," is a Pennsylvania corporation and wholly-owned subsidiary of BFHI. Subsidiary was recently formed by BFHI for the sole purpose of consummating the merger. Subsidiary will be merged with and into USABancShares at the effective time of the merger, and its separate corporate existence will thereafter cease.

     BFHI's and Subsidiary's principal executive offices are located at 36 Windward Court, Collegeville, Pennsylvania 19426.

                               THE SPECIAL MEETING

General

     This proxy statement is accompanied by the Notice of Special Meeting and proxy cards solicited by the USABancShares board of directors for use at the special meeting of USABancShares shareholders to be held on [_____], 2002, at [________], local time, at [___________________________].

Matters to be Considered

     At the special meeting, USABancShares shareholders will be asked to consider and vote upon a proposal to approve the merger and to approve and adopt the merger agreement. A copy of the merger agreement is attached to this proxy statement as Appendix A, and the merger agreement is summarized in the discussion of the proposal numbered 1 in this section of the proxy statement. Under the merger agreement, each outstanding share of Common Stock of USABancShares will be converted into the right to receive $0.60 in cash (except for shares held by dissenting shareholders, as explained below).

Recommendation of the USABancShares Board of Directors

     At a meeting held on March 8, 2002, following consultation with its legal and financial advisors, the board of directors of USABancShares unanimously concluded that the terms of the merger are advisable and fair to and in the best interests of USABancShares and its shareholders, and voted to approve and adopt the merger agreement and recommend to the shareholders of USABancShares that they vote in favor of the merger and the adoption of the merger agreement.

     The board of directors considered a number of factors in reaching its decision, including the opinion of Ryan, Beck & Co., LLC, delivered to the board of directors orally at its meeting on March 8, 2002 and confirmed in writing as of the date of this proxy statement, that, as of such dates and based on and subject to various considerations, assumptions and limitations stated in such opinion, the $0.60 cash consideration to be received by the holders of USABancShares Common Stock is fair from a financial point of view to the holders of USABancShares Common Stock. A copy of the opinion of Ryan, Beck & Co., LLC is attached as Appendix B to this proxy statement. For more detailed information about the board's decisions and about the Ryan, Beck opinion, see "SPECIAL FACTORS - Opinion of Financial Advisor" on page 13 of this proxy statement and "BACKGROUND OF THE MERGER" on page 20 of this proxy statement.

     THE BOARD OF DIRECTORS OF USABANCSHARES RECOMMENDS THAT THE SHAREHOLDERS OF USABANCSHARES VOTE "FOR" APPROVAL OF THE MERGER AND FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

Record Date; Quorum

     The board of directors has fixed the close of business on May 22, 2002 as the record date for the special meeting. Accordingly, only USABancShares shareholders of record at the close of business on such date will be entitled to notice of and to vote at the special meeting.

     At the close of business on the record date, there were [___________] shares of USABancShares Common Stock outstanding, held of record by approximately [___] registered holders. Holders of Common Stock are entitled to one vote per share.

     The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes entitled to be cast by all shareholders of record as of the record date will constitute a quorum for the conduct of business at the special meeting.

Required Vote

     Pennsylvania corporation law requires that, for the merger to be approved and the merger agreement to be adopted and approved, the affirmative vote of a majority of the total votes cast by the holders of the outstanding shares of Common Stock entitled to vote on such matter is needed.

     Abstentions, the failure to return an executed proxy card, to vote using the telephone or Internet procedures or to vote in person at the special meeting and broker non-votes are not typically considered the equivalent of a vote against any of the matters to be acted upon at the special meeting.

Voting and Revocation of Proxies

     You may give a proxy to be voted at the meeting (1) over the telephone by calling the toll-free number identified in the proxy card enclosed with this proxy statement, (2) over the Internet or (3) by completing and returning the enclosed proxy card.

     The telephone and Internet voting procedures have been set up for your convenience. These procedures are designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to vote by telephone or by using the Internet, please refer to the specific instructions contained in the enclosed proxy card. If you wish to vote using the enclosed proxy card, please sign and return your signed proxy card to USABancShares before the meeting, and we will vote your shares as you direct.

     You may revoke your proxy at any time before it is exercised in any of three ways:

     o   by notifying USABancShares' Secretary in writing;

     o by submitting another proxy by telephone, via the Internet or by mail that is received later and, if by mail, that is properly signed; or

     o   by voting in person at the meeting.

You will not revoke a proxy merely by attending the meeting - to revoke a proxy you must take one of the foregoing actions. The persons named in the enclosed proxy card will vote as you direct in the proxy card or cards that you fill out.

     If you return a proxy card but do not specify on your proxy card how your proxy is to be voted, it will be voted "FOR" the adoption of the principal terms of the merger agreement.

     The board of directors of USABancShares is unaware of any other matters that may be presented for action at the special meeting. If other matters do properly come before the special meeting, however, the persons named in the proxies will vote on those matters in accordance with their best judgment, subject to the applicable rules of the Securities and Exchange Commission.

Solicitation of Proxies

     USABancShares will pay the costs of soliciting the proxies from the USABancShares shareholders. In addition to soliciting proxies by mail, USABancShares is requesting banks, brokers and other record holders to send proxy material to the beneficial owners of shares of USABancShares and request authority for the execution of their proxies. USABancShares will reimburse those record holders for their reasonable out-of-pocket expenses in doing so. In addition to solicitation by mail, certain directors, officers and employees of USABancShares may, without receiving any additional compensation, solicit proxies by telephone, electronic mail, telecopy or in person. USABancShares has retained Georgeson Shareholder Communications Inc. to assist it in soliciting proxies at an estimated cost of $5,000.

                  Proposal 1. Adoption of the Merger Agreement

The Merger

     General

     In the merger, BFHI Acquisition Corporation, which we refer to as "Subsidiary," will merge with and into USABancShares, and USABancShares will survive the merger. Subsidiary is wholly-owned by Berkshire Financial Holdings, Inc., which we refer to as "BFHI." Both Subsidiary and BFHI were formed for the purpose of carrying out the merger.

     In the merger, USABancShares shareholders are entitled to receive $0.60 cash for each share of USABancShares Common Stock that they own. If the USABancShares shareholders approve the merger, the termination date of all of the currently outstanding options to purchase shares of USABancShares Common Stock will be accelerated to the date that is 30 days following the date notice of such acceleration is given to the holders of those options, which notice would be given promptly following approval of the merger by the shareholders at the special meeting. Unless any such options are exercised for shares of Common Stock, the holders of options will not receive any consideration for his or her options in the merger. As the company's options are not in-the-money, it is unlikely that these options will be exercised.

     Immediately after the merger, USABancShares will be owned 100% by BFHI. It is expected that, following the merger, USABancShares will merge with and into BFHI, and BFHI will survive that subsequent merger, with vBank as the direct, wholly-owned subsidiary of BFHI.

     Although it is currently contemplated that the structure of the proposed merger will be as described above, the merger agreement does provide that BFHI may elect to modify the structure of the merger, provided that:

     o the amount of consideration to be paid to the shareholders of USABancShares is not changed in kind or reduced in amount;

     o the manner in which the consideration to be paid to the shareholders of USABancShares will be taxed is not altered;

     o the modification does not materially delay or jeopardize receipt of any of the required regulatory approvals or any other condition to BFHI's obligations under the merger agreement; and

     o the modification does not require USABancShares to supplement or amend this proxy statement or prepare a new proxy statement without USABancShares' prior written consent.

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

     Consummation of the Merger

     USABancShares anticipates that the merger will occur promptly after the approval of the merger agreement by the USABancShares shareholders at the special meeting and after all other closing conditions in the merger agreement have been satisfied or, to the extent permitted, waived, including the receipt by BFHI of all necessary regulatory approvals and consents. If the board of directors of USABancShares were to waive a condition that USABancShares is permitted by the merger agreement to waive, this action could result in a conflict of interest of directors based upon the right of certain of the directors to receive separate payments under the merger agreement. For further information about the interests of certain members of the board that are different from those of other shareholders of USABancShares, see the sections of this proxy statement entitled "INTERESTS OF CERTAIN PERSONS IN THE MERGER" on page 22 and "THE SPECIAL MEETING - Proposal 1. Adoption of the Merger Agreement
- Certain Employment and Other Agreements" on page 45. The merger will become effective upon the filing of a articles of merger with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania.

Board of Directors of USABancShares following the Merger

     Following the merger, BFHI will have the right to designate all of the directors of USABancShares.

     The board of directors of USABancShares following the merger is expected to consist of Brian M. Hartline (currently the Chief Executive Officer of BFHI), Wayne O. Leevy (currently a director of USABancShares) and Barry Bekkadam. Following the subsequent merger of USABancShares with and into BFHI, with BFHI as the surviving corporation, the board of directors is expected to consist of these same individuals.

The Merger Agreement

     The following is a summary of the material provisions of the merger agreement. This summary is subject to, and qualified in its entirety by, the complete text of the merger agreement, which is incorporated by reference and attached as Appendix A to this proxy statement. You should read carefully the entire copy of the merger agreement before you decide how to vote.

     The Merger

     The merger agreement provides that the merger will become effective at such time as is stated in articles of merger to be filed with the Secretary of the Commonwealth of Pennsylvania. If the merger agreement is adopted at the special meeting by the USABancShares shareholders, it is currently anticipated that the merger will become effective as promptly as practicable after the USABancShares special meeting and satisfaction of all other conditions to the merger; there can be no assurance, however, as to the timing of the merger or that the merger will be consummated.

     At the effective time of the merger, Subsidiary will be merged with and into USABancShares, the separate corporate existence of Subsidiary will cease and USABancShares will continue its existence under the laws of the Commonwealth of Pennsylvania and as a wholly-owned subsidiary of BFHI. BFHI expects to subsequently merge USABancShares with BFHI, with BFHI as the surviving entity. In this summary of the merger agreement, we refer to USABancShares after the merger as the "Surviving Corporation."

     Merger Consideration

     At the effective time of the merger:

     o each issued and outstanding share of Common Stock of USABancShares will be converted into the right to receive $0.60 in cash, except for shares held by dissenting shareholders and shares held by USABancShares or vBank, as described below;

     o each issued and outstanding share of Common Stock of USABancShares that is owned by USABancShares or vBank will automatically be cancelled and cease to exist and no payment will be made with respect thereto;

     o each share of Subsidiary's capital stock issued and outstanding immediately before the effective time will be converted into and will become one share of common stock of the Surviving Corporation; and

     o dissenting shareholders, who do not vote to adopt the merger agreement and who have demanded and perfected their demand for appraisal of their shares and have otherwise strictly complied with the provisions of the Pennsylvania Business Corporation Law regarding statutory dissenters' rights, have a right to seek a determination of the fair value of their shares and payment in cash therefor instead of the merger consideration. See "THE SPECIAL MEETING - Proposal 1. Adoption of the Merger Agreement - Dissenters' Rights" on page 46.

     Each certificate representing shares that have converted into the right to receive the merger consideration under the merger agreement will, after the effective time, evidence only the right to receive, upon the surrender of such certificate, the cash merger consideration to which such shares are entitled, without interest.

     Treatment of Options

     If the USABancShares shareholders approve the merger, the termination date of all of the currently outstanding options to purchase shares of USABancShares Common Stock will be accelerated to the date that is 30 days following the date notice of such acceleration is given to the holders of those options, and notice of such acceleration will be promptly given to all option holders.

     If any option holder exercises his or her options before the effective time of the merger, then the shares of Common Stock he or she receives upon such exercise will be converted into the right to receive the merger consideration along with all other issued and outstanding shares of Common Stock of USABancShares. If an option holder does not elect to exercise his or her options before the effective time of the merger, then he or she will not receive any consideration for his or her options in the merger, and the options will terminate on the thirtieth day following the date notice of the acceleration of the options is given.

     All currently outstanding options have exercise prices that are greater than the merger consideration. Accordingly, USABancShares does not expect any option holder to exercise his or her options before the effective time of the merger. Therefore, in addition to accelerating the termination date of the options, USABancShares will also seek to have each option holder enter into an agreement under which his or her options would be voluntarily cancelled immediately before the effective time of the merger. Each director of USABancShares has already entered into such an agreement.

     The USABanc.com. Inc. Stock Option Plan, under which all of the currently outstanding options were issued, will be terminated immediately before the effective time of the merger.

     Surrender of Securities; Payment for Shares

     At least one business day before the effective time of the merger, BFHI will enter into an agreement with a bank or trust company selected by BFHI (the "Exchange Agent"), and Subsidiary will remit to the Exchange Agent an amount equal to the aggregate merger consideration (such amounts being hereinafter collectively referred to as the "Payment Fund") for the benefit of holders of shares converted into the right to receive the cash consideration under the merger agreement.

     Within five days following the effective time of the merger, the Exchange Agent will mail to each holder of record of the stock certificates a letter of transmittal and instructions for use in surrendering certificates in exchange for the merger consideration. No shareholder should surrender any stock certificates until he or she receives the letter of transmittal and any other materials for such surrender.

     Upon surrender of a certificate for cancellation to the Exchange Agent, together with a letter of transmittal, duly completed and validly executed, and such other customary documents as may be required under the instructions, the holder of such certificate will be entitled to receive in exchange therefor the merger consideration multiplied by the number of shares represented by such certificate, less any amounts required to be withheld under applicable tax laws.

     If any portion of the merger consideration is to be made to a person other than the person in whose name the stock certificate or option agreement is registered, it will be a condition of payment that the certificate so surrendered be properly endorsed or in proper form for transfer, and that the person requesting such payment pay to the Exchange Agent any transfer or other taxes required by reason of the payment of the merger consideration to a person other than the registered holder of such certificate, or establish to the satisfaction of BFHI and the Exchange Agent that such tax has been paid or is not applicable.

     SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES NOW AND SHOULD SEND THEM ONLY UNDER INSTRUCTIONS SHOWN IN THE LETTERS OF TRANSMITTAL TO BE MAILED TO THEM PROMPTLY AFTER THE EFFECTIVE TIME OF THE MERGER. In all cases, the merger consideration will be provided only in accordance with the procedures shown in this proxy statement and such letters of transmittal.

     Any portion of the Payment Fund that remains unclaimed by the holders of certificates after six months from the effective time of the merger, and any proceeds from any investment thereof, will be delivered by the Exchange Agent to BFHI, and any holders of certificates who have not theretofore complied with the above described procedures to receive payment of the merger consideration may look only to BFHI for payment of the merger consideration to which they are entitled.

     Transfers of Shares

     At the effective time of the merger, USABancShares' share transfer books will be closed and there will be no further registration of transfers of shares on USABancShares' records.

     Representations and Warranties

     The merger agreement contains certain representations and warranties of USABancShares, vBank, BFHI and Subsidiary.

     The representations of USABancShares and vBank relate to, among other things:

     o the capitalization of USABancShares and its subsidiaries, including vBank;

     o the organization and qualification to do business, and the corporate power and authority, of USABancShares and its subsidiaries, including vBank, to carry on their respective businesses;

     o USABancShares' and vBank's authority to enter into the merger agreement;

     o the absence of a conflict of the merger agreement and the transactions contemplated thereby with the articles of incorporation and bylaws of, the laws applicable to and the contracts of USABancShares and its subsidiaries, including vBank;

     o certain consents and filings required with respect to the merger agreement and the transactions contemplated thereby;

     o filings made with the Securities and Exchange Commission and other regulatory authorities;

     o USABancShares' financial statements and the absence of undisclosed liabilities;

     o the absence of any material adverse changes in the business of USABancShares and its subsidiaries, including vBank;

     o   environmental matters;

     o the filing of tax returns and payment of taxes by USABancShares' and its subsidiaries, including vBank, and certain other tax matters;

     o   the absence of pending or threatened material litigation;

     o the compliance with law by USABancShares and its subsidiaries, including vBank;

     o the absence of violations of the articles of incorporation and bylaws of, the laws applicable to, and the contracts of, USABancShares and its subsidiaries, including vBank;

     o   benefit plans and other related employment matters;

     o obligations of USABancShares and its subsidiaries, including vBank, under certain material contracts and the absence of any default under or non-compliance with such contracts;

     o   brokers' and finders' fees and expenses;

     o   insurance policies;

     o real and personal property owned or leased by USABancShares and its subsidiaries and the condition of such property;

     o   the absence of any material labor controversies;

     o transactions between USABancShares and its subsidiaries, including vBank, on the one hand, and their respective affiliates, on the other hand;

     o the loans made and serviced by USABancShares and its subsidiaries, including vBank, including any loans that are nonperforming or classified;

     o the administration by USABancShares and its subsidiaries, including vBank, of accounts for which they serve as a fiduciary;

     o   the shareholder vote required by USABancShares to approve the merger;

     o the accuracy of this proxy statement and the information provided by USABancShares and its subsidiaries, including vBank, for inclusion in the private placement memorandum utilized by BFHI to conduct the offering of its common stock; and

     o full disclosure by USABancShares and its subsidiaries, including vBank, with respect to these representations and warranties.

     The representations of BFHI and Subsidiary relate to, among other things:

     o   the capitalization of BFHI and Subsidiary;

     o the organization and qualification to do business, and the corporate power and authority, of BFHI and Subsidiary to carry on their respective businesses;

     o   BFHI's and Subsidiary's authority to enter into the merger agreement;

     o the absence of a conflict of the merger agreement and the transactions contemplated thereby with the articles of incorporation and bylaws of, the laws applicable to and the contracts of BFHI and Subsidiary;

     o certain consents and filings required with respect to the merger agreement and the transactions contemplated thereby;

     o   the absence of pending or threatened material litigation;

     o   brokers' and finders' fees and expenses;

     o the accuracy of the private placement memorandum utilized by BFHI to conduct the offering of its common stock and the information provided by BFHI and Subsidiary for inclusion in this proxy statement; and

     o full disclosure by BFHI and Subsidiary with respect to these representations and warranties.

     Certain Covenants by USABancShares and vBank

     USABancShares has agreed to operate, and cause each of its subsidiaries, including vBank, to operate, their respective businesses in the ordinary course consistent with past practice, and to all reasonable efforts to preserve their respective business organizations, keep available the present services of their respective employee and preserve goodwill of the customers and others with whom business relationships exist.

     USABancShares has also agreed that, subject to certain exceptions in the merger agreement as described generally below, it and its subsidiaries will not, before the effective time of the merger:

     o declare, set aside, make or pay any dividend or other distribution in respect of its capital stock, except for the payment of dividends on the trust securities issued by the USA Capital Trust I, a Delaware statutory business trust formed by USABancShares for the exclusive purpose of issuing and selling trust securities and using the proceeds from the sale of such securities to acquire junior subordinated debentures issued by USABancShares;

     o issue any shares of its capital stock or options, warrants or other securities carrying rights to acquire its capital stock or effect any recapitalization, reclassification, stock dividend, stock split or similar change in capitalization, except for the issuance of shares of Common Stock of USABancShares to BFHI upon the exercise of the BFHI Option (see "THE SPECIAL MEETING - Proposal 1. Adoption of the Merger Agreement - BFHI Stock Option Agreement" on page 42) or to holders of outstanding options to purchase shares of Common Stock of USABancShares upon the exercise of such options;

     o amend its articles of incorporation or bylaws; suffer the imposition of any material lien on any share of Common Stock of USABancShares or capital stock of vBank that is owned by USABancShares; or waive or release any material right or cancel or compromise any material debt or claim;

     o increase the rate of compensation of any of its directors, executive officers or employees; or pay or agree to pay any bonus or severance to, or accelerate the payment of any employee benefit or incentive to, or provide any new employee benefit or incentive to, any of its directors, officers or employees, except as required under binding commitments in existence on the date the merger agreement was signed, as may be granted in the ordinary course of business consistent with past practice to employees who are not officers above the level of vice president, and as contemplated in connection with the outstanding options to purchase shares of Common Stock of USABancShares;

     o enter into or, except as required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement relating thereto, in respect of its directors, officers or employees; or make any contributions to any of its benefit plans except for contributions which are contractually required to be made;

     o enter into any agreement not made in the ordinary course of business, any agreement relating to the borrowing of money (except for deposits and federal funds purchased or securities sold under agreements to repurchase in the ordinary course of business), any agreement relating to the employment or severance of an officer, employee or consultant or any amendment to any such agreement (except for the employment of an individual at-will and in the ordinary course of business), or any agreement with a labor union;

     o change its method of accounting or its method of reporting income and deductions for federal income tax purposes, except as required by changes in laws or regulations or by regulatory authorities;

     o purchase any assets or incur any liabilities other than in the ordinary course consistent with past practice;

     o engage in any transaction in excess of $250,000, except for the sale of investment securities if such sales are conducted to comply with the provisions of the Cease and Desist Order entered into by vBank with the Regional Director of the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking, the purchase of investment securities to the extent each individual purchase does not exceed $1,000,000 and the renewal or extension for up to one year of any existing loans;

     o make any capital expenditures in excess of $5,000 individually or $25,000 in the aggregate, except for certain capital expenditures disclosed to BFHI and any other capital expenditures necessary to maintain existing assets in good repair;

     o file any applications or make any contract with respect to branching, site location or relocation or closing of a branch;

     o acquire in any manner (other than to realize upon collateral for a defaulted loan) any business or entity or enter into any new line of business;

     o engage in any transactions with affiliates, other than transactions in the ordinary course of business consistent with past practice which are in compliance with the requirements of applicable laws and regulations;

     o enter into any futures contract, option contract, interest rate cap, interest rate floor, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

     o discharge or satisfy any material lien or pay any material obligation other than at scheduled maturity or in the ordinary course of business consistent with past practice;

     o enter or agree to enter into any agreement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

     o change its lending, investment, deposit or asset and liability management or other banking policies in any material respect, except as required by applicable laws or regulations or regulatory agreement;

     o incur any liability for borrowed funds (except for deposits, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or place upon or permit any lien upon any of its properties or assets;

     o invest in any investment securities, except for United States government agencies with a term of one year or less or federal funds;

     o sell or otherwise dispose of any assets with recourse or otherwise, except in the ordinary course of business consistent with past practice;

     o file any tax return with respect to taxes before providing BFHI with a reasonable period of time to review such tax return;

     o take any action that would or could reasonably be expected to result in any of the representations and warranties of USABancShares and vBank to not be true and correct in any material respect at or before the effective time of the merger, or in any of the conditions to the merger to not be satisfied, or in any violation of any provision of the merger agreement, except as required by applicable laws; or

     o   agree to do any of the foregoing.

     In addition to the foregoing, vBank has agreed that it will use its reasonable best efforts to sell its office facility located in Chestnut Hill, Pennsylvania, at a sales price that is not less than the carrying value of such property on the date the merger agreement was signed less the amount of normal and customary depreciation on such property.

     USABancShares has also agreed to terminate the USABanc.com, Inc. Stock Option Plan and, upon approval of the merger by the shareholders of USABancShares, to accelerate the termination date of all outstanding options and use its reasonable best efforts to obtain an agreement from each option holder acknowledging the cancellation of such holder's options immediately before the effective time of the merger. Finally, USABancShares has agreed to use its reasonable best efforts to have an outstanding warrant to purchase shares of Common Stock of USABancShares, either exercised or terminated before the effective time of the merger.

     Certain Covenants by BFHI

     BFHI agreed that, upon receipt of the approval of the Federal Reserve Bank of Philadelphia, BFHI would lend $2,976,000 to USABancShares for the purpose of repaying certain loans outstanding from vBank and another financial institution. The Federal Reserve Bank of Philadelphia approved the application in respect of such loan on March 25, 2002, and BFHI made the loan to USABancShares on March 29, 2002. For a description of this loan, see "FINANCING OF THE MERGER - The BFHI Loan" on page 24.

     BFHI has also agreed that it will prepare a private placement memorandum for the purpose of conducting the offering and sale of its common stock to certain prospective investors for the purpose of raising sufficient funds for the consummation of the merger and the capitalization of BFHI and vBank after the effective time of the merger. BFHI has agreed that, before the effective time of the merger, it will have completed the offering and raised at least $10 million of gross proceeds.

     Articles of Incorporation and Bylaws; Indemnification and Insurance

     Following the merger, the Surviving Corporation's articles of incorporation and bylaws will be the same as those of USABancShares before the merger. However, following the merger, USABancShares will be merged with and into BFHI, with BFHI surviving and operating under its articles of incorporation and bylaws.

     Under the merger agreement, for a period of six years after the merger, BFHI will indemnify and hold harmless each person who served as a director, officer or employee of USABancShares or vBank, against any liabilities incurred by them in connection with events occurring before the merger, to the fullest extent to which USABancShares and vBank is required by law or their respective bylaws (as in effect on the date the merger agreement was signed) to indemnify such persons.

     In addition, at or before the effective time of the merger, BFHI will purchase directors' and officers' liability insurance on substantially the same terms and conditions as currently maintained by USABancShares for a period of six years after the merger; provided that BFHI is not required to pay more than an aggregate of $117,000 for such insurance, and if BFHI is not able to obtain insurance on substantially the same terms and conditions as currently maintained by USABancShares for such amount, it must obtain the most advantageous insurance as possible equal to that maximum amount.

     No Solicitation of Alternative Transactions

     The merger agreement provides that USABancShares and vBank will not authorize or permit any of their respective directors, officers, employees or agents to solicit, initiate or encourage any inquiries relating to, or the making of any proposal that constitutes, a merger, consolidation, asset acquisition or other transaction involving USABancShares or vBank and not involving BFHI or any of its affiliates (any such transaction, an "Alternative Transaction").

     USABancShares and vBank also agreed that, except to the extent legally required for the discharge of the fiduciary duties of the board of directors of USABancShares, they will not recommend or endorse any Alternative Transaction, participate in any discussions or negotiations relating to any Alternative Transaction or provide any third party with any nonpublic information in connection with any inquiry or proposal relating to any Alternative Transaction.

     In addition, USABancShares and vBank agreed to notify BFHI if any inquiries or proposals relating to any Alternative Transaction are received by, or any discussions or negotiations are sought to be initiated or continued with, or any information is requested from, USABancShares or vBank, and to inform BFHI of the relevant details with respect any such Alternative Transaction.

     Treatment of Employees

     BFHI expects that most of the employees of USABancShares and vBank as of the effective time of the merger will continue as employees of vBank after the effective time of the merger, but BFHI does not have any obligation to continue the employment of any such person.

     All employees of USABancShares and vBank who continue to be employed by BFHI or vBank after the effective time of the merger will either continue to be covered by USABancShares' or vBank's employee benefit plans in effect immediately before the merger or be covered by BFHI's employee benefit plans in a manner that is comparable with the employee benefits previously provided to such employees by USABancShares and vBank. In addition, such employees' service with USABancShares or vBank will be recognized as service with BFHI for purposes of eligibility to participate and vesting under BFHI's employee benefit plans, subject to applicable break-in-service rules.

     As required by the merger agreement, USABancShares and vBank have agreed to obtain the resignations, together with releases of claims, from each of the directors and executive officers of USABancShares and each of the directors of vBank, which resignations and releases will become effective as of the effective time of the merger.

     In addition, upon consummation of the merger, Craig J. Scher, the current President and Chief Executive Officer of vBank, has agreed to enter into a new employment agreement with vBank. For a description of this employment agreement, see the section of this proxy statement entitled "INTERESTS OF CERTAIN PERSONS IN THE MERGER" on page 22.

     Certain Conditions

     The respective obligations of USABancShares, vBank, BFHI and Subsidiary to carry out the merger are subject to the following conditions, among others:

     o the merger agreement must be approved by the vote of the shareholders of USABancShares required by applicable law, which requires the affirmative vote of a majority of the total votes cast by the holders of the outstanding shares of Common Stock entitled to vote on such matter;

     o all required governmental approvals, consents and waivers must be obtained, except that no approval, consent or waiver will be deemed to have been obtained if it includes any condition or requirement (other than customary conditions typically imposed in banking transactions of a similar nature) that, individually or in the aggregate, would so materially reduce the economic or business benefits of the merger to BFHI and Subsidiary that had such condition or requirement been known, BFHI and Subsidiary, in their reasonable judgment, would not have entered into the merger agreement; and

     o there must not be in effect any statute, rule, regulation, order, injunction or decree that prohibits, restricts or makes illegal the consummation of the merger.

     The obligations of USABancShares and vBank to complete the merger are also subject to the following additional conditions:

     o BFHI's and Subsidiary's representations and warranties in the merger agreement must be true as of the date the merger agreement was signed and as of the effective time of the merger, unless the failure of any of the representations and warranties to be true would not have, and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of BFHI and Subsidiary to consummate the merger, and BFHI and Subsidiary must have delivered a certificate that the foregoing condition has been satisfied; and

     o BFHI and Subsidiary must have performed all of their material obligations and covenants under the merger agreement, and BFHI and Subsidiary must have delivered a certificate that the foregoing condition has been satisfied.

     The obligations of BFHI and Subsidiary to complete the merger are also subject to the following additional conditions:

     o USABancShares' and vBank's representations and warranties must be true as of the date the merger agreement was signed and as of the effective time of the merger, unless the failure of any of the representations and warranties to be true would not have, and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, results of operations or financial condition of USABancShares and vBank considered as one enterprise, and USABancShares and vBank must have delivered a certificate that the foregoing condition has been satisfied;

     o USABancShares and vBank must have performed all of their material obligations and covenants under the merger agreement, and USABancShares and vBank must have delivered a certificate that the foregoing condition has been satisfied;

     o all third party approvals, consents and waivers that are required in connection with the merger under any agreement to which USABancShares or vBank is a party must be obtained, except for such approvals, consents and waivers the failure of which to obtain would not, individually or in the aggregate, have a material adverse effect on the business, operations, results of operations or financial condition of USABancShares and vBank considered as one enterprise; and

     o shares held by dissenting shareholders must constitute less than 15% of the total number of outstanding shares of Common Stock of USABancShares.

     USABancShares, vBank, BFHI or Subsidiary may waive a condition that has not been satisfied and complete the merger anyway. We cannot be certain whether or when any of these conditions will be satisfied, or, where permissible, waived, or that we will complete the merger. If USABancShares' board of directors were to waive any condition, this action could result in a conflict of interest among the directors based upon the right of certain of the directors to receive separate payments under the merger agreement. If USABancShares waives any condition that would require resolicitation of proxies from its shareholders under federal securities laws, USABancShares will resolicit proxies accordingly.

     Termination

     The parties to the merger agreement can terminate the agreement by mutual written consent.

     USABancShares and vBank may terminate the agreement:

     o upon a breach by BFHI or Subsidiary of any covenant or undertaking under the merger agreement, which breach has not been cured within 30 days after receiving notice from USABancShares or vBank of the breach;

     o upon a breach by BFHI or Subsidiary of any of their representations or warranties, which breach would have, or could reasonably be expected to have, a material adverse effect on the ability of BFHI and Subsidiary to consummate the merger and which breach has not been cured within 30 days after receiving notice from USABancShares or vBank of the breach;

     o if any of the regulatory applications required for consummation of the merger are:

         (i)    denied; or

         (ii) withdrawn at the request or recommendation of the applicable regulatory authority; or

         (iii) approved with any condition or requirement (other than customary conditions typically imposed in banking transactions of a similar nature) that, individually or in the aggregate, would so materially reduce the economic or business benefits of the merger to BFHI and Subsidiary that had such condition or requirement been known, BFHI and Acquisition, in their reasonable judgment, would not have entered into the merger agreement; or

     o if the merger is not consummated by the close of business on December 31, 2002 (as long as such failure of the merger to be consummated is not attributable to USABancShares' or vBank's failure to perform its obligations under the merger agreement).

     BFHI and Subsidiary may terminate the merger agreement:

     o upon a breach by USABancShares or vBank of any covenant or undertaking under the merger agreement, which breach has not been cured within 30 days after receiving notice from BFHI or Subsidiary of the breach;

     o upon a breach by USABancShares or vBank of any of their representations or warranties, which breach would have, or could reasonably be expected to have, a material adverse effect on the business, operations, results of operations or financial condition of USABancShares and vBank considered as one enterprise and which breach has not been cured within 30 days after receiving notice from BFHI or Subsidiary of the breach;

     o if any of the regulatory applications required for consummation of the merger are:

         (i)    denied; or

         (ii) withdrawn at the request or recommendation of the applicable regulatory authority; or

         (iii) approved with any condition or requirement (other than customary conditions typically imposed in banking transactions of a similar nature) that, individually or in the aggregate, would so materially reduce the economic or business benefits of the merger to BFHI and Subsidiary that had such condition or requirement been known, BFHI and Acquisition, in their reasonable judgment, would not have entered into the merger agreement;

     o if the merger is not consummated by the close of business on December 31, 2002 (as long as such failure of the merger to be consummated is not attributable to BFHI's or Subsidiary's failure to perform its obligations under the merger agreement);

     o if the board of directors of USABancShares withdraws, modifies or changes in a manner adverse to BFHI and Subsidiary its recommendation of the merger; or

     o if any of the directors or executive officers of USABancShares and vBank who signed a shareholder agreement in favor of BFHI breaches such agreement in a manner that materially adversely affects the ability of USABancShares to obtain the approval of its shareholders for the merger or otherwise materially adversely affects the ability of USABancShares, vBank, BFHI or Subsidiary to consummate the merger.

     Termination Fee

     The merger agreement provides that USABancShares and vBank must pay BFHI a $275,000 fee if any of the following events (each, a "Triggering Event") occurs:

     o USABancShares or vBank, without receiving the prior written consent of BFHI, enters into an agreement to engage in an Alternative Transaction, or the board of directors of USABancShares recommends that its shareholders approve or accept an Alternative Transaction;

     o any party other than BFHI or Subsidiary, either individually or as part of a "group" (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), acquires "beneficial ownership" (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 25% or more of the aggregate voting power represented by the outstanding shares of Common Stock of USABancShares or capital stock of vBank; or

     o any of the directors or executive officers of USABancShares and vBank who signed a shareholder agreement in favor of BFHI breaches his obligations under such agreement in a manner that materially adversely affects the ability of USABancShares to obtain the approval of its shareholders for the merger or otherwise materially adversely affects the ability of USABancShares, vBank, BFHI or Subsidiary to consummate the merger.

before any of the following events occurs:

     o   the merger is consummated;

     o 15 months elapse after the termination of the merger agreement following the occurrence of any of the following events (each, a "Preliminary Triggering Event"):

         (i) any party other than BFHI or Subsidiary "commences" (as such term is defined in Rule 14d-2 under the Exchange Act), or files a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Common Stock of USABancShares such that, upon consummation of such offer, such party would own or control 10% or more of the outstanding shares of Common Stock of USABancShares (any such offer, a "Tender Offer" or an "Exchange Offer," regardless of whether the provisions of Regulation 14D or 14E under the Exchange Act would apply to it);

         (ii) USABancShares' shareholders do not approve the merger or USABancShares fails to conduct this proxy solicitation or USABancShares' board of directors withdraws or modifies in a manner adverse to BFHI and Subsidiary its recommendation of the merger or USABancShares or vBank breaches any representation, warranty, covenant or obligation under the merger agreement (which breach would entitle BFHI and Subsidiary to terminate the merger agreement), in any such case after any party other than BFHI or Subsidiary:

               (a) makes, or discloses an intention to make, a bona fide proposal to USABancShares or its shareholders to engage in an Alternative Transaction;

               (b) commences a Tender Offer or files a registration statement under the Securities Act with respect to an Exchange Offer; or

               (c) files an application with or gives notice to the appropriate regulatory authorities for approval to engage in an Alternative Transaction; or

         (iii) an event of default under either the loan agreement or the collateral pledge and security agreement, each dated March 31, 2000, between USABancShares and another financial institution, resulting from a failure to pay interest or principal on the outstanding loan from another financial institution to USABancShares, occurs and the other lender files a regulatory application under the Change in Bank Control Act and/or files a court proceeding to execute on the capital stock of vBank (by virtue of the completion of the loan from BFHI to USABancShares, as described in greater detail in the section of this proxy statement entitled "FINANCING OF THE MERGER - The BFHI Loan" on page 24, the amounts owed to the other financial institution were repaid and this Preliminary Triggering Event is therefore no longer applicable).

     o the merger agreement is terminated before the occurrence of a Triggering Event or a Preliminary Triggering Event and other than as a result of a willful breach by USABancShares or vBank of any of their representations, warranties, covenants or agreements under the merger agreement; or

     o 15 months elapse after the termination of the merger agreement as a result of a willful breach by USABancShares or vBank of any of their representations, warranties, covenants or agreements under the merger agreement.

     In addition to the termination fee described above, in connection with the execution and delivery of the merger agreement, USABancShares and BFHI entered into a stock option agreement (see "THE SPECIAL MEETING - Proposal 1. Adoption of the Merger Agreement - BFHI Stock Option Agreement" on page 42), under which USABancShares granted to BFHI an irrevocable option to purchase shares of Common Stock of USABancShares under similar circumstances as would trigger the payment of the termination fee by USABancShares and vBank.

     Costs and Expenses

     The merger agreement provides that all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such expenses, except that, if the merger agreement is terminated as a result of a breach of a representation, warranty, covenant or undertaking, the party committing such breach must pay $300,000 to the other party, without prejudice to any other rights or remedies that may be available to the non-breaching party (including, if BFHI and Subsidiary are the non-breaching parties, the termination fee described above).

BFHI Stock Option Agreement

     In connection with the execution and delivery of the merger agreement, USABancShares and BFHI entered into a stock option agreement, which grants BFHI an irrevocable option to purchase up to 19.9% of the number of shares of USABancShares Common Stock outstanding as of the date of the merger agreement (subject to adjustment as described below) at a price of $0.40 per share upon the occurrence of certain events (the "BFHI Option").

     The following is a summary of certain provisions of the BFHI Option. This summary is subject to, and qualified in its entirety by, the complete text of the stock option agreement governing the BFHI Option, which is incorporated by reference and attached as an exhibit to the merger agreement attached as Appendix A to this proxy statement.

     Exercise of the BFHI Option

     The BFHI Option becomes exercisable only if both a Preliminary Triggering Event and a Triggering Event (see "THE SPECIAL MEETING - Proposal 1. Adoption of the Merger Agreement - The Merger - Termination Fee" on page 41) occur before any of the following events occurs:

     o   the merger is consummated;

     o 15 months elapse after the termination of the merger agreement following the occurrence of a Preliminary Triggering Event;

     o the merger agreement is terminated before the occurrence of a Triggering Event or a Preliminary Triggering Event and other than as a result of a willful breach by USABancShares or vBank of any of their representations, warranties, covenants or agreements under the merger agreement; or

     o 15 months elapse after the termination of the merger agreement as a result of a willful breach by USABancShares or vBank of any of their representations, warranties, covenants or agreements under the merger agreement.

     If the BFHI Option becomes exercisable as described above, the BFHI Option must be first exercised within 90 days following the first Triggering Event to occur, subject to an extension to the extent necessary to obtain required regulatory approvals and comply with statutory waiting periods, during the pendency of any temporary restraining order, injunction or other legal bar to exercise or to the extent necessary to avoid liability under Section 16(b) of the Exchange Act.

     Manner of Exercise

     If the BFHI Option becomes exercisable, BFHI (or any permitted transferee of BFHI's rights under the BFHI Option) may exercise it in whole or in part by giving written notice of exercise within 90 days following the first Triggering Event to occur, subject to an extension to the extent necessary to obtain required regulatory approvals and comply with statutory waiting periods, during the pendency of any temporary restraining order, injunction or other legal bar to exercise or to the extent necessary to avoid liability under Section 16(b) of the Exchange Act.

     Adjustment for Certain Events

     The number of shares issuable upon exercise of the BFHI Option is subject to adjustment if any additional shares of Common Stock of USABancShares are issued or otherwise become outstanding after the date of the stock option agreement so that, after such action, the number of shares subject to the BFHI Option equals 19.9% of the outstanding shares of Common Stock of USABancShares (without giving effect to any shares issued or issuable upon exercise of the BFHI Option).

     In addition, the number of shares subject to the BFHI Option is subject to adjustment in the event of any change in, or distributions in respect of, the Common Stock (or securities convertible into the Common Stock) of USABancShares by reason of any stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares or similar transaction, and upon any such adjustment to the number of shares subject to the BFHI Option, the exercise price of the BFHI Option is proportionately adjusted as well.

     Transferability of the BFHI Option

     Before the occurrence of a Triggering Event, neither USABancShares nor BFHI may assign any of its rights or obligations in respect of the BFHI Option without the written consent of the other. Upon the occurrence of a Triggering Event, BFHI may assign its rights and obligations in respect of the BFHI Option within six months following the occurrence of such Triggering Event, except that, until 15 days after the applicable regulatory authority approves an application by BFHI to acquire the shares subject to the BFHI Option, BFHI may only assign its rights under the BFHI Option in a private placement in which no party acquires the right to purchase more than 9.9% of the voting securities of USABancShares or in any other manner approved by the applicable regulatory authority. The six month period for such a permitted transfer is subject to an extension to the extent necessary to obtain required regulatory approvals and comply with statutory waiting periods, during the pendency of any temporary restraining order, injunction or other legal bar to exercise or to the extent necessary to avoid liability under Section 16(b) of the Exchange Act.

     Registration Rights

     USABancShares has granted to BFHI certain registration rights in respect of the shares of its Common Stock subject to the BFHI Option.

     Within six months following the occurrence of a Triggering Event, BFHI may request, on two separate occasions, either on its own behalf or on behalf of a transferee of the shares issued upon exercise of the BFHI Option, that USABancShares prepare, file and maintain the effectiveness of a registration statement under the Securities Act (and any necessary qualifications under state securities laws) covering the resale of the shares of Common Stock issued upon exercise of the BFHI Option. Upon such request, USABancShares must use its reasonable efforts to cause such a registration statement to become effective as promptly as practicable and to remain effective for a period of at least 180 days. USABancShares has agreed to bear the costs of such registration (except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of BFHI's counsel) and to become a party to any customary underwriting agreement relating to the sale of the shares requested to be registered by BFHI.

     If at the time of any such request by BFHI, USABancShares is then in registration with respect to a underwritten public offering and, in the good faith judgment of the managing underwriter of such offering, the inclusion of the shares requested to be included by BFHI would interfere with the successful marketing of the shares being offered by USABancShares in the offering, then the number of shares requested to be included by BFHI may be reduced, but not below 25% of the total number of shares to be sold in the offering. USABancShares must then file another registration statement covering the balance of the shares that were so excluded as promptly as practicable thereafter.

     These registration rights are assignable to any permitted transferee of all or a part of BFHI's purchase rights under the BFHI Option, and USABancShares has agreed to notify any such permitted transferee of any request by BFHI to effect a registration of any of the shares subject to the BFHI Option. Notwithstanding any assignment of the BFHI Option and these registration rights, however, in no event will USABancShares be obligated to effect more than two such registrations.

     The six month period for the exercise of these registration rights is subject to an extension to the extent necessary to obtain required regulatory approvals and comply with statutory waiting periods, during the pendency of any temporary restraining order, injunction or other legal bar to exercise or to the extent necessary to avoid liability under Section 16(b) of the Exchange Act.

     Objectives of the BFHI Option

     The objectives of the BFHI Option include:

     o increasing the likelihood that the merger will be completed in accordance with the terms shown in the merger agreement; and

     o compensating BFHI for its expenses, losses and opportunity costs incurred if the merger is not completed in the event a third party seeks to acquire control of USABancShares while the merger is pending.

     The existence of the BFHI Option could significantly increase the cost to a potential third party purchaser of acquiring USABancShares compared to the cost had USABancShares not granted the BFHI Option. As a result, the BFHI Option may have the effect of discouraging offers by third parties to acquire USABancShares, even if such a third party was prepared to offer to pay consideration to the shareholders of USABancShares that is greater than the merger consideration to be paid by BFHI under the merger agreement.

     To the knowledge of USABancShares, as of the date of this proxy statement no event creating a right to exercise the BFHI Option has occurred.

Certain Shareholder Agreements

     As a condition to the execution and delivery of the merger agreement, each of George M. Laughlin, Clarence L. Rader, Wayne O. Leevy, George Beach, Daniel
J. Machon, Jr. and Craig J. Scher, constituting all of the directors and executive officers of USABancShares and vBank, signed a shareholder agreement in favor of BFHI.

     The following is a summary of certain provisions of these shareholder agreements. This summary is subject to, and qualified in its entirety by, the complete text of the shareholder agreements, the form of which is incorporated by reference and attached as an exhibit to the merger agreement attached as Appendix A to this proxy statement.

     Each of the signatories of a shareholder agreement in favor of BFHI agreed to vote his shares FOR approval of the merger agreement and the merger with respect to all shares of Common Stock of USABancShares beneficially owned by him (including to the extent of his proportionate voting interest with respect to any shares held jointly with other persons), and also agreed to use his best efforts to cause a vote FOR approval of the merger agreement and the merger with respect to all shares of Common Stock of USABancShares over which his has or shares voting power.

     Each of the signatories of a shareholder agreement further agreed that, until the earlier of consummation of the merger or the termination of the merger agreement, he would not:

     o vote any of his shares or provide a consent with respect to any of his shares in favor of any other merger, consolidation, plan of liquidation, sale of assets, reclassification or other transaction involving USABancShares or vBank, which would have the effect of any person (other than BFHI or one of its affiliates) acquiring control over USABancShares or vBank or any substantial portion of the assets of USABancShares or vBank; or

     o   sell or otherwise transfer any of his shares:

         (i) in any tender offer, exchange offer or similar offer made by any person (other than BFHI or one of its affiliates);

         (ii) to any person (other than BFHI or one of its affiliates) known by him to be seeking to obtain control of USABancShares or vBank or any substantial portion of the assets of USABancShares or vBank, under circumstances where such sale or transfer could reasonably be expected to assist such person in obtaining such control; or

         (iii) for the principal purpose of avoiding his obligations under the shareholder agreement.

     If any of the signatories of a shareholder agreement breaches such agreement in a manner that materially adversely affects the ability of USABancShares to obtain the approval of its shareholders for the merger or otherwise materially adversely affects the ability of USABancShares, vBank, BFHI or Subsidiary to consummate the merger, USABancShares and vBank would become liable to BFHI for the payment of the termination fee (see "THE SPECIAL MEETING
- Proposal 1. Adoption of the Merger Agreement - The Merger - Termination Fee" on page 41) and the BFHI Option could become exercisable (see "THE SPECIAL MEETING - Proposal 1. Adoption of the Merger Agreement - BFHI Stock Option Agreement - Exercise of the BFHI Option" on page 42).

Certain Employment and Other Agreements

     Upon consummation of the merger, Craig J. Scher, the current President and Chief Executive Officer of vBank, has agreed to enter into a new employment agreement with vBank, the form of which is incorporated by reference and attached as an exhibit to the merger agreement attached as Appendix A to this proxy statement. For a more detailed description of this employment agreement, see the section of this proxy statement entitled "INTERESTS OF CERTAIN PERSONS IN THE MERGER" on page 22.

     BFHI has agreed to take all necessary action to elect Wayne O. Leevy, one of the current directors of USABancShares and vBank, to the board of directors of BFHI following the effective time and to continue Mr. Leevy's service as a director of vBank.

     BFHI has agreed to assume and pay, for a period of two years following the effective time of the merger, the automobile lease payments that are currently being paid by vBank with respect to the automobile currently being operated by George M. Laughlin, the current chairman of the board of directors of USABancShares and a director of vBank.

     BFHI has agreed to pay Clarence L. Rader, one of the current directors of USABancShares and chairman of the board of directors of vBank, an amount equal to $5,000 per month for a period of 18 months following the effective time of the merger, in consideration for the termination of all pension obligations that Mr. Rader has been receiving from vBank for the past five years.

     Each of the agreements and arrangements described in this section is subject to the approval of the Federal Deposit Insurance Corporation under certain of its regulations that require approval of any payments to directors and executive officers under limited circumstances. If such approval is not obtained with respect to any or all of these agreements and arrangements, but all other conditions to the consummation of the merger have been satisfied, USABancShares and vBank will be obligated to consummate the merger notwithstanding the fact that BFHI will be prohibited from honoring those agreements and arrangements for which the approval of the Federal Deposit Insurance Corporation was not obtained.

Dissenters' Rights

     Holders of shares of Common Stock of USABancShares have the right to dissent from approval of the merger and demand payment of the fair value of their shares, under Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law, or "PBCL." Under the merger agreement, if holders of shares representing 15% or more of the outstanding shares of Common Stock of USABancShares exercise their dissenters' rights, BFHI and Subsidiary will not be obligated to complete the merger.

     Below is a summary of the dissenters' rights of shareholders under the PBCL.

     Any shareholder considering exercising dissenters' rights under the PBCL is advised to consult legal counsel. A shareholder who fails to follow with particularity all of the steps required to preserve and perfect his or her dissenters' rights loses the status as a Dissenter under the PBCL and will thereafter lose the benefit of the dissenters' rights provisions of the PBCL, in which event, upon the surrender of certificates representing shares of USABancShares' Common Stock held by such shareholder, such shareholder will receive $0.60 per share of Common Stock held by him or her.

     The fair value of a shareholder's common shares is defined in the PBCL as the fair value of the shares immediately before the effective time of the merger, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the merger. Shareholders considering exercising dissenters' rights should recognize that the fair value could be more than, the same as or less than the $0.60 per share of Common Stock they are to receive under the terms of the merger if they do not exercise dissenters' rights with respect to their shares. Opinions of investment banking firms as to the fairness from a financial point of view of consideration received in a merger are not necessarily determinative of fair value under the PBCL.

     Except as otherwise provided in this paragraph, only a record holder of shares of USABancShares' Common Stock is entitled to assert dissenters' rights with respect to the shares registered in such holder's name. A beneficial owner who is not a record holder and who wishes to exercise dissenters' rights may do so only if he or she submits a written consent of the record holder with his or her demand for payment (the demand for payment is described below). Accordingly, beneficial owners are advised to consult promptly with the appropriate record holder as to the timely exercise of dissenters' rights. If a shareholder holds shares through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for payment with respect to such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the holder of record, except that such a broker can assert dissenters' rights with the written consent of the depository nominee that is the holder of record.

     A record holder, such as a broker or depository nominee, who holds shares as a nominee for others may exercise dissenters' rights with respect to all of the shares held for one or more beneficial owners, while not exercising such rights for other beneficial owners. The demand for payment (which is described below) must show the name and address of the person or persons on whose behalf the dissenters' rights are being exercised. A beneficial owner may not assert dissenters' rights with respect to some but less than all shares owned by him or her, whether or not all of the shares so owned by him or her are registered in his or her name.

     To exercise his or her dissenters' rights, a shareholder must:

     1. notify USABancShares in writing (at the address shown in the section in this proxy statement entitled "INFORMATION ABOUT THE PARTIES - USABancShares.com, Inc. and vBank, a Savings Bank" on page 26), before the date of the special meeting, of his or her intention to demand that he or she be paid the fair value of his or her shares if the merger is effectuated;

     2. make no change in the beneficial ownership of his or her shares from the date of the notice of intention to dissent continuously through the date of completion of the merger; and

     3. refrain from voting his or shares to approve the merger (a failure to vote against the merger, however, will not constitute a waiver of a shareholder's dissenters' rights).

Voting against the merger, whether in person or by proxy, will not be considered the written notice required under item 1 above.

     If the merger is approved at the special meeting, USABancShares will mail to each shareholder who complied with the procedures listed above a notice stating where and when a demand for payment of the fair value of one's shares must be sent, and where and when stock certificates must be deposited. The notice will be accompanied by a demand for payment form, which will include a request that the dissenting shareholder certify the date on which he or she (or the person on whose behalf the shareholder dissents) acquired beneficial ownership of the shares. Dissenting shareholders will have 30 days from the date that USABancShares mails its notice to send in their demand for payment form and to deposit their stock certificates. If a dissenting shareholder fails to send in his or her demand for payment or stock certificate on a timely basis, the shareholder will lose his or her dissenters' rights under the PBCL, but will retain all other rights of a shareholder of USABancShares until those rights are modified by completion of the merger.

     Promptly after completion of the merger, USABancShares will either remit to shareholders who have made their demand for payment and have deposited their stock certificates the amount it estimates to be the fair value of the shares, or give written notice that no remittance will be made. The remittance or notice will be accompanied by:

     o the closing balance sheet and statement of income of USABancShares for the fiscal year ending December 31, 2001, together with the latest available interim financial statements;

     o a statement of USABancShares' estimate of the fair value of each share of Common Stock; and

     o a notice of the right of the dissenting shareholder to demand payment or supplemental payment, as the case may be.

     If USABancShares does not remit the amount of its estimate of the fair value of the shares as provided above, it will return all stock certificates that have been deposited. USABancShares may make a notation on any such certificate that a demand for payment has been made. If shares with respect to which notation has been so made are transferred, a transferee of such shares will not acquire by such transfer any rights in USABancShares other than those that the original dissenter had after making demand for payment.

     If USABancShares gives notice of its estimate of the fair value of the shares without remitting such amount, or remits payment of such amount for any shareholder's shares, and a shareholder believes that the amount stated or remitted is less than the fair value of his or her shares, he or she will be permitted to send USABancShares his or her own estimate of the fair value of the shares, which will be deemed a demand for payment of the amount or the deficiency. If the shareholder does not file his or her own estimate within 30 days after the mailing by USABancShares of its notice or remittance, the shareholder will be entitled to no more than the amount stated in the notice or remitted to him or her by USABancShares.

     Within 60 days after completion of the merger, if any demands for payment remain unsettled, USABancShares may file in court an application for relief requesting that the fair value of the shares be determined by the court. The court's determination of fair value may be higher or lower than the merger consideration payable to USABancShares' shareholders.

     Any dissenting shareholders, wherever residing, whose demands have not been settled, will be made parties to the proceeding as in an action against their shares. A copy of the application will be served on each remaining dissenting shareholder. If a shareholder is a nonresident, the copy will be served in the manner provided or prescribed by or under applicable provisions of Pennsylvania law relating to bases of jurisdiction and interstate and international procedure. The jurisdiction of the court will be plenary and exclusive. Such court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser will have such power and authority as may be specified in the order of appointment or in any amendment thereof. Each holder who is made a party will be entitled to recover the amount by which the fair value of his or her shares is found to exceed the amount, if any, previously remitted, plus interest.

     Interest from the effective time of the merger until the date of payment will be at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors including the average rate paid by USABancShares on its principal bank loans.

     If USABancShares fails to file an application relating to a court proceeding, as described above, any shareholder who made a demand for payment and who has not settled his or her claim against USABancShares will be entitled to do so in the name of USABancShares at any time within 30 days after the expiration of the 60-day period referred to above. If a shareholder does not file an application within such 30-day period, each such holder entitled to file an application will be paid USABancShares' estimate of the fair value of the shares and no more, and may bring an action to recover any such amount not previously remitted.

     The costs and expenses of any valuation proceeding, including the reasonable compensation and expenses of the appraiser appointed by the court, will be determined by the court and assessed against USABancShares, except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenting shareholders who are parties and whose action in demanding the payment or supplemental payment in accordance with their estimate of the fair value of their shares, as described above, the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

     Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against USABancShares and in favor of any or all dissenting shareholders if USABancShares failed to comply substantially with the requirements of Subchapter D of Chapter 15 of the PBCL and may be assessed against either USABancShares or a dissenting shareholder, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by Subchapter D.

     If the court finds that the services of counsel for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated and should not be assessed against USABancShares, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenting shareholders who were benefited.

     From and after the effective time of the merger, dissenting shareholders are not entitled to vote their shares for any purpose and are not entitled to receive payment of dividends or other distributions on their shares.

                           Proposal 2. Other Business

     As of the date of this proxy statement, the board of directors of USABancShares knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement. If any other matters shall properly come before either the special meeting or any adjournments or postponements of the special meeting to be voting upon, your proxy will be deemed to confer discretionary authority on the individuals named as proxies in the proxy card to vote the shares represented by such proxy as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the board of directors of USABancShares.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of May 22, 2002, certain information regarding the beneficial ownership of USABancShares' Common Stock by each person known by USABancShares to beneficially own more than 5% of any class of USABancShares' outstanding capital stock, each director of USABancShares, each executive officer of USABancShares, and all directors and executive officers as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all of the shares owned by each of them.

                                           Number of Shares of Common Stock         Percentage of Shares of Common
Name and Address (1)                            Beneficially Owned (2)               Stock Beneficially Owned (2)
----------------------------               ----------------------------------     --------------------------------
Harron Finance Group, LLC(3).............               500,000                                   __%
Frederick J. Jaindl and Mark W. Jaindl(4)               554,398                                   __%
Richard & Jean Basciano(5)...............               323,844                                   __%
Barry Winokur............................               373,800                                   __%
George Beach.............................                     -                                    *
George M. Laughlin.......................               177,786(6)                                __%
Wayne O. Leevy...........................                14,890(7)                                 *
Daniel J. Machon, Jr.....................                 7,317(8)                                 *
Clarence L. Rader........................                35,378(9)                                 *
Craig J. Scher...........................               130,346(10)                               __%
All directors and officers as a group....               365,717                                   __%

..........
* Less than 1%.
(1) Except as indicated below, the business address of each beneficial owner is c/o USABancShares.com, Inc., One Lincoln Plaza, 1535 Locust Street, Philadelphia, PA 19102.
(2) Based upon [________] shares of USABancShares' Common Stock outstanding as of May 22, 2002. A beneficial owner of securities is one who, directly or indirectly, has or shares with others: (a) the power to vote or direct the voting of such securities or (b) investment power with respect to such securities, which includes the power to dispose or direct the disposition of such securities. A person is deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of May 22, 2002, including, but not limited to, the right to acquire through the exercise of any option, warrant or right or through the conversion of a security.
(3) Reflects ownership as reported on a Schedule 13D, dated June 15, 2001, filed with the Commission by Harron Finance Group, LLC, 70 East Lancaster Avenue, Frazer, PA 19355.
(4) Reflects ownership as reported on a Schedule 13D, dated August 23, 2001, filed with the Commission by Frederick J. Jaindl, c/o Jaindl Farms, 3150 Coffeetown Road, Orefield, PA 18069, and Mark W. Jaindl, c/o American Bank, 4029 Tilghman Street, Allentown, PA 18104. Includes 470,448 shares over which Frederick J. Jaindl has sole voting and dispositive power and 83,950 shares over which Mark W. Jaindl has sole voting and dispositive power.
(5) Reflects ownership as reported on a Schedule 13D, dated September 5, 2001, filed with the Commission by Richard & Jean Basciano, c/o Four Keys Leasing & Maintenance Co., 300 West 43rd Street, New York, NY 10036.
(6) Includes options to purchase 44,224 shares of Common Stock, 25,378 shares held by Mr. Laughlin's wife and 1,764 shares held by his daughter.
(7)  Includes options to purchase 8,690 shares of Common Stock.
(8)  Includes options to purchase 2,600 shares of Common Stock.
(9)  Includes options to purchase 17,690 shares of Common Stock.
(10) Includes options to purchase 38,000 shares of Common Stock.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     USABancShares makes forward-looking statements in this proxy statement and in its documents filed with the Securities and Exchange Commission. These forward-looking statements are subject to risks and uncertainties, and there can be no assurance that such statements will prove to be correct. Forward-looking statements include some of the statements shown under "SUMMARY TERM SHEET - The Merger", "BACKGROUND OF THE MERGER", "SPECIAL FACTORS - Opinion of Financial Advisor", "SPECIAL FACTORS - Certain Effects of the Merger" and "FINANCING OF THE MERGER". In addition, when we use any of the words believes, expects, anticipates, plans, intends, hopes, will or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the future financial results and performance of USABancShares after the merger. This could cause results or performance to differ materially from those expressed in our forward-looking statements. You should consider these risks when you vote on the merger. These possible events or factors include, in addition to those discussed elsewhere in this document and those discussed in our documents filed with the Securities and Exchange Commission, the following:

     o delays in receiving regulatory and other approvals required for completion of the merger;

     o   the failure of shareholders to adopt the merger agreement;

     o USABancShares' need to raise additional capital to support anticipated liquidity needs and capital adequacy requirements;

     o general economic conditions, including their impact on capital expenditures;

     o   business conditions in the financial services industry;

     o   the regulatory environment;

     o   rapidly changing technology and evolving banking industry standards;

     o competitive factors, including increased competition with community, regional and national financial institutions;

     o   new services and products offered by competitors; and

     o   the potential for loss of key personnel if the merger is not approved.

USABancShares disclaims any intent or obligation to update forward-looking statements.
                              SHAREHOLDER PROPOSALS

     If the merger is consummated, there will be no public shareholders of USABancShares and no public participation in any future meetings of shareholders of USABancShares. If the merger is not consummated, however, USABancShares' public shareholders will continue to be entitled to attend and participate in USABancShares' shareholders' meetings. If USABancShares' annual meeting is held, any proposals of USABancShares shareholders intended to be presented at the 2002 annual meeting of USABancShares shareholders will be required to be received by the Secretary of USABancShares a reasonable time before USABancShares mails out its proxy statement relating to that meeting, to be considered for inclusion in the USABancShares 2002 annual meeting proxy materials. Proposals submitted by shareholders outside of the process described in Rule 14a-8 of the Securities Exchange Act of 1934, for the 2002 annual meeting will be required to be received by the same date. USABancShares will announce the date in a filing with the Securities and Exchange Commission.

                                                                      Appendix A

                      AGREEMENT AND PLAN OF REORGANIZATION

                                      among

                       BERKSHIRE FINANCIAL HOLDINGS, INC.,

                          BFHI ACQUISITION CORPORATION,

                             USABANCSHARES.COM, INC.

                                       and

                              vBANK, A SAVINGS BANK

                            dated as of March 9, 2002

                                TABLE OF CONTENTS

                                                                                                               Page
Article I             DEFINITIONS................................................................................2

Article II            THE MERGER.................................................................................7

         2.1      The Merger.....................................................................................7

         2.2      Effect of the Merger...........................................................................7

         2.3      Articles of Incorporation and Bylaws...........................................................7

         2.4      Directors and Officers.........................................................................7

         2.5      Effective Time.................................................................................8

         2.6      Effect on Outstanding Shares...................................................................8

         2.7      Shareholder Rights; Stock Transfers and Exchange Procedures....................................8

         2.8      Dissenting Shares.............................................................................10

         2.9      Additional Actions............................................................................10

Article III           REPRESENTATIONS AND WARRANTIES OF USAB AND THE BANK.......................................10

         3.1      Capital Structure of USAB.....................................................................10

         3.2      Organization, Standing and Authority of USAB..................................................11

         3.3      Ownership of USAB's Subsidiaries..............................................................11

         3.4      Organization, Standing and Authority of USAB's Subsidiaries...................................12

         3.5      Authorized and Effective Agreement; Consents and Approvals....................................12

         3.6      Securities Documents and Regulatory Reports...................................................13

         3.7      Financial Statements..........................................................................14

         3.8      Material Adverse Change.......................................................................15

         3.9      Environmental Matters.........................................................................15

         3.10     Tax Matters...................................................................................16

         3.11     Legal Proceedings.............................................................................18

         3.12     Compliance with Laws..........................................................................19

         3.13     Employee Benefit Plans........................................................................19

         3.14     Certain Contracts.............................................................................21

         3.15     Brokers and Finders...........................................................................22

         3.16     Insurance.....................................................................................22

         3.17     Properties....................................................................................22

         3.18     Labor.........................................................................................23

                                TABLE OF CONTENTS
                                  (continued)


         3.19     Transactions with Affiliates..................................................................23

         3.20     Loans; Nonperforming Loans and Classified Assets..............................................23

         3.21     Administration of Fiduciary Duties............................................................24

         3.22     Required Vote.................................................................................24

         3.23     Proxy Statement and Private Placement Memorandum Information..................................24

         3.24     Disclosures...................................................................................25

Article IV            REPRESENTATIONS AND WARRANTIES OF BFHI AND ACQUISITION....................................25

         4.1      Capital Structure of BFHI.....................................................................25

         4.2      Organization, Standing and Authority of BFHI..................................................25

         4.3      Ownership of Subsidiaries.....................................................................26

         4.4      Organization, Standing and Authority of Acquisition...........................................26

         4.5      Authorized and Effective Agreement; Consents and Approvals....................................26

         4.6      Legal Proceedings.............................................................................27

         4.7      Brokers and Finders...........................................................................27

         4.8      Proxy Statement and Private Placement Memorandum Information..................................28

         4.9      Disclosures...................................................................................28

Article V             COVENANTS.................................................................................28

         5.1      Reasonable Best Efforts.......................................................................28

         5.2      Solicitation of Shareholder Approval..........................................................28

         5.3      Regulatory and Other Matters..................................................................29

         5.4      Investigation and Confidentiality.............................................................30

         5.5      Press Releases................................................................................30

         5.6      Business of USAB and the Bank.................................................................30

         5.7      Current Information...........................................................................34

         5.8      Benefit Plans, Directors and Employment Matters...............................................34

         5.9      Indemnification; Insurance....................................................................35

         5.10     Real Estate...................................................................................36

         5.11     Disclosure Supplements........................................................................36

         5.12     Failure to Fulfill Conditions.................................................................36

         5.13     Bridge Loan...................................................................................37



                                                                                                               Page
         5.14     Offering......................................................................................37

         5.15     Certain Policies..............................................................................37

         5.16     USAB Options and Warrants.....................................................................38

Article VI            CONDITIONS PRECEDENT......................................................................38

         6.1      Conditions Precedent  - All Parties...........................................................38

         6.2      Conditions Precedent - USAB and the Bank......................................................39

         6.3      Conditions Precedent - BFHI and Acquisition...................................................39

Article VII           TERMINATION, WAIVER AND AMENDMENT.........................................................40

         7.1      Termination...................................................................................40

         7.2      Effect of Termination.........................................................................41

         7.3      Survival of Representations, Warranties and Covenants.........................................42

         7.4      Waiver........................................................................................42

         7.5      Amendment or Supplement.......................................................................42

Article VIII          MISCELLANEOUS.............................................................................42

         8.1      Expenses; Termination Fee.....................................................................42

         8.2      Entire Agreement..............................................................................45

         8.3      Assignment; Successors........................................................................45

         8.4      Notices.......................................................................................45

         8.5      Alternative Structure.........................................................................46

         8.6      Interpretation................................................................................46

         8.7      Counterparts..................................................................................47

         8.8      Governing Law.................................................................................47


EXHIBIT A   Form Of Stockholder Agreement..................................A-1

EXHIBIT B   Form Of Stock Option Agreement.................................B-1

EXHIBIT C   Form Of Agreement And Plan Of Merger Of
            UsabancShares.com, Inc. With Berkshire Financial Holdings,
            Inc. ..........................................................C-1

EXHIBIT D   Agreement......................................................D-1

EXHIBIT E   Form Of Tenant Estoppel Letter.................................E-1

EXHIBIT F   Form Of Landlord Estoppel Letter...............................F-1

EXHIBIT G   Form Of Bfhi Promissory Note...................................G-1

EXHIBIT H   Agreement Of Merger............................................H-1

                      AGREEMENT AND PLAN OF REORGANIZATION


         AGREEMENT AND PLAN OF REORGANIZATION, dated as of March 9, 2002 ("Agreement"), among Berkshire Financial Holdings, Inc. ("BFHI"), a Pennsylvania corporation, BFHI Acquisition Corporation ("Acquisition"), a Pennsylvania corporation and wholly-owned subsidiary of BFHI, USABancShares.com, Inc. ("USAB"), a Pennsylvania corporation, and vBank, a Savings Bank (the "Bank"), a Pennsylvania-chartered savings bank and wholly-owned subsidiary of USAB.


                              W I T N E S S E T H:


         WHEREAS, the Boards of Directors of BFHI, Acquisition, USAB and the Bank have determined that it is advisable and in the best interests of their respective companies and their shareholders, employees, customers and communities to consummate the business transactions provided for herein; and

         WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

         WHEREAS, as a condition and inducement to BFHI's willingness to enter into this Agreement, the directors and executive officers of USAB and the Bank named therein are concurrently entering into a Stockholder Agreement with BFHI (the "Stockholder Agreement"), in substantially the form attached hereto as Exhibit A, pursuant to which, among other things, such persons agree to vote their shares of USAB Common Stock (as defined herein) in favor of this Agreement and the transactions contemplated hereby;

         WHEREAS, as a further condition and inducement to BFHI's willingness to enter into this Agreement, USAB is concurrently entering into a Stock Option Agreement with BFHI (the "USAB Option Agreement"), in substantially the form attached hereto as Exhibit B, pursuant to which USAB is granting to BFHI the option to purchase shares of USAB Common Stock under certain circumstances; and

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         "Acquisition" shall mean BFHI Acquisition Corporation.

         "Acquisition Transaction" shall have the meaning set forth in Section 5.6(c) hereof.

         "Affiliate" shall mean, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Affiliated Group" shall mean any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law.

         "Agreement of Merger" shall mean the Agreement of Merger dated as of the date hereof by and between Acquisition and USAB, a copy of which is attached hereto as Exhibit H.

         "Bank" shall mean vBank, a Savings Bank.

         "Bank Common Stock" shall mean the common stock, par value $2.50 per share, of the Bank.

         "BFHI" shall mean Berkshire Financial Holdings, Inc.

         "BFHI Common Stock" shall mean the common stock, par value $.01 per share, of BFHI.

         "BFHI Preferred Stock" shall mean the shares of preferred stock, par value $.01 per share, of BFHI .

         "BFHI Promissory Note" shall have the meaning set forth in Section 5.13(a) hereto.

         "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

         "BIF" shall mean the Bank Insurance Fund administered by the FDIC.

         "Closing" shall have the meaning set forth in Section 2.5 hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" shall mean the Securities and Exchange Commission.

         "Confidentiality Agreement" shall have the meaning set forth in Section 5.4(b) hereof.

         "CRA" shall mean the Community Reinvestment Act of 1977, as amended.

         "Department" shall mean the Commonwealth of Pennsylvania Department of Banking.

         "Dissenting Shares" shall have the meaning set forth in Section 2.8 hereof.

         "Effective Time" shall mean the time specified pursuant to Section 2.5 hereof as the effective time of the Merger.

         "Environmental Claim" shall mean any written notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

         "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface or subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Laws includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
Section 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 2901, et seq; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
Section 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C.
Section 9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq; (2) all comparable state and local laws and any amendment, rule, regulation, order, or directive issued thereunder; and (3) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" shall have the meaning set forth in Section 2.7(b) hereof.

         "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

         "FDIC" shall mean the Federal Deposit Insurance Corporation, or any successor thereto.

         "FRB" shall mean the Board of Governors of the Federal Reserve System.

         "Governmental Entity" shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

         "Liquidation" shall have the meaning set forth in Section 2.1 hereof.

         "Material Adverse Effect" shall mean, with respect to USAB or any Subsidiary, any event, change or occurrence that has or would reasonably be expected to have a material adverse change on the business, operations, results of operations or financial condition of USAB and its Subsidiaries considered as one enterprise but shall not include any adverse change with respect to, or effect on such entity resulting from (1) changes in general economic conditions (including, without limitation, increases or decreases in market rates of interest), (2) any change in a law, rule or regulation generally applicable to financial institutions, (3) any change in generally accepted accounting principles or regulatory accounting principles, as such would apply to the financial statements of such entity, (4) actions taken or to be taken by USAB or the Bank in accordance with the specific terms of this Agreement or based upon the written request of BFHI or Acquisition pursuant to this Agreement, or (5) an "Event of Default" as such term is defined in the Loan Agreement dated March 31, 2000 by and between USAB and Crusader Bank (now Royal Bank of Pennsylvania), as amended, or an "Event of Default" under Section 6(d) of the Collateral Pledge and Security Agreement dated March 31, 2000 between the same parties, in each case, resulting from a failure to pay interest or principal on the "Loan" (as defined in each agreement) (in either case, a "Loan Agreement Event of Default")(Royal Bank of Pennsylvania and its assigns are hereinafter referred to as the "Lender").

         "Materials of Environmental Concern" shall mean pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under the Environmental Laws.

         "Merger" shall have the meaning set forth in Section 2.1 hereof.

         "Merger Consideration" shall mean cash consideration equal to $0.60 per share of USAB Common Stock, into which shares of USAB Common Stock shall be converted in the Merger pursuant to Section 2.6(c) hereof.

         "Offering" shall mean the offer and sale of BFHI Common Stock conducted in accordance with Section 5.14 hereof.

         "PBCL" shall mean the Pennsylvania Business Corporation Law of 1988, as amended.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or a political subdivision or an agency or instrumentality thereof.

         "Previously Disclosed" shall mean disclosed in (i) a schedule dated the date hereof delivered from the disclosing party to the other party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein or (ii) a letter dated after the date hereof from the disclosing party specifically referring to this Agreement and describing in reasonable detail the matters contained therein and delivered by the other party pursuant to Section 5.11 hereof.

         "Private Placement Memorandum" means the private placement memorandum utilized by BFHI in connection with the Offering.

         "Proxy Statement" shall mean the proxy statement, as amended or supplemented, to be delivered by USAB to its shareholders in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby.

         "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed pursuant to the Securities Laws, as amended and restated.

         "Securities Laws" shall mean the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

         "Stockholder Agreement" shall mean the agreement dated the date hereof between BFHI and certain of the stockholders of USAB, the form of which is attached hereto as Exhibit A.

         "Subsidiary" of any Person shall mean any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are owned directly or indirectly by such Person.

         "Surviving Corporation" shall have the meaning set forth in Section 2.1 hereof.

         "Tax" or "Taxes" shall mean any U.S. federal, state, local or foreign income, gross receipts, profits, windfall profits, severance, occupation, premium, environmental, personal property, real property, intangibles, ad valorem, mortgage, production, sales, use, license, excise, customs duties, franchise, registration, value-added, estimated, documentary, stamp, transfer, capital stock, employment, payroll, withholding, social security (or similar), unemployment, disability, transfer, withholding or other taxes or charges of any kind whatsoever levied or imposed on any person or such person's income, properties, assets or operations by any governmental authority or under any law, together with any interest, additions to tax or penalties with respect thereto and any interest in respect of such additions to tax or penalties, whether or not disputed.

         "Tax Returns" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

         "USAB" shall mean USABancShares.com, Inc.

         "USAB Capital Securities" shall mean the USAB Common Securities and the USAB Preferred Securities, each issued by the USAB Trust.

         "USAB Common Securities" shall mean the shares of common securities issued to USAB by the USAB Trust.

         "USAB Common Stock" shall mean the common stock, par value $1.00 per share, of USAB.

         "USAB Debentures" shall mean the junior subordinated debentures issued by USAB to the USAB Trust.

         "USAB Employee Plans" shall have the meaning set forth in Section 3.13(a) hereof.

         "USAB Financial Statements" shall mean (i) the consolidated financial statements referred to in Section 3.7(a) hereof (each as amended and restated), and (ii) the consolidated balance sheets of USAB (including related notes and schedules, if any), and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of USAB with respect to the quarterly and annual periods ended subsequent to September 30, 2001 and delivered to BFHI pursuant to Section 5.7 hereof.

         "USAB Option" shall mean each option outstanding under the USAB Stock Option Plan.

         "USAB Option Agreement" shall mean the agreement dated the date hereof, between USAB and BFHI, the form of which is set forth as Exhibit B hereto.

         "USAB Preferred Securities" shall mean the preferred securities issued by the USAB Trust to investors.

         "USAB Preferred Stock" shall mean the preferred stock par value $1.00 per share, of USAB.

         "USAB Stock Option Plan" shall mean the USABancShares.com, Inc. Stock Option Plan.

         "USAB Trust" shall mean the USA Capital Trust I established by USAB.

         Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II

                                   THE MERGER

2.1      The Merger

         Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.5 hereof), Acquisition shall be merged with and into USAB in accordance with Section 1921 of the PBCL (the "Merger"), with USAB as the surviving corporation (hereinafter sometimes called the "Surviving Corporation"). Simultaneously with or as soon as practicable after the Merger, the Surviving Corporation shall be merged with and into BFHI (the "Liquidation") in accordance with an Agreement and Plan of Merger, the form of which is attached hereto as Exhibit C.

2.2      Effect of the Merger

         As of the Effective Time (as defined in Section 2.5 hereof), the Surviving Corporation shall be considered the same business and corporate entity as each of USAB and Acquisition and thereupon and thereafter, all the property, rights, powers and franchises of each of USAB and Acquisition shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of USAB and Acquisition and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of USAB and Acquisition in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of USAB and Acquisition is a party shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made, or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of USAB and Acquisition if the Merger had not occurred.

2.3      Articles of Incorporation and Bylaws

         As of the Effective Time, the Articles of Incorporation and Bylaws of USAB shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until otherwise amended as provided by law.

2.4      Directors and Officers

         As of the Effective Time, the directors and officers of Acquisition shall become the directors and officers of the Surviving Corporation and BFHI shall have taken steps to elect Wayne O. Leevy to the Board of Directors of the Surviving Corporation in accordance with Section 5.8(d) hereof.

2.5      Effective Time

         The Merger shall become effective upon the occurrence of the filing of Articles of Merger ("Articles of Merger") with the Department of State of the Commonwealth of Pennsylvania, unless a later date and time is specified as the effective time in such Articles of Merger ("Effective Time"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, on the third business day following the receipt of all necessary regulatory or governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article VI of this Agreement (other than the delivery of certificates and other instruments and documents to be delivered at the Closing), at the principal offices of counsel to BFHI in Vienna, Virginia or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, the Agreement of Merger shall be filed with the Corporation Bureau in Harrisburg, Pennsylvania, and there shall be delivered to the parties hereto the certificates and other documents required to be delivered under Article VI hereof.

2.6      Effect on Outstanding Shares

         Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any party hereto:

         (a) Each share of BFHI Common Stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding.

         (b) Each share of common stock of Acquisition issued and outstanding immediately prior to the Effective Time shall become the issued and outstanding common stock of the Surviving Corporation.

         (c) Each share of USAB Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held by USAB or the Bank, which shall be canceled and retired without consideration, and (ii) Dissenting Shares) shall become and be converted into the right to receive, without any action on the part of the holders thereof, the Merger Consideration.

2.7      Shareholder Rights; Stock Transfers and Exchange Procedures

         (a) Subject to the provisions of Section 2.8 hereof, at the Effective Time, each holder of a certificate or certificates representing outstanding shares of USAB Common Stock (the "Certificates") shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such Certificates in accordance with this Section 2.7, the amount of the Merger Consideration into which each share of USAB Common Stock shall have been converted pursuant to Section 2.6 hereof, without interest. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of USAB of shares of USAB Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to BFHI or the Exchange Agent for any reason, they shall be canceled and exchanged as provided hereunder, except as otherwise provided by law.

         (b) At least one business day prior to the Effective Time, BFHI shall deposit in trust with an agent duly appointed by BFHI (the "Exchange Agent") cash in an amount equal to the aggregate Merger Consideration. At or after the Effective Time, each holder of a Certificate or Certificates, upon surrender of the same to the Exchange Agent, shall be entitled to receive in exchange therefor the Merger Consideration for each share of USAB Common Stock theretofore represented by the Certificate or Certificates so surrendered, which shall have been converted as provided in Section 2.6(c) hereof. Within five (5) days following the Effective Time, the Exchange Agent shall mail to each holder of record of an outstanding Certificate a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Certificate shall pass, only upon delivery of such Certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Merger and of the procedure for surrendering to the Exchange Agent such Certificate in exchange for their interest in the Merger Consideration.

         (c) BFHI shall not be obligated to deliver the interest in the Merger Consideration to which a holder of USAB Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders a Certificate or Certificates for exchange as provided in this Section 2.7, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by BFHI. If payment of the Merger Consideration is to be made to a person other than the registered holder of the USAB Certificate(s) surrendered, it shall be a condition of such payment that the USAB Certificate(s) so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the USAB Certificate(s) surrendered or establish to the satisfaction of BFHI or Acquisition that such tax has been paid or is not applicable.

         (d) Any portion of the aggregate Merger Consideration delivered to the Exchange Agent by BFHI pursuant to Section 2.7(b) hereof that remains unclaimed by the stockholders of USAB for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to BFHI. Any stockholders of USAB who have not exchanged their shares of USAB Common Stock for the Merger Consideration in accordance with this Agreement shall thereafter look only to BFHI for the consideration deliverable in respect of each share of USAB Common Stock such stockholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding Certificates for shares of USAB Common Stock are not surrendered or the payment for them is not claimed prior to the date on which payment of the Merger Consideration would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of BFHI (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. BFHI and the Exchange Agent shall be entitled to rely upon the stock transfer books of USAB to establish the identity of those persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, BFHI and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

2.8      Dissenting Shares

         Each outstanding share of USAB Common Stock, the holder of which has perfected his right to dissent under the PBCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration hereunder and the holder thereof shall be entitled only to such rights as are granted by the PBCL. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Dissenting Shares held by such holder shall thereupon be treated as though such Dissenting Shares had been converted into the right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement. USAB shall give BFHI prompt notice upon receipt by USAB of any such written demands for payment of the fair value of shares of USAB Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the PBCL. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

2.9      Additional Actions

         If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of USAB acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, each of USAB and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of USAB or otherwise to take any and all such action.


                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF USAB AND THE BANK

         Except as Previously Disclosed, USAB and the Bank represent and warrant to BFHI and Acquisition as follows:

3.1      Capital Structure of USAB

         The authorized capital stock of USAB consists of 25,000,000 shares of USAB Common Stock and 5,000,000 shares of USAB Preferred Stock. As of the date hereof, there are 5,729,167 shares of USAB Common Stock issued and outstanding, 169,889 shares of USAB Common Stock held as treasury shares and no shares of USAB Preferred Stock outstanding. All outstanding shares of USAB Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and none of the outstanding shares of USAB Common Stock have been issued in violation of the preemptive rights of any Person. USAB has Previously Disclosed each USAB Option outstanding as of the date hereof, including the number of shares covered by each such USAB Option and the exercise price thereof. Except for USAB Options to purchase 176,554 shares of USAB Common Stock as of the date hereof and the option granted by USAB to BFHI hereof pursuant to the USAB Option Agreement, there are no Rights authorized, issued or outstanding with respect to the capital stock of USAB. The USAB Debentures have been duly authorized and issued in accordance with their terms.

3.2      Organization, Standing and Authority of USAB

         USAB is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. USAB has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise. USAB is registered as a bank holding company under the BHCA. USAB has heretofore delivered or made available to BFHI true and complete copies of the Articles of Incorporation and Bylaws of USAB as in effect as of the date hereof.

3.3      Ownership of USAB's Subsidiaries

         The only direct or indirect Subsidiaries of USAB are the Bank, USAB Trust, USARealEstate, Inc. and USACredit, Inc. Except for (i) its ownership of the Bank Common Stock and common stock of USARealEstate, Inc. and USACredit, Inc., (ii) its ownership of the USAB Common Securities, and (iii) securities and other interests held in a fiduciary capacity by the Bank and beneficially owned by third parties or taken in consideration of debts previously contracted, USAB does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any Person. The authorized capital stock of the Bank consists of 100,000 shares of Bank Common Stock. As of the date hereof, there were 78,800 shares of the Bank Common Stock issued and outstanding and no shares of the Bank Common Stock are held as treasury shares. The authorized Capital Stock of USARealEstate, Inc. consists of 1,000 shares of common stock. USAB owns all of the outstanding shares of common stock of USARealEstate, Inc. and no shares of such common stock are held as treasury shares. USAB owns all of the outstanding capital stock of USACredit, Inc. and no shares of such capital stock are held as treasury shares. As of the date hereof, there were 310 USAB Common Securities issued and outstanding, all of which are directly owned by USAB and none are held as treasury shares, and 10,000 USAB Preferred Securities issued and outstanding. The outstanding Bank Common Stock, USARealEstate, Inc. common stock and USAB Capital Securities have been duly authorized and validly issued, are fully paid and nonassessable and, except in the case of the USAB Preferred Securities, are directly owned by USAB free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the Bank Common Stock, USARealEstate, Inc. common stock or USAB Capital Securities and, except for agreements entered into in connection with the USAB Capital Securities, there are no agreements, understandings or commitments relating to the right of USAB to vote or to dispose of such capital stock or other ownership interests.

3.4      Organization, Standing and Authority of USAB's Subsidiaries

         (a) The Bank, USARealEstate, Inc. and USACredit, Inc. (i) are duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, (ii) have the corporate power and authority to own or lease all of their respective properties and assets and to conduct their respective businesses as they are now being conducted, and (iii) are duly licensed or qualified to do business and are in good standing in each jurisdiction in which the nature of the business conducted by them or the character or location of the properties and assets owned or leased by them makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise. The deposit accounts of the Bank are insured by the BIF to the maximum extent permitted by the FDIA, and the Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder. USAB has heretofore delivered or made available to BFHI true and complete copies of the Articles of Incorporation and Bylaws of the Bank as in effect as of the date hereof.

         (b) The USAB Trust (i) is duly organized, validly existing and in good standing as a business trust under the laws of the State of Delaware, (ii) has the power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or by character or location of the properties or assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise.

3.5      Authorized and Effective Agreement; Consents and Approvals

         (a) USAB and the Bank have all requisite corporate power and authority to enter into this Agreement and the Agreement of Merger, as applicable, and (subject to receipt of all necessary governmental approvals and the approval of USAB's shareholders of this Agreement and the transactions contemplated hereby) to perform all of their obligations under this Agreement and the Agreement of Merger. The execution and delivery of this Agreement and the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of USAB and the Bank, as applicable, except for the approval of this Agreement and the transactions contemplated hereby by USAB's shareholders. This Agreement and the Agreement of Merger have been duly and validly executed and delivered by USAB and the Bank, as applicable, and, except for the approval of this Agreement and the transactions contemplated hereby by USAB's shareholders, constitute legal, valid and binding obligations of USAB and the Bank which are enforceable against USAB and the Bank in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court, regardless of whether enforcement is considered in a proceeding in equity or at law.

         (b) None of the execution and delivery of this Agreement and the Agreement of Merger by USAB and the Bank, as applicable, the consummation by USAB and the Bank of the transactions contemplated hereby and thereby in accordance with the terms hereof or thereof, or the compliance by USAB and the Bank with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Articles of Incorporation and Bylaws or equivalent documents of USAB or its Subsidiaries, (ii) assuming that the consents and approvals set forth herein are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to USAB or its Subsidiaries or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of USAB or its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which USAB or its Subsidiaries are a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FRB, the FDIC, the Commission, the Department and the stockholders of USAB, no consents or approvals of or filings or registrations with or notices to any Governmental Entity or non-governmental third party are required on behalf of USAB or the Bank in connection with (a) the execution and delivery of this Agreement and the Agreement of Merger by USAB and the Bank, as applicable, and
(b) the completion by USAB and the Bank of the transactions contemplated hereby and thereby, except for any such non-governmental third party consents or approvals, the failure of which to obtain would not result in a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise or prevent or delay the consummation of the transactions contemplated hereby.

         (c) As of the date hereof, neither USAB nor the Bank is aware of any reasons relating to USAB or the Bank why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for consummation of the transactions contemplated by this Agreement.

3.6      Securities Documents and Regulatory Reports

         (a) USAB has previously delivered or made available to BFHI a complete copy of all Securities Documents filed by USAB pursuant to the Securities Laws or mailed by the Company to its shareholders as a class since January 1, 1997. USAB has filed with the Commission all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

         (b) Since January 1, 1997, USAB and the Bank have duly filed with the appropriate regulatory authorities (excluding the Commission), the monthly, quarterly and annual reports required to be filed under applicable laws and regulations and such reports, as the same may have been amended from time to time, were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations (except with respect to the timeliness of any such filings), and USAB and the Bank have previously delivered or made available to BFHI accurate and complete copies of all such reports. In connection with the most recent examinations of USAB and the Bank by the appropriate regulatory authorities, neither USAB nor the Bank were required to correct or change any action, procedure or proceeding which USAB or the Bank believes in good faith has not been now corrected or changed, other than corrections or changes which, if not made, either individually or in the aggregate, would not have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise. The most recent regulatory rating given to the Bank as to compliance with the CRA is at least "satisfactory." To the knowledge of USAB and the Bank, since its last regulatory examination of CRA compliance, the Bank has not received any complaints as to CRA compliance.

3.7      Financial Statements

         (a) USAB has previously delivered or made available to BFHI accurate and complete copies of the consolidated balance sheet of USAB as of December 31, 2000 and 1999 and the consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years ended December 31, 2000, 1999 and 1998, which are accompanied by the audit report of Grant Thornton LLP, and (ii) the unaudited consolidated balance sheets as of March 31, 2001, June 30, 2001 and September 30, 2001 and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for each of the three month periods ended March 31, 2001, June 30, 2001 and September 30, 2001, and in each case, as amended. The USAB Financial Statements referred to herein (as amended and restated), as well as the USAB Financial Statements to be delivered pursuant to Section 5.7 hereof (including the related notes, where applicable), fairly present or will fairly present, as the case may be, the consolidated financial condition of USAB as of the respective dates set forth therein, and the consolidated results of operations, changes in shareholders' equity and cash flows of USAB for the respective periods or as of the respective dates set forth therein (it being understood that any USAB Financial Statements with respect to interim periods are not audited and are not prepared with all related notes but have been, or will be, prepared in compliance with all applicable legal and regulatory accounting requirements and reflect all adjustments which are, in the opinion of USAB, necessary for a fair presentation of such financial statements, subject to normal year-end adjustments).

         (b) The USAB Financial Statements have been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein, and except that unaudited USAB Financial Statements may not include all footnote disclosures required by generally accepted accounting principles. The audits of USAB and its Subsidiaries have been conducted in accordance with generally accepted auditing standards. The books and records of USAB and its Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of USAB and its Subsidiaries.

         (c) Except to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of USAB as of September 30, 2001, as amended and restated (including related notes), and (ii) of liabilities incurred since such date in the ordinary course of business, none of USAB nor its Subsidiaries has any liabilities, whether absolute, accrued, contingent or otherwise, which would have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise.

3.8      Material Adverse Change

         Since September 30, 2001, (i) USAB and its Subsidiaries have conducted their respective businesses in the ordinary and usual course and (ii) no event has occurred or circumstances arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise.

3.9      Environmental Matters

         (a) USAB and the Bank have Previously Disclosed all violations of any Environmental Laws by USAB or its Subsidiaries whether or not such violations would have, individually or in the aggregate, a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise. To the knowledge of USAB and the Bank, USAB and its Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, individually or in the aggregate, have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise. Neither USAB nor its Subsidiaries has received any communication alleging that the USAB or its Subsidiaries is not in such compliance and, to the knowledge of USAB and the Bank, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

         (b) USAB and the Bank have Previously Disclosed all properties owned, leased or operated by USAB or its Subsidiaries or which serve as collateral for loans owned by USAB or its Subsidiaries which have been or are in violation of or liable under any Environmental Law, whether or not any such violations or liabilities would have, individually or in the aggregate, a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise. To the knowledge of USAB and the Bank, none of the properties owned, leased or operated by the USAB or its Subsidiaries nor any of the properties which serve as collateral for loans owned by USAB or its Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not, individually or in the aggregate, have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise.

         (c) USAB and the Bank have Previously Disclosed all past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against USAB or its Subsidiaries or against any person or entity whose liability for any Environmental Claim USAB or its Subsidiaries has or may have retained or assumed either contractually or by operation of law, including but not limited to loans made by USAB or the Bank, whether or not such would have individually or in the aggregate, a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise. To the knowledge of USAB and the Bank, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against USAB or its Subsidiaries or against any person or entity whose liability for any Environmental Claim USAB or its Subsidiaries has or may have retained or assumed either contractually or by operation of law, including but not limited to loans made by USAB or the Bank, except such which would not, individually or in the aggregate, have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise.

         (d) USAB and the Bank have Previously Disclosed any environmental studies in USAB's or the Bank's possession or control conducted with respect to any properties directly or indirectly owned or leased by USAB or its Subsidiaries as of the date hereof.

3.10     Tax Matters

         (a) All Tax Returns required to be filed by or on behalf of USAB and its Subsidiaries or any Affiliated Group of which USAB or any of its Subsidiaries is or was a member have been (or, prior to the date that includes the Effective Time, will be) timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns were required to be filed, after giving effect to any valid extensions of time in which to make such filings, and all such Tax Returns were true, complete and correct in all respects.

         (b) All Taxes due and payable by or on behalf of USAB and any of its Subsidiaries or any Affiliated Group of which USAB or any of its Subsidiaries is or was a member or in respect of their income, assets or operations, have been (or, prior to the date that includes the Effective Time, will be) fully and timely paid, and adequate reserves or accruals for Taxes of USAB and its Subsidiaries have been provided in the books and records of USAB and its Subsidiaries in accordance with generally accepted accounting principles with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing. USAB and its Subsidiaries have made all required estimated Tax payments.

         (c) Neither USAB nor any of its Subsidiaries has executed or filed with the Internal Revenue Service (the "IRS") or any other taxing authority any currently applicable agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to any applicable statute of limitations), and no power of attorney of USAB or any of its Subsidiaries with respect to any Tax matter is currently in force.

         (d) USAB and its Subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

         (e) USAB has made available to BFHI copies of (i) all U.S. federal, state, local and foreign income or franchise Tax Returns of USAB and its Subsidiaries (or any Affiliated Group of which USAB or any of its Subsidiaries are members) relating to the Tax periods ended December 31, 1998, 1999 and 2000 and (ii) any audit report issued by the IRS or other taxing authority within the last three years relating to Taxes due from or with respect to USAB and any of its Subsidiaries (or any Affiliated Group of which USAB or any of its Subsidiaries are members) or its income, assets or operations. USAB and its Subsidiaries have Previously Disclosed all income and franchise Tax Returns filed by or on behalf of USAB and any of its Subsidiaries (or any Affiliated Group of which USAB or any of its Subsidiaries are members), which have been examined by the relevant taxing authority or with respect to which the statute of limitations has expired.

         (f) No claim has been made by a taxing authority in a jurisdiction where USAB or its Subsidiaries does not file Tax Returns that USAB or its Subsidiaries is or may be subject to taxation in that jurisdiction.

         (g) All deficiencies asserted or assessments made as a result of any examination by any taxing authority of the Tax Returns of USAB or its Subsidiaries or any Affiliated Group of which USAB or any of its Subsidiaries is or was a member have been fully paid, and there are no audits or investigations of USAB or any of its Subsidiaries or any Affiliated Group of which USAB or any of its Subsidiaries is or was a member by any taxing authority in progress, nor has USAB or the Bank or any Affiliated Group of which USAB or any of its Subsidiaries is or was a member received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a U.S. federal, state, local or foreign taxing authority in any current or prior examination of USAB or any of its Subsidiaries which, by application of the same or similar principles, would reasonably be expected to result in a proposed deficiency with for any subsequent Tax period.

         (h) Neither USAB nor any of its Subsidiaries has (i) filed a consent pursuant to Section 341(f) of the Code, (ii) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by USAB or any of its Subsidiaries or has knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of USAB and its Subsidiaries, or has otherwise taken any action that would have the effect of deferring any liability for Taxes from any Tax period ending on or before the date that includes the Effective Time to any Tax period ending thereafter, (iii) executed or entered into a closing agreement pursuant to
Section 7121 of the Code or any similar provision of state, local or foreign Tax law with respect to USAB or its Subsidiaries, or (iv) requested any extension of time within which to file any Tax Return of USAB or any of its Subsidiaries, which Tax Return has since not been filed prior to the end of the extension period. USAB has not been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code at any time during the past 60 months.

         (i) No property owned by USAB or any of its Subsidiaries (i) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986,
(ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

         (j) Neither USAB nor any of its Subsidiaries is a party to any Tax sharing or similar agreement or arrangement with any person.

         (k) There is no contract, agreement, plan or arrangement, including this Agreement, covering any person that, individually or collectively, would give rise to the payment of any amount that would be not be deductible by USAB or any of its Subsidiaries by reason of Section 280G or 162(m) of the Code.

         (l) Neither USAB nor any of its Subsidiaries is subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other tax authorities.

         (m) USAB is not, nor has it ever been, a member of an Affiliated Group other than the Affiliated Group of which it is the parent, and none of its Subsidiaries has ever been a member of any Affiliated Group for any Tax purposes other than the Affiliated Group of which USAB is the parent. Neither USAB nor any of its Subsidiaries has any liability for the Taxes of any Person under
Section 1.1502-6 of U.S. Treasury Regulations (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

         (n) Neither USAB nor any of its Subsidiaries owns any interest in any entity that is treated as a partnership or disregarded entity for U.S. federal income Tax purposes.

         (o) There are no material liens on any assets of USAB or any of its Subsidiaries that arose as a result of any unpaid Taxes (except for Taxes not yet due) of USAB or any of its Subsidiaries.

         (p) USAB and the Bank have Previously Disclosed all material Tax elections of USAB and its Subsidiaries that are required to be made on any Tax Return and which are currently in effect aside from Tax elections made on Tax Returns made available to BFHI in accordance with Section 3.10 (e) above.

3.11     Legal Proceedings

         There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the knowledge of USAB and the Bank, threatened against USAB or any of its Subsidiaries or against any asset, interest or right of USAB or any of its Subsidiaries, or against any officer, director or employee of USAB or any of its Subsidiaries that in any such case, if decided adversely, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise. Neither USAB nor any of its Subsidiaries is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise.

3.12     Compliance with Laws

         (a) USAB and its Subsidiaries have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are necessary in order to permit them to conduct their businesses as they are presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the knowledge of USAB and the Bank, no suspension or cancellation of any of the same is threatened.

         (b) Neither USAB nor any of its Subsidiaries is in violation of its Articles of Incorporation and Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other Governmental Entity (including, without limitation, all the banking, securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any Governmental Entity, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise; and USAB and its Subsidiaries have not received any notice or communication from any Governmental Entity asserting that USAB or any of its Subsidiaries are in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise. Neither USAB nor any of its Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment.

3.13     Employee Benefit Plans

         (a) USAB and the Bank have Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, bonus or USAB insurance contract or any other incentive, welfare or employee benefit plan, as defined in
Section 3(3) of ERISA, or agreement, understanding, practice or commitment, formal or informal, sponsored, maintained or contributed to by USAB or any of its Subsidiaries for the benefit of the current or former directors, officers, employees or independent contractors of USAB and its Subsidiaries (the "USAB Employee Plans"). USAB and the Bank have Previously Disclosed accurate and complete copies of the USAB Employee Plans together with (i) the most recent actuarial and financial reports prepared with respect to any such plans that are qualified plans, (ii) the most recent annual reports filed with any Governmental Entity with respect to each such plan and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any such plan that is a qualified plan.

         (b) None of USAB, its Subsidiaries, any pension plan maintained by any of them and qualified under Section 401 of the Code or, to the knowledge of USAB and the Bank, any fiduciary of such plan, has incurred any liability to the PBGC, the Department of Labor or the Internal Revenue Service with respect to the coverage of any employees of USAB or its Subsidiaries under any USAB Employee Plan that has not been satisfied in full and that would have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise. To the knowledge of USAB and the Bank, no reportable event under Section 4043(b) of ERISA has occurred with respect to any USAB Employee Plan that is a pension plan.

         (c) Neither USAB nor any of its Subsidiaries participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA), and neither USAB nor any of its Subsidiaries (or their respective successors) will incur any liability in the event of a complete withdrawal from any multi-employer plan of which USAB or any of its Subsidiaries is a participant as of the date hereof in connection with the transactions contemplated hereby.

         (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each USAB Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "USAB Pension Plan") which is intended to qualify under Section 401 of the Code to the effect that (i) such plan is qualified under Section 401 of the Code and (ii) the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the knowledge of USAB and the Bank, is threatened to be revoked and neither USAB nor the Bank knows of any ground on which such revocation may be based. Neither USAB nor any of its Subsidiaries has any material liability under any such plan that is not reflected on the consolidated balance sheet of USAB at September 30, 2001 included in the USAB Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

         (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or
Section 4975 of the Code) has occurred with respect to any USAB Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax on USAB or any of its Subsidiaries under Section 4975 of the Code or otherwise have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise.

         (f) Full payment has been made (or proper accruals have been established to the extent required by generally accepted accounting principles) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established to the extent required by generally accepted accounting principles) of all contributions which are due and payable after the date hereof and prior to the Effective Time, under the terms of each USAB Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any USAB Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any USAB Pension Plan.

         (g) The USAB Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

         (h) There are no pending or, to the knowledge of USAB and the Bank, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the USAB Employee Plans or any trust related thereto or any fiduciary thereof.

         (i) The consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (i) entitle any director, officer, employee or consultant of or to USAB or any of its Subsidiaries to any payment (including severance pay or similar compensation) or any increase in compensation, (ii) result in the vesting or acceleration of any benefits under any USAB Employee Plan or (iii) result in any material increase in benefits payable under any USAB Employee Plan, except to the extent provided in the employment agreement between the Bank and Craig J. Scher, which has been Previously Disclosed (as amended pursuant to Section 5.8(f) hereof).

         (j) Neither USAB nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

         (k) None of the execution of this Agreement, stockholder approval of this Agreement or consummation of the transactions contemplated hereby will (A) except for the employment agreement referred to in Section 3.13(i) hereof (as amended pursuant to Section 5.8(f) hereof), entitle any employees of USAB or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the USAB Benefit Plans, (C) result in any breach or violation of, or a default under, any of the USAB Benefit Plans or (D) result in any payment that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

3.14     Certain Contracts

         (a) Neither USAB nor any of its Subsidiaries is a party to, is bound or affected by, receives or is or may become obligated to make payments under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by USAB or any of its Subsidiaries (other than in the case of deposits, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by USAB or any of its Subsidiaries of any obligation; (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of USAB or any of its Subsidiaries; (iii) any agreement, arrangement or commitment pursuant to which USAB or any of its Subsidiaries is obligated to indemnify any existing or former director, officer, employee or agent of USAB or its Subsidiaries; (iv) any agreement, arrangement or commitment which limits the freedom of USAB or any of its Subsidiaries to compete in any line of business or with any person or entity; (v) any lease of real or personal property requiring payments of annual rental in excess of $15,000, whether as lessor or lessee; (vi) any other agreement, arrangement or understanding which involves an annual payment of more than $15,000 or (vii) any sales agreement, arrangement or commitment pursuant to which USAB or any of its Subsidiaries has transferred any loans and which provides for recourse against USAB or any of its Subsidiaries in the event that any borrower fails to pay the principal or interest when due. USAB and the Bank have Previously Disclosed all contracts which provide for the servicing of loans by or for USAB or any of its Subsidiaries.

         (b) Neither USAB nor any of its Subsidiaries is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.15     Brokers and Finders

         Neither USAB nor any of its Subsidiaries nor any of their directors, officers, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for USAB or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

3.16     Insurance

         USAB and the Bank believe that USAB and its Subsidiaries are insured, and during each of the past three calendar years have been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured, and have maintained all insurance required by applicable laws and regulations. USAB and the Bank have Previously Disclosed to BFHI a list identifying all insurance policies maintained by USAB and its Subsidiaries as of the date hereof and any claims pending thereunder. All of the policies and bonds maintained by USAB and its Subsidiaries are in full force and effect and all claims thereunder have been filed in a due and timely manner and no such claim has been denied.

3.17     Properties

         All real and personal property owned by USAB and its Subsidiaries or presently used by them in their respective businesses is in an adequate condition (ordinary wear and tear excepted) sufficient to conduct their respective businesses as currently conducted by USAB and its Subsidiaries in the ordinary course of business consistent with past practices. USAB and its Subsidiaries have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws or of lessors respecting any leased property) to all of the material properties and assets, real and personal, reflected on the consolidated balance sheet of USAB as of September 30, 2001 included in the USAB Financial Statements or acquired after such date, other than properties sold by USAB or its Subsidiaries in the ordinary course of business, except for
(i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business and (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent. All real and personal property which are material to USAB and its Subsidiaries respective businesses and leased or licensed by USAB or any of its Subsidiaries are held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time. USAB and the Bank have Previously Disclosed a description of each real property owned or leased by USAB and its Subsidiaries and used in the conduct of their respective businesses.

3.18     Labor

         No work stoppage involving USAB or any of its Subsidiaries is pending or, to the knowledge of USAB and the Bank, threatened. Neither USAB nor any of its Subsidiaries is involved in, nor to the knowledge of USAB and the Bank, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of USAB or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise. Employees of USAB or any of its Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the knowledge of USAB and the Bank, there have been no efforts to unionize or organize any employees of USAB or any of its Subsidiaries.

3.19     Transactions with Affiliates

         There are no existing or pending transactions, nor are there any agreements or understandings, with any directors, officers or employees of USAB or any of its Subsidiaries or any Affiliate of USAB or any of its Subsidiaries, relating to, arising from or affecting USAB or any of its Subsidiaries, including, without limitation, any transactions, arrangements or understandings relating to the purchase or sale of goods or services, the lending of monies or the sale, lease or use of any assets of USAB or any of its Subsidiaries.

3.20     Loans; Nonperforming Loans and Classified Assets

         (a) Each loan agreement, note or borrowing arrangement, including unfunded portions of outstanding lines of credit and loan commitments, on the books and records of USAB or its Subsidiaries was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate, sufficient and customary documentation given the nature of the loan and, to the knowledge of USAB and the Bank, constitutes the legal, valid and binding obligation of the obligor named therein, subject to the bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditor's rights and to general equity principles.

         (b) USAB and the Bank have Previously Disclosed: (i) a list at September 30, 2001 of any written or, to USAB's and the Bank's knowledge, oral loan or similar agreement under the terms of which an obligor of USAB or the Bank is 90 or more days delinquent in payment of principal or interest, or to the knowledge of USAB and the Bank, in default of any other provision thereof;
(ii) a list of each loan or similar agreement which has been classified as "substandard," "doubtful" or "loss" or designated "special mention" by USAB or the Bank or an applicable regulatory authority at September 30, 2001; and (iii) a listing of the real estate owned or acquired by USAB or the Bank by foreclosure or by deed-in-lieu thereof at September 30, 2001.

3.21     Administration of Fiduciary Duties

         USAB and its Subsidiaries have properly administered all accounts for which they act as a fiduciary, including but not limited to accounts for which they serve as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations, except for failures to so administer which would not have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise. Neither USAB nor any of its Subsidiaries, nor any of their directors, officers or employees, has committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account, except for breaches of trust and failures to maintain records which would not, individually or in the aggregate, have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise.

3.22     Required Vote

         This Agreement and the transactions contemplated hereby are required to be approved on behalf of USAB by the affirmative vote of the holders of at least a majority of the outstanding shares of the USAB Common Stock.

3.23     Proxy Statement and Private Placement Memorandum Information

         None of the information relating to USAB and its Subsidiaries (i) which is included in the Proxy Statement, as of the date such Proxy Statement is mailed to its stockholders and up to and including the date of the meeting of its stockholders to which such Proxy Statement relates, and (ii) which is supplied or to be supplied by USAB and its Subsidiaries in writing to BFHI expressly for inclusion in the Private Placement Memorandum, as of the date of such Private Placement Memorandum and up to and including the Effective Time, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

3.24     Disclosures

         None of the representations and warranties of USAB or the Bank or any of the written information or documents furnished by USAB or the Bank to BFHI and Acquisition pursuant to this Agreement or in connection with the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, at the time and in light of the circumstances (including without limitation the nature and scope of the information described in the representation, warranty, information or document), not misleading. Copies of all documents Previously Disclosed or made available to BFHI and Acquisition pursuant to this Article III are true, correct and complete copies thereof and include all amendments, supplements and modifications thereto and all waivers thereunder.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF BFHI AND ACQUISITION

         BFHI and Acquisition represent and warrant to USAB and the Bank as follows:

4.1      Capital Structure of BFHI

         The authorized capital stock of BFHI consists of 10,000,000 shares of BFHI Common Stock and 5,000,000 shares of BFHI Preferred Stock. As of the date hereof, there are 1,000 shares of BFHI Common Stock issued and outstanding, no shares of BFHI Preferred Stock issued and outstanding and no shares of BFHI Common Stock held as treasury shares. All outstanding shares of BFHI Common Stock and all shares of BFHI Common Stock which shall be issued in connection with the Offering have been or will be, as the case may be, duly authorized and validly issued and are or will be, as the case may be, fully paid and nonassessable, and none of the outstanding shares of BFHI Common Stock and none of the shares of BFHI Common Stock which shall be issued in connection with the Offering have been or will be, as the case may be, issued in violation of the preemptive rights of any person, firm or entity. As of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of BFHI.

4.2      Organization, Standing and Authority of BFHI

         BFHI is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. BFHI has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the ability of BFHI to consummate the transactions contemplated by this Agreement.

4.3      Ownership of Subsidiaries

         Acquisition, a Pennsylvania corporation, is the only Subsidiary of BFHI. The outstanding shares of capital stock of Acquisition has been duly authorized and validly issued, are fully paid and nonassessable and are directly owned by BFHI free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. As of the date hereof, no Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of Acquisition and there are no agreements, understandings or commitments relating to the right of BFHI to vote or to dispose of such capital stock or other ownership interests.

4.4      Organization, Standing and Authority of Acquisition

         Acquisition is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or by character or location of the properties or assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the ability of BFHI and Acquisition to consummate the transactions contemplated by this Agreement.

4.5      Authorized and Effective Agreement; Consents and Approvals

         (a) BFHI and Acquisition have all requisite corporate power and authority to enter into this Agreement and the Agreement of Merger, as applicable, and (subject to receipt of all necessary governmental approvals) to perform all of their obligations under this Agreement and the Agreement of Merger. The execution and delivery of this Agreement and the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action (including shareholder approval, if necessary) in respect thereof on the part of BFHI and Acquisition, as applicable. This Agreement and the Agreement of Merger have been duly and validly executed and delivered by BFHI and Acquisition, as applicable, and constitute legal, valid and binding obligations of BFHI and Acquisition which are enforceable against BFHI and Acquisition in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court, regardless of whether enforcement is considered in a proceeding in equity or at law.

         (b) None of the execution and delivery of this Agreement and the Agreement of Merger by BFHI and Acquisition, as applicable, the consummation by BFHI and Acquisition of the transactions contemplated hereby and thereby in accordance with the terms hereof or thereof or the compliance by BFHI and Acquisition with any terms or provisions hereof or thereof will (i) violate any provision of the Articles of Incorporation and Bylaws of BFHI or Acquisition,
(ii) assuming that the consents and approvals set forth herein are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BFHI or Acquisition or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of BFHI or Acquisition under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which BFHI, Acquisition or any Affiliate thereof is a party, or by which any of their respective properties or assets may be bound or affected, except with respect to
(ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the ability of BFHI and Acquisition to consummate the transactions contemplated by this Agreement and will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FRB, the FDIC and the Department, no consents or approvals of or filings or registrations with or notices to any Governmental Entity or non-governmental third party are required on behalf of BFHI and Acquisition in connection with (a) the execution and delivery of this Agreement and the Agreement of Merger by BFHI and Acquisition, as applicable, and (b) the completion by BFHI and Acquisition of the transactions contemplated hereby and thereby.

         (c) As of the date hereof, neither BFHI nor Acquisition is aware of any reasons relating to BFHI or Acquisition why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for consummation of the transactions contemplated by this Agreement.

4.6      Legal Proceedings

         There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the knowledge of BFHI, threatened against BFHI, Acquisition or any Affiliate thereof or against any asset, interest or right of BFHI, Acquisition or any Affiliate thereof, or against any officer, director or employee of BFHI or Acquisition that in any such case, if decided adversely, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of BFHI and Acquisition to consummate the transactions contemplated by this Agreement. None of BFHI, Acquisition nor any Affiliate thereof is a party to any order, judgment or decree which has or could reasonably be expected to have a material adverse effect on the ability of BFHI and Acquisition to consummate the transactions contemplated by this Agreement.

4.7      Brokers and Finders

         Neither BFHI nor Acquisition, nor any of their respective directors, officers, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no broker or finder has acted directly or indirectly for BFHI or Acquisition in connection with this Agreement or the transactions contemplated hereby.

4.8      Proxy Statement and Private Placement Memorandum Information

         None of the information relating to BFHI and Acquisition (i) supplied or to be supplied by BFHI to USAB expressly for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of USAB and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, and (ii) included in the Private Placement Memorandum, as of the date of the Private Placement Memorandum and up to and including the Effective Time, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.9      Disclosures

         None of the representations and warranties of BFHI nor Acquisition or any of the documents furnished by BFHI or Acquisition to USAB pursuant to this Agreement or in connection with the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, at the time and in light of the circumstances (including without limitation the nature and scope of the information described in the representation, warranty, information or document), not misleading. Copies of all documents made available to USAB pursuant to this Article IV are true, correct and complete copies thereof and include all amendments, supplements and modifications thereto and all waivers thereunder.

                                    ARTICLE V

                                    COVENANTS

5.1      Reasonable Best Efforts

         Subject to the terms and conditions of this Agreement, each party to this Agreement shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit consummation of the Merger (including, without limitation, satisfaction of the conditions to consummation of the Merger specified in Article VI of this Agreement) as promptly as practicable thereafter and to otherwise enable consummation of the transactions contemplated hereby, and shall cooperate fully with the other party or parties hereto to that end.

5.2      Solicitation of Shareholder Approval

         USAB shall as soon as is reasonably practicable prepare a Proxy Statement which shall be used to solicit the shareholder approval required hereby. USAB shall provide BFHI with a reasonable opportunity to review such materials prior to their filing with the Commission. USAB shall take all action necessary to properly call, give notice of, convene and hold a special meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby, provided, however, that USAB shall use its reasonable best efforts to file the preliminary Proxy Statement with the Commission no later than forty-five (45) days after the date hereof or as soon thereafter as is practicable. USAB shall retain a proxy solicitation firm to assist USAB with respect to the solicitation of proxies from shareholders. The Board of Directors of USAB will recommend that the shareholders of USAB approve this Agreement and the transactions contemplated hereby, provided that the Board of Directors of USAB may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the written advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

5.3      Regulatory and Other Matters

         (a) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement. BFHI and USAB shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. Subject to the requirements of this Section 5.3(a), BFHI shall use its reasonable best efforts to file all regulatory applications and other required documentation with Governmental Entities no later than forty-five
(45) days after the date hereof or as soon thereafter as is practicable.

         (b) BFHI and USAB shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of BFHI, USAB or any of their respective Subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement.

         (c) BFHI and USAB shall promptly furnish each other with copies of written communications received by BFHI or USAB, as the case may be, from or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.

5.4      Investigation and Confidentiality

         (a) USAB shall permit BFHI and its representatives reasonable access during normal business hours to its properties and personnel, and shall disclose and make available to BFHI all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of USAB and its Subsidiaries including, but not limited to, all books of account (including the general ledger), Tax records (including Tax Returns), minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers (to the extent permitted by such accountants), litigation files, loan files, plans affecting employees, and any other business activities or prospects in which BFHI may have a reasonable interest, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations; provided that such disclosure shall not be required to the extent it would violate any law or agreement or constitute the waiver of any privilege. In the event that BFHI is prohibited by law or agreement from providing any of the access referred to in the preceding sentence, it shall use its reasonable best efforts to obtain promptly waivers thereof so as to permit such access. USAB and its Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with BFHI and its representatives, provided that such access shall be reasonably related to the transactions contemplated by this Agreement and not unduly interfere with normal operations.

         (b) BFHI shall hold all information furnished by or on behalf of USAB or any of USAB's Subsidiaries or representatives pursuant hereto in confidence to the extent required by, and in accordance with, the confidentiality agreement, dated January 29, 2002, between USAB and BFHI (the "Confidentiality Agreement"), which Confidentiality Agreement is hereby ratified and confirmed in all respects.

5.5      Press Releases

         BFHI and USAB shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which it determines in good faith is required by law or regulation.

5.6      Business of USAB and the Bank

         (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of BFHI, each of USAB and its Subsidiaries shall conduct its business in the ordinary course consistent with past practice. Each of USAB and its Subsidiaries shall use all reasonable efforts to (i) preserve its business organizations intact, (ii) keep available to itself and BFHI the present services of the employees of USAB and its Subsidiaries and (iii) preserve for itself and BFHI the goodwill of the customers of USAB and its Subsidiaries and others with whom business relationships exist.

         (b) Without limiting the generality of the foregoing, except with the prior written consent of BFHI or as expressly contemplated hereby, between the date hereof and the Effective Time, USAB and its Subsidiaries shall not (to the extent applicable):

             (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except that USAB shall permit and cause to be paid dividends on the USAB Capital Securities of the USAB Trust from the interest reserve account maintained with Wilmington Trust Company or other available funds;

             (ii) except for any USAB Common Stock issued to BFHI upon exercise of the option granted pursuant to the USAB Option Agreement or to any holder of presently outstanding USAB Options upon the exercise thereof, issue any shares of its capital stock, issue, grant, modify or authorize any Rights, or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

             (iii) amend its Articles of Incorporation, Bylaws or equivalent documents; impose, or suffer the imposition, on any share of USAB Common Stock or Bank Common Stock owned by USAB of any material lien, charge or encumbrance or permit any such lien to exist; or waive or release any material right or cancel or compromise any material debt or claim;

             (iv) increase the rate of compensation of any of its directors, executive officers or employees, or pay or agree to pay any bonus or severance to, or accelerate the payment of any employee benefit or incentive to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (A) as may be required pursuant to binding commitments existing on the date hereof and Previously Disclosed, and (B) in the case of employees who are not officers above the level of Vice President, such as may be granted in the ordinary course of business consistent with past practice;

             (v) enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to USAB Employee Plans other than contributions which are contractually required to be made to a USAB Pension Plan as of the date hereof;

             (vi) enter into (A) any agreement, arrangement or commitment not made in the ordinary course of business, (B) any agreement, indenture or other instrument relating to the borrowing of money (other than in the case of deposits and federal funds purchased or securities sold under agreements to repurchase in the ordinary course of business) or guarantee of any such obligation, (C) any agreement, arrangement or commitment relating to the employment of, or severance of, an officer, employee or consultant or amend any such existing agreement, except that an individual may be employed in the ordinary course of business if the employment of such employee is terminable at will without liability, other than as required by law, or (D) any contract, agreement or understanding with a labor union;

             (vii) change its method of accounting in effect for the year ended December 31, 2000, except as required by changes in laws or regulations or by regulatory authorities or generally accepted accounting principles concurred in by its and BFHI's independent public accountants, or change any of its methods of reporting income and deductions for federal income Tax purposes from those employed in the preparation of its federal income Tax Return for the year ended December 31, 2000, except as required by changes in laws or regulations;

             (viii) purchase or otherwise acquire any assets or incur any liabilities other than in the ordinary course of business consistent with past practice and policies;

             (ix) engage in any transaction of any type in excess of $250,000, including but not limited to the making of any loan, or investment in excess of such amount, provided that USAB and the Bank may (i) sell investment securities irrespective of whether the amount of each such investment security sold exceeds $250,000 if such sales are conducted pursuant to the terms of, or in order to comply with, the Cease and Desist Order which has been Previously Disclosed by USAB and the Bank, (ii) purchase investment securities which comply with Section 5.6(b)(xix) hereof to the extent such purchase does not exceed $1.0 million per investment security and (iii) renew or extend (for up to one year) existing loans irrespective of whether the principal balance of such loans exceeds $250,000;

             (x) make any capital expenditures in excess of $5,000 individually or $25,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof which are Previously Disclosed and other than expenditures necessary to maintain existing assets in good repair;

             (xi) file any applications or make any contract with respect to branching, site location or relocation or closing of a branch;

             (xii) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity or enter into any new line of business;

             (xiii) engage in any transaction with an Affiliate, other than transactions in the ordinary course of business consistent with past practice and which are in compliance with the requirements of applicable laws and regulations;

             (xiv) enter into any futures contract, option contract, interest rate cap, interest rate floor, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

             (xv) discharge or satisfy any material lien or encumbrance or pay any material obligation or liability (absolute or contingent) other than at scheduled maturity or in the ordinary course of business consistent with past practice;

             (xvi) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

             (xvii) change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable law or regulations or regulatory agreement;

             (xviii) incur any liability for borrowed funds (other than in the case of deposits, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or place upon or permit any lien or encumbrance upon any of its properties or assets, except liens of the type permitted in the exceptions to Section 3.17;

             (xix) invest in any investment securities other than United States government agencies with a term of one (1) year or less or federal funds;

             (xx) sell or otherwise dispose of any assets with recourse, or otherwise other than in the ordinary course of business consistent with past practices;

             (xxi) file any Tax Returns with respect to Taxes before providing BFHI with a reasonable period of time to review such Tax Return;

             (xxii) take any action that would or could reasonably be expected to result in any of the representations and warranties of USAB and the Bank contained in this Agreement not to be true and correct in any material respect at or prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI hereof not being satisfied or in violation of any provision of this Agreement, except in each case as may be required by applicable law; or

             (xxiii) agree to do any of the foregoing.

         (c) USAB and the Bank shall not authorize or permit any of their respective directors, officers, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, an Acquisition Transaction (as defined below), or, except to the extent legally required for the discharge of the fiduciary duties of the Board of Directors of USAB, as advised by counsel in writing, (i) recommend or endorse an Acquisition Transaction, (ii) participate in any discussions or negotiations regarding an Acquisition Transaction or (iii) provide any third party (other than BFHI) with any nonpublic information in connection with any inquiry or proposal relating to an Acquisition Transaction. USAB and the Bank will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than BFHI with respect to any of the foregoing, and will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
Section 5.6(c). USAB and the Bank will notify BFHI immediately if any inquiries or proposals relating to an Acquisition Transaction are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, USAB or the Bank, and USAB and the Bank will promptly inform BFHI in writing of all of the relevant details with respect to the foregoing. As used in this Agreement, "Acquisition Transaction" shall mean (i) a merger or consolidation, or any similar transaction, involving USAB or the Bank, (ii) a purchase, lease or other acquisition of all or a substantial portion of the assets or liabilities of USAB or the Bank or (iii) a purchase or other acquisition (including by way of share exchange, tender offer, exchange offer or otherwise) of an interest in any class or series of equity securities of USAB or the Bank; provided that "Acquisition Transaction" shall not include any transaction involving BFHI or any of its Affiliates.

5.7      Current Information

         During the period from the date of this Agreement to the Effective Time, each party shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations, business and prospects and matters relating to the completion of the transactions contemplated by this Agreement. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each calendar year ending December 31), unless extended in accordance with applicable laws, rules and regulations, USAB will deliver to BFHI its quarterly report on Form 10-QSB under the Exchange Act. As soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, unless extended in accordance with applicable laws, rules and regulations, (i) USAB will deliver to BFHI its Annual Report on Form 10-KSB. Within 15 days after the end of each month, USAB and the Bank will each deliver to BFHI a balance sheet and a statement of income, without related notes, for such month prepared in accordance with generally accepted accounting principles. The statements delivered by USAB pursuant to the preceding sentence shall be on a consolidated basis.

5.8      Benefit Plans, Directors and Employment Matters

         (a) BFHI and Acquisition anticipate that most employees of USAB and the Bank as of the Effective Time shall continue as employees of the Bank following the Effective Time, provided that BFHI and Acquisition shall have no obligation to continue the employment of any such person and nothing contained in this Agreement shall give any employee of USAB or the Bank a right to continuing employment with the Bank following the Effective Time.

         (b) Subject to the provisions of this Section 5.8, all employees of USAB and the Bank immediately prior to the Effective Time who continue to be employed by BFHI or the Bank immediately following the Effective Time ("Transferred Employees") will either (i) continue to be covered by USAB's or the Bank's employee benefit plans or (ii) be covered by the employee benefit plans of BFHI in a manner which is comparable with the employee benefits previously provided to the Transferred Employees by USAB and the Bank. Notwithstanding the foregoing, BFHI may determine to terminate any of USAB's or the Bank's employee benefit plans, or to merge any such employee benefit plan with the benefit plans of BFHI, provided the result is the provision of benefits to Transferred Employees that are substantially similar to the benefits previously provided by USAB and the Bank. Except as specifically provided in this Section 5.8 and as otherwise prohibited by law, Transferred Employees' service with USAB or the Bank shall be recognized as service with BFHI for purposes of eligibility to participate and vesting, if applicable (but not for purposes of benefit accrual), under the benefit plans of BFHI subject to applicable break-in-service rules.

         (c) Except as set forth in Section 5.8(d) below, USAB and Bank shall use its reasonable best efforts to procure and deliver to BFHI and Acquisition not more than thirty (30) days following the date of this Agreement the resignations, together with a release of claims, each effective as of the Effective Time, of each director and executive officer of USAB and each director of the Bank.

         (d) Effective as of the Effective Time, BFHI agrees to take all necessary action to elect Wayne O. Leevy to the Board of Directors of BFHI and to have Mr. Leevy remain a director of the Bank.

         (e) Effective as of the Effective Time, BFHI shall honor and assume the Bank's Employee Retention Plan; provided, however, that clause (iii) in the definition of "Change of Control" with respect to USAB included in Section 3 of such plan shall have been amended to provide that the "payment date" shall be the date of consummation of a merger or consolidation transaction rather than the date of shareholder approval of a definitive agreement with respect to such a transaction.

         (f) Effective as of the Effective Time, Craig J. Scher shall enter into an employment Agreement with the Bank, the form of which is set forth as Exhibit D hereto.

         (g) Effective as of the Effective Time, BFHI shall assume the automobile lease payments which are currently being paid by the Bank with respect to the automobile currently being operated by George M. Laughlin, provided that the remaining term of such lease does not exceed two years from the date of such assumption.

         (h) Effective as of the Effective Time, BFHI shall pay Clarence L. Rader as of the first day of each month in an amount equal to $5,000 per month for a period of 18 months to terminate all pension obligations which he has been receiving for the past five years.

5.9      Indemnification; Insurance

         (a) From and after the Effective Time through the sixth anniversary of the Effective Time, BFHI (the "Indemnifying Party"), agrees to indemnify and hold harmless each person who served as director, officer or employee of USAB or the Bank (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, only and to the fullest extent to which USAB and the Bank is or was required by law or their Bylaws to indemnify such Indemnified Parties and in the manner to which it could indemnify such parties under the Bylaws of USAB or the Bank, as in effect on the date hereof.

         (b) On or prior to the Effective Time, BFHI shall purchase insurance coverage on substantially the same terms and conditions as the liability insurance provided by USAB for its directors and officers as of the date hereof for a period of six years, following the Effective Time, provided, however, that in no event shall BFHI expend, in order to obtain such insurance, an aggregate amount in excess of $117,000 (the "Maximum Amount"), which amount shall be paid prior to the Effective Time. If the amount of the aggregate premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, BFHI shall use all reasonably efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an aggregate premium equal to the Maximum Amount.

5.10     Real Estate

         (a) USAB and Bank shall use their reasonable best efforts to obtain and deliver to BFHI and Acquisition at the Closing with respect to all real estate
(i) owned by USAB or the Bank, an estoppel letter dated as of the Closing in the form of Exhibit E from all tenants and (ii) leased by USAB or the Bank, an estoppel letter dated as of the Closing in the form of Exhibit F from all lessors.

         (b) Between the date of this Agreement and the Effective Time, the Bank shall use its reasonable best efforts to sell its office facility located in Chestnut Hill, Pennsylvania, at a sales price which shall not be less than the carrying value of such property on the date of this Agreement, less no more than normal and customary depreciation on such property thereafter.

5.11     Disclosure Supplements

         From time to time prior to the Effective Time, each party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other party or which is necessary to correct any information in such materials which has been rendered inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of a party for the purposes of determining whether the conditions set forth in Article VI hereof have been satisfied.

5.12     Failure to Fulfill Conditions

         In the event that any of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement pursuant to
Section 7.1 hereof, it will promptly notify the other parties. Each party will promptly inform the other parties of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger and the transactions contemplated hereby by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of the Merger and the transactions contemplated hereby.

5.13     Bridge Loan

         BFHI shall, upon receipt of permission or approval from the FRB, loan USAB Two Million and Nine Hundred and Seventy Six Thousand Dollars ($2,976,000) pursuant to the terms of a Promissory Note, the form of which is set forth as Exhibit G hereto (the "BFHI Promissory Note"). Upon receipt of such FRB approval, BFHI shall have sufficient funds to fund the loan to USAB. The terms of the BFHI Promissory Note are considered an integral part of this Agreement and the terms thereof are incorporated herein by reference. BFHI shall cooperate with USAB in making an application within seven (7) days from the date hereof for approval from the FRB for the loan to be evidenced by the BFHI Promissory Note. BFHI and USAB shall have the right to review in advance and each will consult with the other on the information which appears in the application which is referenced above as well as with respect to communications with the FRB regarding such application.

5.14     Offering

         (a) BFHI shall prepare a Private Placement Memorandum which shall be utilized in connection with the Offering. USAB shall, upon request, furnish BFHI with all information concerning USAB and its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable to be included in the Private Placement Memorandum. USAB shall have the right to review in advance the Private Placement Memorandum before it is distributed to potential investors. Pursuant to the Private Placement Memorandum, BFHI shall offer and sell shares of BFHI Common Stock in a private placement that is exempt from the registration provisions of the Securities Act.

         (b) Prior to the Effective Time, BFHI shall have completed the Offering contemplated by Section 5.14(a) hereof and shall have raised at least $10.0 million of gross proceeds (which includes the proceeds raised to fund the BFHI Promissory Note which shall be converted into equity at the Effective Time) from the sale of BFHI Common Stock in the Offering.

5.15     Certain Policies

         If requested by BFHI, on the business day immediately prior to the Effective Time, USAB shall, consistent with generally accepted accounting principles, establish such additional accruals and reserves as may be necessary to conform USAB's accounting and credit loss reserve practices and methods to those of BFHI (as such practices and methods are to be applied to USAB or its Subsidiaries from and after the Effective Time) and reflect BFHI's plans with respect to the conduct of USAB's business following the Merger and to provide for the costs and expenses relating to the consummation by USAB of the transactions contemplated by this Agreement; provided, however, that USAB shall not be required to take such action (i) if such action is prohibited by applicable law, rule or regulation or by generally accepted accounting principles or any regulatory agreement, (ii) if such action would have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise or (iii) unless BFHI informs USAB that all conditions to BFHI's obligations to consummate the transactions contemplated by this Agreement set forth in Article VI hereof have been satisfied or waived. The establishment of such accruals and reserves shall not, in and of itself, constitute a breach of any representation or warranty of USAB contained in this Agreement.

5.16     USAB Options and Warrants

         (a) USAB shall terminate the USAB Stock Option Plan effective prior to the Effective Time. In the event that the shareholders of USAB approve this Agreement and the transactions contemplated hereby, promptly following such approval USAB shall give notice of acceleration and termination of all employee options outstanding under the USAB Stock Option Plan in accordance with the terms thereof, which termination will take place 30 days following the date of such notice. In addition, USAB shall use its reasonable best efforts to obtain prior to the Effective Time a cancellation agreement from each option holder in form and substance satisfactory to BFHI, acknowledging such cancellation and termination of options.

         (b) USAB shall use its reasonable best efforts to have that certain Warrant Agreement dated February 13, 1998 between USAB and Sandler O'Neill & Partners, L.P. ("Sandler"), pursuant to which Sandler has the right to purchase 186,044 shares of USAB Common Stock at an exercise price of $2.89 per share (the "Sandler Warrant"), either exercised or terminated by Sandler prior to the Effective Time.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

6.1      Conditions Precedent  - All Parties

         The respective obligations of all of the parties hereto to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

         (a) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated hereby shall have been duly and validly taken by all of the parties hereto, including approval by the requisite vote of the shareholders of USAB of this Agreement and the transactions contemplated hereby.

         (b) All approvals, consents and waivers from any Governmental Entity the approval, consent or waiver of which is required for the consummation of the transactions contemplated by this Agreement shall have been received and all statutory waiting periods in respect thereof shall have expired, provided, however, that no approval, consent or waiver referred to in this Section 6.1(b) shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to BFHI and Acquisition that had such condition or requirement, other than customary conditions that are normally imposed in banking transactions of a similar nature, been known, BFHI and Acquisition, in its reasonable judgment, would not have entered into this Agreement.

         (c) None of the parties hereto shall be subject to any statute, rule, regulation, order, injunction or decree which shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

6.2      Conditions Precedent - USAB and the Bank

         The obligations of USAB and the Bank to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by USAB and the Bank pursuant to Section 7.4 hereof.

         (a) The representations and warranties of BFHI and Acquisition set forth in Article IV hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 6.2(a) shall be deemed to have been satisfied even if such representations and warranties are not true and correct (exclusive of any exceptions in such representations and warranties relating to materiality) unless the failure of any of the representations and warranties to be so true and correct would have, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of BFHI and Acquisition to consummate the transactions contemplated by this Agreement.

         (b) BFHI and Acquisition shall have performed all material obligations and covenants required to be performed by it on or prior to the Effective Time.

         (c) BFHI and Acquisition shall have delivered to USAB and the Bank a certificate, dated the date of the Closing and signed by its Chief Executive Officer and Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

         (d) BFHI and Acquisition shall have furnished USAB and the Bank with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to BFHI and Acquisition as USAB may reasonably request.

6.3      Conditions Precedent - BFHI and Acquisition

         The obligations of BFHI and Acquisition to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by BFHI and Acquisition and pursuant to Section 7.4 hereof.

         (a) The representations and warranties of USAB and the Bank set forth in Article III hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 6.3(a) shall be deemed to have been satisfied even if such representations and warranties are not true and correct (exclusive of any exceptions in such representations and warranties relating to materiality or Material Adverse Effect) unless the failure of any of the representations and warranties to be so true and correct would have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on USAB and the Bank considered as one enterprise.

         (b) USAB and the Bank shall have performed all material obligations and covenants required to be performed by it on or prior to the Effective Time.

         (c) USAB and the Bank shall have delivered to BFHI and Acquisition a certificate, dated the date of the Closing and signed by its Chief Financial Officer, in the case of USAB, and the President and Chief Executive Officer, in the case of the Bank, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

         (d) The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 6.1(b) hereof) whose consent, approval or waiver shall be required in connection with the transactions contemplated by this Agreement under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which USAB or the Bank is a party or is otherwise bound shall have been obtained, except those consents or approvals for which failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on USAB and the Bank considered as one enterprise.

         (e) Holders of a number of shares of outstanding USAB Common Stock which represents 15.0% or more of the USAB Common Stock shall not have elected to exercise dissenters' or appraisal rights pursuant to the PBCL.

         (f) USAB and the Bank shall have furnished BFHI and Acquisition with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to USAB and the Bank as BFHI and Acquisition may reasonably request.

                                  ARTICLE VII

                        TERMINATION, WAIVER AND AMENDMENT

7.1      Termination

         This Agreement may be terminated at any time prior to the Effective
         Time:

         (a) by the mutual consent in writing of the parties hereto;

         (b) by BFHI and Acquisition in writing if USAB and the Bank have, or by USAB and the Bank in writing if BFHI and Acquisition have (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained therein), breached (i) any covenant or undertaking contained herein, or (ii) any representation or warranty contained herein, which in the case of USAB and the Bank would have, or could reasonably be expected to have, a Material Adverse Effect on USAB and the Bank considered as one enterprise, and in the case of BFHI and Acquisition would have, or could reasonably be expected to have, a material adverse effect on the ability of BFHI and Acquisition to consummate the transactions contemplated by this Agreement, in any case if such breach has not been cured following written notice of such breach by the earlier of 30 days after the date on which such written notice of such breach is given to the party committing such breach or the Effective Time, provided that any failure of BFHI to perform the covenants set forth in Sections 5.8(f), (g) or (h) or 5.13 hereof because of an objection thereto by an applicable Governmental Agency shall not be deemed to give USAB or the Bank the right to terminate this Agreement.

         (c) by any party hereto in writing, if any of the applications for prior approval referred to in Section 5.3 hereof are denied or withdrawn at the request or recommendation of the applicable Governmental Entity or are approved in a manner which does not satisfy the requirements of Section 6.1(b) hereof, and the time period for appeals and requests for reconsideration has run, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

         (d) by any party hereto in writing, if the Effective Time has not occurred by the close of business on December 31, 2002, provided that this right to terminate shall not be available to any party whose failure to perform an obligation under this Agreement has been the cause of, or resulted in, the failure of the transactions contemplated by this Agreement to be consummated by such date; or

         (e) by BFHI and Acquisition, (i) if the Board of Directors of USAB shall have withdrawn, modified or changed in a manner adverse to BFHI and Acquisition its recommendation of this Agreement and the transactions contemplated hereby pursuant to Section 5.2 hereof or (ii) if any party to the Stockholder Agreement shall have breached his or her obligations pursuant to the Stockholder Agreement in a manner which materially adversely affects the ability of USAB to obtain the approval of the holders of USAB Common Stock of this Agreement or otherwise materially adversely affects the ability of the parties hereto to consummate the transactions contemplated hereby.

7.2      Effect of Termination

         In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) Sections 5.4(b) and 8.1 hereof shall survive any such termination and (ii) a termination pursuant to Section 7.1(b), (c), (d) or (e) hereof shall not relieve the breaching party from liability for willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

7.3      Survival of Representations, Warranties and Covenants

         The respective representations, warranties and covenants of the parties to this Agreement shall not survive the Effective Time but shall terminate as of the Effective Time, other than covenants that by their terms are to be performed after the Effective Time (including, without limitation, the covenants set forth in Sections 5.8 and 5.9 hereof).

7.4      Waiver

         Each party hereto, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of USAB) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party or, to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iii) the performance by the other party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed, after shareholders of USAB have approved this Agreement, shall not modify either the amount or form of the consideration to be provided hereby to the holders of USAB Common Stock upon consummation of the Merger or otherwise materially adversely affect any of such shareholders without the approval of the shareholders who would be so affected.

7.5      Amendment or Supplement

         This Agreement may be amended or supplemented at any time by mutual agreement of the parties hereto, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and approved by all of the parties' respective Boards of Directors.


                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1      Expenses; Termination Fee

         (a) Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants (which, in the case of Ryan, Beck & Co., LLC, shall be paid by the Bank), accountants and counsel, provided that in the event of a termination of this Agreement resulting from a breach of a representation, warranty, covenant or undertaking pursuant to the provisions of Section 7.1(b) hereof, the party committing such breach shall be liable for $300,000 to the other party, without prejudice to any other rights or remedies as may be available to the non-breaching party, including without limitation any rights under Section 8.1(b) hereof.

         (b) Notwithstanding any provision in this Agreement to the contrary, in order to induce BFHI and Acquisition to enter into this Agreement and as a means of compensating BFHI and Acquisition for the substantial direct and indirect monetary and other damages and costs incurred and to be incurred in connection with this Agreement in the event the transactions contemplated hereby do not occur as a result of a Termination Event (as defined herein), USAB and the Bank jointly and severally agree to pay BFHI, and BFHI shall be entitled to payment of, a fee (the "Fee") of $275,000 upon the occurrence of a Termination Event so long as the Termination Event occurs prior to a Fee Termination Event (as defined herein). The parties hereto acknowledge that the actual amount of such damages and costs would be impracticable or extremely difficult to determine, and that the sum of $275,000 constitutes a reasonable estimate by the parties under the circumstances existing as of the date of this Agreement of such damages and costs. Such payment shall be made to BFHI in immediately available funds within five business days after the occurrence of a Termination Event. A "Fee Termination Event" shall be the first to occur of the following: (i) the Effective Time, (ii) 15 months after termination of this Agreement in accordance with its terms following the first occurrence of a Preliminary Termination Event (as defined herein), (iii) termination of this Agreement in accordance with the terms hereof prior to the occurrence of a Termination Event or a Preliminary Termination Event (other than a termination of this Agreement by BFHI pursuant to Section 7.1(b) hereof as a result of a willful breach of any representation, warranty, covenant or agreement of USAB or the Bank) or (iv) 15 months after the termination of this Agreement by BFHI pursuant to Section 7.1(b) hereof as a result of a willful breach of any representation, warranty, covenant or agreement of USAB or the Bank.

         (c) For purposes of this Agreement, a "Termination Event" shall mean any of the following events:

                  (i) USAB or the Bank, without having received BFHI's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction with any Person other than BFHI or Acquisition, or the Board of Directors of USAB shall have recommended that the stockholders of USAB approve or accept any Acquisition Transaction with any Person other than BFHI or Acquisition;

                  (ii) any Person, other than BFHI or Acquisition, shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of, or the right to acquire beneficial ownership, or any "Group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the aggregate voting power represented by the outstanding USAB Common Stock or Bank Common Stock; or

                  (iii) one or more signatories to the Stockholder Agreement shall have breached his or her obligations pursuant to the Stockholder Agreement in a manner which materially adversely affects the ability of USAB to obtain the approval of the holders of USAB Common Stock of this Agreement or otherwise materially adversely affects the ability of the parties hereto to consummate the transactions contemplated hereby.

         (d) For purposes of this Agreement, a "Preliminary Termination Event" shall mean any of the following events:

                  (i) any person (other than BFHI or Acquisition) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange
         Act), or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of USAB Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of USAB Common Stock outstanding (such an offer being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively, regardless of whether the provisions of Regulations 14D or 14E under the Exchange Act apply to such Tender Offer or Exchange Offer);

                  (ii)(A) the holders of USAB Common Stock shall not have approved this Agreement through the solicitation of proxies conducted for the purpose of voting on this Agreement, (B) such proxy solicitation shall not have been conducted prior to termination of the Agreement or (C) USAB's Board of Directors shall have withdrawn or modified in a manner adverse to BFHI and Acquisition the recommendation of USAB's Board of Directors with respect to the Agreement, in each case after any person (other than BFHI or Acquisition) shall have (x) made, or disclosed an intention to make, a bona fide proposal to USAB or its stockholders to engage in an Acquisition Transaction, (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (z) filed an application or given notice, whether in draft or final form, with the appropriate regulatory authorities for approval to engage in an Acquisition Transaction;

                  (iii) USAB or the Bank shall have breached any representation, warranty, covenant or obligation contained in this Agreement, and such breach would entitle BFHI and Acquisition to terminate this Agreement under Section 7.1(b) hereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of this Agreement), after any person (other than BFHI or Acquisition) shall have (x) made, or disclosed an intention to make, a bona fide proposal to USAB or its stockholders to engage in an Acquisition Transaction, (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (z) filed an application or given notice, whether in draft or final form, with the appropriate regulatory authorities for approval to engage in an Acquisition Transaction; or

                  (iv) A Loan Agreement Event of Default has occurred and the Lender has filed a regulatory application pursuant to the Change in Bank Control Act and/or has filed a court proceeding to execute on the Bank Common Stock.

         (e) USAB shall promptly notify BFHI and Acquisition in writing of the occurrence of any Preliminary Termination Event or Termination Event.

8.2      Entire Agreement

         This Agreement (including the Stockholder Agreement, the USAB Option Agreement and the BFHI Promissory Note) and the Confidentiality Agreement contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior arrangements or understandings with respect thereto, written or oral.

8.3      Assignment; Successors

         None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person without the prior written consent of the other party or parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Except as provided in Sections 5.8 and 5.9 hereof, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities. In the event that BFHI or any of its successors, (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors shall assume the obligations set forth in Sections
5.8 and 5.9 hereof, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each person covered thereby.

8.4      Notices

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

         If to BFHI and Acquisition:

                   Berkshire Financial Holdings, Inc.
                   36 Winward Court
                   Collegeville, PA  19426
                   Attn: Brian M. Hartline, Chief Executive Officer

         With a required copy to:

                   Kelley Drye & Warren LLP
                   8000 Towers Crescent Drive
                   Suite 1200
                   Vienna, VA  22182
                   Attn:  Norman B. Antin, Esq.
                           Jeffrey D. Haas, Esq.

         If to USAB or the Bank:

                   USABancShares.com, Inc.
                   c/o vBank, a Savings Bank
                   One Lincoln Plaza
                   Philadelphia, PA  19102
                   Attn:  Craig J. Scher, President and Chief Executive Officer

         With a required copy to:

                   Drinker Biddle & Reath LLP
                   One Logan Square
                   18th and Cherry Streets
                   Philadelphia, PA  19103
                   Attn:  Stephen T. Burdumy, Esq.

Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (i) the date it is actually received, (ii) the business day after the day on which it is delivered by hand, (iii) the business day after the day on which it is properly delivered to Federal Express (or a comparable overnight delivery service), or (iv) the third business day after the day on which it is deposited in the United States mail. USAB, the Bank, BFHI or Acquisition may change its address by notifying the other party of its new address in the manner set forth above.

8.5      Alternative Structure

         Notwithstanding any provision of this Agreement to the contrary, BFHI and Acquisition may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the Merger set forth herein, provided that (i) the Merger Consideration is not thereby changed in kind or reduced in amount as a result of such modification or alters the taxation of any amounts to be received by USAB's stockholders, (ii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or any other condition to BFHI's obligations set forth in Sections 6.1 and 6.3 hereof, and such modification would not require USAB to supplement, amend or prepare new proxy materials without USAB's prior written consent.

8.6      Interpretation

         The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrases "the date of this Agreement," "the date hereof" and terms of similar import herein, unless the context otherwise requires, shall be deemed to be the date first above written on page one (1) hereof.

8.7      Counterparts

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8      Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and entirely to be performed within such jurisdiction except to the extent federal law may be applicable.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                               BERKSHIRE FINANCIAL HOLDINGS, INC.
Attest:

/s/ Cheryl K. Rossi            By: /s/ Brian M. Hartline
---------------------             --------------------------------
Cheryl K. Rossi                Name:    Brian M. Hartline
                               Title:   Chief Executive Officer


                               BFHI ACQUISITION CORPORATION
Attest:

/s/ Cheryl K. Rossi            By:  /s/ Brian M. Hartline
-----------------------           --------------------------------
Cheryl K. Rossi                Name:    Brian M. Hartline
                               Title:   Chief Executive Officer


                               USABANCSHARES.COM, INC.
Attest:

/s/ Craig J. Scher             By: /s/ Daniel J. Machon, Jr.
------------------------       -----------------------------------
Craig J. Scher                 Name:    Daniel J. Machon, Jr.
                               Title:   Chief Financial Officer


                               vBANK, A SAVINGS BANK
Attest:

/s/ Daniel J. Machon, Jr.      By: /s/ Craig J. Scher
-------------------------      ------------------------------------
Daniel J. Machon, Jr.          Name:    Craig J. Scher
                               Title:   President and Chief Executive Officer

                                                                     EXHIBIT A

                          FORM OF STOCKHOLDER AGREEMENT

                                  March 9, 2002



Berkshire Financial Holdings, Inc.
36 Winward Court
Collegeville, PA  19426

Gentlemen:

         The undersigned, a director or executive officer of USABancShares.com, Inc. ("USAB") or vBank, a Savings Bank ("Bank") understands that Berkshire Financial Holdings, Inc. ("BFHI") and BFHI Acquisition Corporation ("Acquisition") are about to enter into an Agreement and Plan of Reorganization (the "Agreement") with USAB and the Bank. The Agreement provides for the merger of Acquisition with and into USAB and the related conversion of all of the outstanding common stock of USAB into the Merger Consideration set forth in the Agreement.

         In order to induce BFHI and Acquisition to enter into the Agreement, and intending to be legally bound hereby, the undersigned agrees that in connection with the proxy solicitation of USAB shareholder approval contemplated by Section 5.2 of the Agreement, the undersigned will vote his shares FOR approval of the Agreement and the transactions contemplated thereby with respect to the shares of USAB Common Stock beneficially owned by the undersigned individually or, to the extent of the undersigned's proportionate voting interest, jointly with other persons, as well as (to the extent of the undersigned's proportionate voting interest) any other shares of USAB Common Stock over which the undersigned may hereafter acquire beneficial ownership (collectively, the "Shares"). Subject to the penultimate paragraph of this agreement, the undersigned further agrees that he will use his best efforts to cause a vote FOR approval of the Agreement and the transactions referenced therein to be provided with respect to any other shares of USAB Common Stock over which he has or shares voting power.

         The undersigned represents and warrants that he has or shares the beneficial ownership of the number of shares of USAB Common Stock set forth on
Schedule I hereto.

         The undersigned further agrees that until the earlier of (i) the consummation of the transactions contemplated by the Agreement or (ii) the termination of the Agreement in accordance with its terms, the undersigned will not, directly or indirectly:

         (a) vote any of the Shares or provide a consent with respect to such Shares, or cause or permit any of the Shares to be voted or consented to, in favor of any other merger, consolidation, plan of liquidation, sale of assets, reclassification or other transaction involving USAB or the Bank which would have the effect of any person, other than BFHI or an affiliate of BFHI, acquiring control over USAB or the Bank or any substantial portion of the assets of USAB or the Bank. As used herein, the term "control" means (i) the ability to direct the voting of 10% or more of the outstanding voting securities of a person having ordinary voting power in the election of directors or in the election of any other body having similar functions or (ii) the ability to direct the management and policies of a person, whether through ownership of securities, through any contract, arrangement or understanding or otherwise.

         (b) sell or otherwise transfer any of the Shares, or cause or permit any of the Shares to be sold or otherwise transferred, (i) pursuant to any tender offer, exchange offer or similar proposal made by any person, other than BFHI or an affiliate of BFHI, (ii) to any person known by the undersigned to be seeking to obtain control of USAB or the Bank or any substantial portion of the assets of USAB or the Bank or to any other person, other than BFHI or an affiliate of BFHI, under circumstances where such sale or transfer may reasonably be expected to assist a person seeking to obtain such control or
(iii) for the principal purpose of avoiding the obligations of the undersigned under this agreement.

         It is understood and agreed that this agreement relates solely to the capacity of the undersigned as a shareholder or other beneficial owner of the Shares and, to the extent applicable, is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as a director or officer of USAB or the Bank. It is further understood and agreed that this agreement is not in any way intended to affect the exercise by the undersigned of any fiduciary responsibility which the undersigned may have in respect of any Shares as of the date hereof.

         Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

                                                Very truly yours

                                                ----------------------------
                                                Name



Accepted and Agreed to:

BERKSHIRE FINANCIAL HOLDINGS, INC.


By:      ____________________________________
         Name:    Brian M. Hartline
         Title:   Chief Executive Officer

                                   Schedule I

                                                                Number of Shares Beneficially
            Name of Shareholder                                 Owned of USAB Common Stock(1)
---------------------------------------------           ------------------------------------------
George M. Laughlin                                                        133,562
Clarence L. Rader                                                          17,688
Wayne O. Leevy                                                              6,200
George Beach                                                                   --
Daniel J. Machon, Jr.                                                       4,000
Craig J. Scher                                                             82,810


-----------------
(1)      Does not include options to purchase shares of USAB Common Stock.

                                                                       EXHIBIT B

                                     FORM OF
                             STOCK OPTION AGREEMENT


         Stock Option Agreement ("Agreement"), dated as of March 9, 2002, between Berkshire Financial Holdings, Inc., a Pennsylvania corporation ("Grantee"), and USABancShares.com, Inc., a Pennsylvania corporation ("Issuer").

                              W I T N E S S E T H:

         WHEREAS, Grantee, Issuer, Berkshire Acquisition Corporation and vBank, a Savings Bank (the "Bank") have entered into an Agreement and Plan of Reorganization of even date herewith (the "Merger Agreement"), providing for, among other things, the merger of a wholly owned subsidiary of Grantee with and into Issuer (the "Merger");

         WHEREAS, as a condition and an inducement to Grantee to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as hereinafter defined); and

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         1(a) Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase, subject to the terms and conditions hereof, up to an aggregate of 1,140,104 fully paid and nonassessable shares (the "Option Shares") of common stock, par value $1.00 per share, of Issuer (the "Common Stock"), at a price per share equal to $0.40 (the "Option Price"); provided, however, that in no event shall the number of Option Shares for which this Option is exercisable exceed 19.9% of the aggregate issued and outstanding shares of Common Stock (including, for purposes hereof, securities convertible into Common Stock, the "Capital Stock") without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

         (b) In the event that any additional shares of Capital Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), including, without limitation, pursuant to stock option or other employee plans or as a result of the exercise of conversion rights, the number of Option Shares shall be increased so that, after such event, such number equals 19.9% of the number of shares of Capital Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Merger Agreement.

         2(a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of the first exercise (as provided in paragraph (e) of this Section 2) within 90 days following the first Subsequent Triggering Event to occur (or such later period as provided in Section 7). Each of the following shall be an Exercise Termination Event: (i) the Effective Time (as defined in the Merger Agreement); (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by Grantee pursuant to
Section 7.1(b) of the Merger Agreement as a result of a willful breach of any representation, warranty, covenant or agreement of Issuer; or (iii) the passage of 15 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a termination by Grantee pursuant to Section 7.1(b) of the Merger Agreement as a result of a willful breach of any representation, warranty, covenant or agreement of Issuer. The term "Holder" shall mean the holder or holders of the Option pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, the Option may not be exercised at any time when Grantee shall be in willful material breach of any of its covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 7.1(b) thereof as a result of such a willful material breach.

         (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

                  (i) any person (other than Grantee or any Subsidiary of Grantee (a "Grantee Subsidiary") shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or shall have filed a registration statement under the Securities Act of 1933, as amended ("Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of Issuer Common Stock outstanding (such an offer being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively, regardless of whether the provisions of Regulations 14D or 14E under the Exchange Act apply to such Tender Offer or Exchange Offer);

                  (ii)(A) the holders of Issuer Common Stock shall not have approved the Merger Agreement through the solicitation of proxies conducted for the purpose of voting on the Merger Agreement, (B) such proxy solicitation shall not have been conducted prior to termination of the Merger Agreement or (C) Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after any person (other than Grantee or a Grantee Subsidiary) shall have (x) made, or disclosed an intention to make, a bona fide proposal to Issuer or its stockholders to engage in an Acquisition Transaction (as hereinafter defined), (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (z) filed an application or given notice, whether in draft or final form, with the appropriate regulatory authorities for approval to engage in an Acquisition Transaction;

                  (iii) Issuer or any Subsidiary of Issuer (an "Issuer Subsidiary") shall have breached any representation, warranty, covenant or obligation contained in the Merger Agreement, and such breach would entitle Grantee to terminate the Merger Agreement under Section 7.1(b) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Merger Agreement), after any person (other than Grantee or a Grantee Subsidiary) shall have (x) made, or disclosed an intention to make, a bona fide proposal to Issuer or its stockholders to engage in an Acquisition Transaction,
(y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (z) filed an application or given notice, whether in draft or final form, with the appropriate regulatory authorities for approval to engage in an Acquisition Transaction. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary, (y) a purchase, lease or other acquisition of all or a substantial portion of the assets or liabilities of Issuer or any Issuer Subsidiary or (z) a purchase or other acquisition (including by way of share exchange, tender offer, exchange offer or otherwise) of an interest in any class or series of equity securities of Issuer or any Issuer Subsidiary; provided that "Acquisition Transaction" shall not include any transaction involving Grantee or any Grantee Subsidiary; and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act; or

                  (iv) a Loan Agreement Event of Default (as defined in the Merger Agreement) has occurred and the Lender (as defined in the Merger Agreement) has filed a regulatory application pursuant to the Change in Bank Control Act and/or has filed a court proceeding to execute on the Bank's Common Stock (as defined in the Merger Agreement).

         (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (i) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction with any person other than Grantee or any Grantee Subsidiary, or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction with an Person other than Grantee or any Grantee Subsidiary;

                  (ii) any person, other than Grantee or any Grantee Subsidiary, shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of, or the right to acquire beneficial ownership, or any "Group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the aggregate voting power represented by the outstanding Issuer Common Stock or the Bank's Common Stock (as defined in the Merger Agreement); or

                  (iii) one or more signatories to the Stockholder Agreement (as defined in the Merger Agreement) shall have breached his or her obligations pursuant to the Stockholder Agreement in a manner which materially adversely affects the ability of Issuer to obtain the approval of the holders of Issuer Common Stock of the Merger Agreement or otherwise materially adversely affects the ability of the parties hereto to consummate the transactions contemplated thereby.

         (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event") of which it has notice, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

         (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 30 business days from the Notice Date for the closing of such purchase (the "Closing"); provided that if prior notification to or approval of any regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. The term "business day" for purposes of this Agreement means any day, excluding Saturdays, Sundays and any other day that is a legal holiday in the Commonwealth of Pennsylvania or a day on which banking institutions in the Commonwealth of Pennsylvania are authorized by law or executive order to close.

         (f) At each Closing, the Holder shall (i) pay to Issuer an amount equal to the Option Price multiplied by the number of Option Shares to be purchased at such Closing in immediately available funds by wire transfer to a bank account designated by Issuer, and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

         (g) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in subsection (f) of this Section 2, (i) Issuer shall deliver to the Holder (A) a certificate or certificates representing the Option Shares purchased by the Holder at such Closing and (B) if the Option should be exercised in part only, a new Option evidencing the right of the Holder thereof to purchase the balance of the Option Shares purchasable hereunder, and (ii) the Holder shall deliver to Issuer a letter agreeing that the Holder will not offer to sell or otherwise dispose of the Option Shares in violation of applicable law or the provisions of this Agreement.

         (h) Certificates for Option Shares delivered at each Closing hereunder may be endorsed (in the sole discretion of Issuer) with a restrictive legend that shall read substantially as follows:

                  "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

         It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the reasonable opinion of counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

                  (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under paragraph (e) of this
Section 2, the tender of the applicable Option Price in immediately available funds and the tender of this Agreement to Issuer, the Holder shall be deemed, subject to the receipt of any necessary regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges (other than any applicable transfer taxes) that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

         3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including without limitation (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
Section 18a and regulations promulgated thereunder and (y) in the event, under the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to any state or federal regulatory authority is necessary before the Option may be exercised, cooperate fully with the Holder in connection with the preparation of such applications or notices and providing such information to such state or federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

         4. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase on the same terms and subject to the same conditions as are set forth herein in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, subject to the aforementioned indemnification, if applicable, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of Option Shares purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

         (a) In the event of any change in, or distributions in respect of, the Capital Stock by reason of stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares, or similar transaction, the type and number of Option Shares shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of Option Shares that Grantee would have held immediately after such event if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

         (b) Whenever the number of Option Shares is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price in effect immediately before such change in the number of Option Shares by a fraction, the numerator of which shall be equal to the number of Option Shares purchasable prior to the adjustment and the denominator of which shall be equal to the number of Option Shares purchasable after the adjustment.

         6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within six months (or such later period as provided in Section 7) following such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the Option Shares issued pursuant hereto), promptly prepare, file and keep current, with respect to the Option Shares, a registration statement under the 1933 Act and qualify such Option Shares for resale or other disposition under applicable state securities laws, in each case in accordance with any plan of disposition requested by Grantee. Issuer will use all reasonable efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Capital Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering, the inclusion of the Option Shares would interfere with the successful marketing of the shares of Capital Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any such registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

         7. The 90-day or 6-month periods for exercise of certain rights under Sections 2, 6, and 9 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder is using its reasonable best efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; (ii) during the pendency of any temporary restraining order, injunction or other legal bar to exercise of such rights; and (iii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

         8(a)     Issuer hereby represents and warrants to Grantee as follows:

                  (i) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer and is a valid and legally binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

                  (ii) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

         (b)      Grantee hereby represents and warrants to Issuer that:

                  (i) Grantee has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee and no other corporate proceedings on the part of Grantee are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Grantee and is a valid and legally binding obligation of Grantee, enforceable against Grantee in accordance with its terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

                  (ii) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

         9. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof and applicable law, may assign in whole or in part its rights and obligations hereunder within six months following such Subsequent Triggering Event; provided, however, that until the date 15 days following the date on which the applicable federal or state bank regulatory authority approves an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in a private placement in which no one party acquires the right to purchase in excess of 9.9% of the voting shares of Issuer or any other manner approved by the applicable federal or state bank regulatory authority.

         10. Each of Grantee and Issuer will use all reasonable efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the applicable federal or state bank regulatory authority for approval to acquire the shares issuable hereunder and applying for listing or quotation of such shares on any exchange or quotation system on which the Common Stock is then listed or quoted.

         11. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

         12. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

         13. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

         14. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of law principles thereof.

         15. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         16. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         17. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         18. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

         IN WITNESS WHEREOF, Grantee and Issuer have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                         BERKSHIRE FINANCIAL HOLDINGS, INC.
Attest:

___________________________              By:      __________________________
Cheryl K. Rossi                          Name:    Brian M. Hartline
                                         Title:   Chief Executive Officer



                                         USABANCSHARES.COM, INC.
Attest:

___________________________              By:      __________________________
Craig J. Scher                           Name:    Daniel J. Machon, Jr.
                                         Title:   Chief Financial Officer

                                                                    EXHIBIT C


                                     FORM OF
                         AGREEMENT AND PLAN OF MERGER of
                             USABANCSHARES.COM, INC.
                     with BERKSHIRE FINANCIAL HOLDINGS, INC.

         AGREEMENT AND PLAN OF MERGER agreed to this __ day of ___________ 2002, between Berkshire Financial Holdings, Inc., a Pennsylvania corporation ("Company"), and USABancshares.com, Inc., a Pennsylvania corporation ("USAB").

         WHEREAS, the Company owns all of the issued and outstanding capital stock of USAB; and

         WHEREAS, the Company wishes to approve, authorize, and consent to (i) the merger of USAB with and into the Company pursuant to the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania ("BCL") and (ii) the voluntary liquidation of USAB in accordance with Section 332 of the Internal Revenue Code of 1986, as amended ("Code"), and pursuant to an Agreement and Plan of Reorganization, dated as of March 8, 2002; and

         WHEREAS, BFHI Acquisition Corporation, a Pennsylvania corporation and former subsidiary of the Company, previously has merged with and into USAB.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. The Company approves, authorizes, and consents to the merger and liquidation of USAB.

         2. Following the consummation of this Agreement and Plan of Merger and Liquidation, USAB shall be liquidated in accordance with the provisions of
Section 332 of the Internal Revenue Code of 1986, as amended.

         3. The officers of USAB are authorized and directed to distribute USAB's assets (subject to its liabilities) within one year in cancellation of its stock to the Company, as owner of all of its issued and outstanding stock.

         4. The officers of USAB are further authorized and directed to take all appropriate and necessary actions to liquidate USAB in accordance with the Code.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger and Liquidation to be executed by their respective duly authorized officers as of the day and year first above written.

                                            BERKSHIRE FINANCIAL HOLDINGS, INC.
Attest:

______________________________              By:      __________________________
Name:    Cheryl K. Rossi                    Name:    Brian M. Hartline
Title:   Corporate Secretary                Title:   Chief Executive Officer



                                            USABANCSHARES.COM, INC.
Attest:

______________________________              By:      __________________________
Name:                                       Name:
Title:                                      Title:

                                                                      EXHIBIT D

                                    AGREEMENT


         AGREEMENT, dated this __ day of __________ 2002, between vBank, a Savings Bank (the "Bank"), a wholly-owned subsidiary of Berkshire Financial Holdings, Inc. (the "Corporation"), and Craig J. Scher (the "Executive").


                                   WITNESSETH

         WHEREAS, the Executive has served previously as an officer of the Bank pursuant to an employment agreement dated as of October 29, 1999 (the "Prior Agreement"), which is being terminated in connection with the closing of the transactions contemplated by the Agreement and Plan of Reorganization among the Corporation, BFHI Acquisition Corporation, USABancShares.com, Inc. and the Bank dated March 9, 2002 (the "Merger Agreement");

         WHEREAS, the Bank desires to be ensured of the Executive's continued active participation in the business of the Bank;

         WHEREAS, the Bank desires to enter into an employment agreement with the Executive with respect to his employment by the Bank and to provide for the severance payments to be made to Mr. Scher with respect to the Prior Agreement;

         NOW THEREFORE, in consideration of the mutual agreements herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

         1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

                  (a) Base Salary. "Base Salary" shall have the meaning set forth in Section 4(a) hereof.

                  (b) Cause. Termination of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement.

                  (c) Change in Control. "Change in Control" shall mean the occurrence of any of the following events subsequent to the date of this
Agreement: (i) the acquisition of control of the Corporation as defined in the Change in Bank Control Act of 1978, as amended, 12 U.S.C. ss. 1842(3), or any successor to such sections; (ii) an event that would be required to be reported in response to Item 1(a) of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not any class of securities of the Corporation is registered under the Exchange Act; (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; (iv) the sale or other disposition of all or substantially all of the assets of the Bank or the transfer by the Corporation of greater than 35% of the voting securities of the Bank; or (v) during any period of three consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation or the Bank cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                  (d) Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (e) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

                  (f) Disability. Termination by the Bank of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Bank or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

                  (g) Good Reason. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive within twenty-four (24) months following a Change in Control based on:

                  (i) Without the Executive's express written consent, the failure to elect or to re-elect or to appoint or to re-appoint the Executive to the office of President of the Philadelphia Region of the Bank or a material adverse change made by the Bank which would reduce the Executive's functions, duties or responsibilities as President of the Philadelphia Region of the Bank;

                  (ii) Without the Executive's express written consent, a reduction by the Bank in the Executive's Base Salary as the same may be increased from time to time;

                  (iii) Without the Executive's express written consent, the Bank requires the Executive to be based anywhere other than the Philadelphia metropolitan area in which the Bank's principal executive office is located, except for required travel on business of the Bank to an extent substantially consistent with the Executive's present business travel obligations;

                  (iv) Any purported termination of the Executive's employment for Disability which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (i) below; or

                  (v) The failure by the Bank to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 10 hereof in connection with a Change in Control.

                  (h)      IRS.  IRS shall mean the Internal Revenue Service.

                  (i) Notice of Termination. Any purported termination of the Executive's employment by the Bank for any reason, including without limitation for Cause or Disability, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Bank's termination of Executive's employment for Cause, which shall be effective immediately; and (iv) is given in the manner specified in
Section 11 hereof.

         2. Payments Resulting from Prior Agreement. Pursuant to obligations of the Bank incurred under the Prior Agreement, the Bank shall pay to the Executive an aggregate amount equal to $350,000, payable as follows: (a) a lump sum payment of $175,000 at the Effective Time (as such term is defined in the Merger Agreement), and (b) an additional lump sum payment of $175,000, upon the earlier to occur of (i) the one year anniversary of the date of this Agreement, or (ii) the termination of this Agreement for any reason.

         3. Term of Employment.

            (a) The Bank hereby employs the Executive as President of the Philadelphia Region of the Bank, and the Executive hereby accepts said employment and agrees to render such services to the Bank, on the terms and conditions set forth in this Agreement. The term of employment under this Agreement shall be for a term of three years, commencing on the date of this Agreement, unless such term is extended as provided in this Section 3. Prior to the first annual anniversary of the date first above written and each annual anniversary thereafter, the Board of Directors of the Bank shall consider, review (with appropriate corporate documentation thereof, and after taking into account all relevant factors, including the Executive's performance) and, if appropriate, explicitly approve a one-year extension of the remaining term of this Agreement. The term of this Agreement shall continue to extend each year if the Board of Directors so approves such extension unless the Executive gives written notice to the Bank of the Executive's election not to extend the term, with such notice to be given not less than sixty (60) days prior to any such anniversary date. If the Board of Directors elects not to extend the term, it shall give written notice of such decision to the Executive not less than sixty
(60) days prior to any such anniversary date. If any party gives timely notice that the term will not be extended as of any annual anniversary date, then this Agreement shall terminate at the conclusion of its remaining term. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

                  (b) During the term of this Agreement, the Executive shall perform such executive services for the Bank as may be consistent with his titles and from time to time assigned to him by the Bank's Board of Directors.

         4.       Compensation and Benefits.

                  (a) The Bank shall compensate and pay the Executive for his services during the term of this Agreement at a minimum base salary of $175,000 per year ("Base Salary"), which may be increased from time to time in such amounts as may be determined by the Board of Directors of the Bank and may not be decreased without the Executive's express written consent. In addition to his Base Salary, the Executive shall be entitled to receive during the term of this Agreement such bonus payments as may be determined by the Board of Directors of the Bank.

                  (b) During the term of this Agreement, the Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Bank, to the extent commensurate with his then duties and responsibilities as fixed by the Board of Directors of the Bank.

                  (c) During the term of this Agreement, the Executive shall be entitled to four (4) weeks of paid annual vacation. The Executive shall not be entitled to receive any additional compensation from the Bank for failure to take a vacation, nor shall the Executive be able to accumulate unused vacation time from one year to the next, except to the extent authorized by the Board of Directors of the Bank.

                  (d) In the event the Executive's employment is terminated due to Disability, the Bank shall provide continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for the Executive immediately prior to his termination at no expense to the Executive. Upon the expiration of the term of this Agreement, Executive shall be entitled to continue such coverage (at Executive's own expense) in accordance with applicable state and Federal continuation coverage law.

                  (e) The Bank shall, during the term of this Agreement, provide the Executive with a company-owned automobile and provide for its maintenance and upkeep.

         5. Expenses. The Bank shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance of or in connection with the business of the Bank, including, but not by way of limitation, traveling expenses, subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Bank. If such expenses are paid in the first instance by the Executive, the Bank shall reimburse the Executive therefor.

         6.       Termination.

                  (a) The Bank shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including without limitation termination for Cause or Disability and the Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.

                  (b) In the event that (i) the Executive's employment is terminated by the Bank for Cause or (ii) the Executive terminates his employment hereunder other than for Disability, death or Good Reason, the Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination other than for Base Salary accrued through the Date of Termination.

                  (c) In the event that the Executive's employment is terminated as a result of Disability during the term of this Agreement, the Executive shall receive his salary for the duration of the term of this Agreement. In the event of the Executive's death during the term of the Agreement, the Executive's estate shall receive his salary to the end of the term of this Agreement.

                  (d) In the event that (i) the Executive's employment is terminated by the Bank for other than Cause, Disability, or the Executive's death or (ii) such employment is terminated by the Executive (a) due to a material breach of this Agreement by the Bank, which breach has not been cured within fifteen (15) days after a written notice of non-compliance has been given by the Executive to the Bank, or (b) for Good Reason, then the Bank shall, subject to Section 7 hereof, if applicable:

                  (A) pay to the Executive, a cash severance amount equal to the Executive's Base Salary as in effect immediately prior to the Date of Termination, multiplied by two years ("Severance Pay"). Such Severance Pay shall be paid in monthly installments beginning with the first business day of the month following the Date of Termination and continuing for two (2) years. The Board of Directors, at its sole discretion, may elect to pay the Severance Pay to Executive on a more accelerated schedule than that set forth in the immediately preceding sentence.

                  (B) maintain and provide for a period ending at the earlier of
         (i) the second anniversary of the Date of Termination or (ii) the date of the Executive's full-time employment by another employer, at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than any stock option or other stock compensation plans or bonus plans of the Bank or the Corporation), provided that in the event that Executive's participation in any such plan, program or arrangement is barred, the Bank shall arrange to provide Executive with benefits substantially similar to those Executive was entitled to receive under such plans, programs and arrangements prior to the Date of Termination. Upon the expiration of the time period described in this subsection, Executive may elect (at his own expense) to continue such coverage in accordance with applicable state and Federal continuation coverage laws.

         7. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 6 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Bank, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits payable by the Bank pursuant to Section 6 hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Bank under Section 6 being non-deductible to the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under
Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 6 shall be based upon the opinion of independent counsel selected by the Bank's independent public accountants and paid by the Bank. Such counsel shall be reasonably acceptable to the Bank and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 7, or a reduction in the payments and benefits specified in Section 6 below zero.

         8.       Non-Competition.  The Executive agrees that:

                  (a) During the term of his employment as well as the period of time the Executive is receiving Severance Pay pursuant to the terms of this Agreement, the Executive will not, directly or indirectly, participate in or act as a principal, partner, officer, employee, agent, or consultant to any business entity which is competitive with the business now or hereafter engaged in or conducted by the Bank, nor shall the Executive hold greater than 5% of the equity securities of any such business.

                  (b) For a period amounting to the later of: (i) one year following the termination of this Agreement for any reason or (ii) the period of time the Executive is receiving Severance Pay pursuant to the terms of this Agreement, the Executive will not, directly or indirectly, solicit for employment, or hire any person who during the term of this Agreement was engaged as an employee or officer of the Bank or any of its subsidiary or affiliated companies.

         9. Withholding. All payments required to be made by the Bank hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Bank may reasonably determine should be withheld pursuant to any applicable law or regulation.

         10. Assignability. The Bank may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Bank may hereafter merge or consolidate or to which the Bank may transfer all or substantially all of its assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Bank hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

         11. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

         The Bank:                   Secretary
                                     vBank, a Savings Bank
                                     One Lincoln Plaza
                                     1535 Locust Street
                                     Philadelphia, PA  19102

                                     With a copy to:

                                     Secretary
                                     Berkshire Financial Holdings, Inc.
                                     36 Winward Court
                                     Collegeville, PA  19426

         The Executive:              Craig J. Scher
                                     56 Covington Lane
                                     Voorhees, NJ  08043

Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) the business day after the day on which it is delivered by hand, (c) the business day after the day on which it is properly delivered to Federal Express (or a comparable overnight delivery service), or (d) the third business day after the day on which it is deposited in the United States mail. The Bank or the Executive may change its address by notifying the other party of the new address in any manner permitted by this Section 11.

         12. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Bank to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         13. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the Commonwealth of Pennsylvania.

         14. Nature of Obligations. Nothing contained herein shall create or require the Bank to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Bank hereunder, such right shall be no greater than the right of any unsecured general creditor of the Bank.

         15. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         16. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         18. Regulatory Prohibition. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 U.S.C.ss.1828(k)) and the regulations promulgated thereunder, including 12 C.F.R. Part 359. Furthermore, following such termination for Cause, the Executive will not, directly or indirectly, participate in the affairs or the operations of the Bank.

         19. Entire Agreement. This Agreement embodies the entire agreement between the Bank and the Executive with respect to the matters agreed to herein. All prior agreements between the Bank and the Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                            vBANK, A Savings Bank


                                            By:      __________________________

                                                      Brian M. Hartline
                                                      Chief Executive Officer


                                            EXECUTIVE



                                            By:      __________________________
                                                      Craig J. Scher

                                                                      EXHIBIT E


                                     FORM OF
                             TENANT ESTOPPEL LETTER

                                __________, 2002



Berkshire Financial Holdings, Inc.
36 Winward Court
Collegeville, PA  19426

         Re:      ___________________, as amended __________________ ("Lease")
                  by and between vBank, A Savings Bank ("Landlord") and __________________ ("Tenant") for the premises commonly known as ____________________ ("Premises")

Dear __________:

         In connection with the acquisition of vBank, A Savings Bank, by Berkshire Financial Holdings, Inc. ("Assignee"), and the corresponding assignment of the above referenced Lease, the undersigned Tenant hereby certifies to Assignee that the following statements are true, correct and complete as of the date hereof:

         1. Tenant is the tenant under the Lease for the Premises. The term of the Lease commenced on _____________, and will expire on _____________. There have been no amendments, modifications or revisions to the Lease (except as set forth on Schedule A hereto), and there are no agreements of any kind between Landlord and Tenant regarding the Premises, except as provided in the attached Lease.

         2. Attached hereto as Schedule A is a true, correct and complete copy of the Lease which has been duly authorized and executed by Tenant and which is in full force and effect.

         3. Tenant has accepted and is in sole possession of the Premises and is presently occupying the Premises. The Lease has not been assigned, by operation of law or otherwise, by Tenant, and no sublease, concession agreement or license, covering the Premises, or any portion of the Premises, has been entered into by Tenant.

         4. Tenant is obligated to pay rent under the Lease in the total amount of ______________________________ Dollars ($_________), payable in ______
installments of ___________________________ Dollars ($_________) (subject to increases as provided in the Lease). No rent under the Lease has been paid more than one (1) month in advance, and no other sums or security deposits have been deposited with Landlord, except in the amount of $__________. (If none, state "NONE"). Tenant is not entitled to rent concessions or free rent.

         5. All conditions and obligations of Landlord relating to completion of tenant improvements and making the Premises ready for occupancy by Tenant have been satisfied or performed and all other conditions and obligations under the Lease to be satisfied or performed by Landlord as of the date hereof have been fully satisfied or performed.

         6. To Tenant's knowledge, there exists no defense to, or right of offset against, enforcement of the Lease by Landlord. Neither Tenant nor to Tenant's knowledge, Landlord is in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in such a default.

         7. Tenant has not received any notice of any present violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises.

         8. Except as specifically stated in the Lease, Tenant has not been granted (a) any option to extend the term of the Lease; (b) any option to expand the Premises or to lease additional space with in the Premises; (c) any right to terminate the Lease prior to its stated expiration; or (d) any option or right of first refusal to purchase the Premises or any part thereof.

         9. Tenant acknowledges having been notified that Landlord's interest in and to the Lease has been, or will be, assigned to Assignee. Until further notice from Landlord, however, Tenant will continue to make all payments under the Lease to Landlord and otherwise look solely to Landlord for the performance of the Landlord's obligations under the Lease.

         The agreements and certifications set forth herein are made with the knowledge and intent that Assignee will rely on them in purchasing the Premises, and Assignee's successors and assigns may rely upon them for that purpose.

                                                Very truly yours,

                                                [TENANT]


                                                --------------------------------


                                                By:  ___________________________
                                                Name:  _________________________
                                                Title:  ________________________

                                   SCHEDULE A

                                      LEASE

                                                                    EXHIBIT F


                                     FORM OF
                            LANDLORD ESTOPPEL LETTER
                                __________, 2002



Berkshire Financial Holdings, Inc.
36 Winward Court
Collegeville, PA  19426

         Re:      ___________________,  as amended __________________  ("Lease")
                  by and between ______________ ("Landlord") and vBank, A Savings Bank ("Tenant") for the premises commonly known as ____________________ ("Premises")

Dear __________:

         In connection with the acquisition of vBank, A Savings Bank by Berkshire Financial Holdings, Inc. ("Assignee"), and the corresponding assignment of the above referenced Lease, the undersigned Landlord hereby certifies to Assignee that the following statements are true, correct and complete as of the date hereof:

         1. Tenant is the tenant under the Lease for the Premises. The term of the Lease commenced on _____________, and will expire on _____________. There have been no amendments, modifications or revisions to the Lease (except as set forth on Schedule A hereto), and there are no agreements of any kind between Landlord and Tenant regarding the Premises, except as provided in the attached Lease.

         2. Attached hereto as Schedule A is a true, correct and complete copy of the Lease which has been duly authorized and executed by Landlord and which is in full force and effect.

         3. Tenant has accepted and, to the Landlord's knowledge, is in sole possession of the Premises and is presently occupying the Premises. To the Landlord's knowledge, the Lease has not been assigned, by operation of law or otherwise, by Tenant, and no sublease, concession agreement or license, covering the Premises, or any portion of the Premises, has been entered into by Tenant.

         4. Tenant began paying rent on _____________. Tenant is obligated to pay rent under the Lease in the total amount of ________________________________ Dollars ($_____________), payable in ______ installments of ______________________________ Dollars ($__________) (subject to increases as provided in the Lease). No rent under the Lease has been paid to Landlord more than one (1) month in advance, and no other sums or security deposits have been deposited with Landlord, except in the amount $__________. (If none, state "NONE"). Tenant is not entitled to rent concessions or free rent.

         5. To the Landlord's knowledge, all conditions and obligations of Landlord relating to completion of tenant improvements and making the Premises ready for occupancy by Tenant have been satisfied or performed and all other conditions and obligations under the Lease to be satisfied or performed by Landlord and Tenant as of the date hereof have been fully satisfied or performed.

         6. To Landlord's knowledge, there exists no defense to, or right of offset against, enforcement of the Lease by Tenant. Neither Landlord nor, to Landlord's knowledge, Tenant is in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in such a default.

         7. Landlord has not received any notice of any present violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises.

         8. Except as specifically stated in the Lease, Tenant has not been granted (a) any option to extend the term of the Lease, except as follows:
______________ (if none, state "NONE"); (b) any option to expand the Premises or to lease additional space with in the Premises, except as follows:
_______________ (if none, state "NONE"); (c) any right to terminate the Lease prior to its stated expiration, except as follows: _______________ (if none, state "NONE"); or (d) any option or right of first refusal to purchase the Premises or any part thereof, except as follows: ________________ (if none, state "NONE").

         The agreements and certifications set forth herein are made with the knowledge and intent that Assignee will rely on them in purchasing the Premises, and Assignee's successors and assigns may rely upon them for that purpose.

                                                Very truly yours,

                                                [LANDLORD]



                                                -------------------------------


                                                By:  __________________________
                                                Name:  ________________________
                                                Title:  _______________________

                                   SCHEDULE A

                                      LEASE

                                                                    EXHIBIT G

                          FORM OF BFHI PROMISSORY NOTE


         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THIS SECURITY HAS BEEN ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION STATEMENT REQUIREMENTS OF THE SECURITIES ACT AND HAS NOT BEEN OFFERED PURSUANT TO A REGISTRATION STATEMENT FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). THIS SECURITY MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO THE TERMS SET FORTH IN SECTION 9 OF THIS INSTRUMENT.

                             USABANCSHARES.COM, INC.

                                 PROMISSORY NOTE


$2,976,000.00                                                _________ __, 2002
                                                     Philadelphia, Pennsylvania

         FOR VALUE RECEIVED, USABancShares.com, Inc., a Pennsylvania corporation (the "Company"), promises to pay to the order of Berkshire Financial Holdings, Inc. ("BFHI" or the "Holder"), at such place as the Holder hereof may from time to time designate in writing, in lawful money of the United States of America, without offset, the principal sum of Two Million and Nine Hundred and Seventy Six Thousand Dollars and No Cents ($2,976,000.00), together with interest as described below and in accordance with the following terms and provisions:

         1. Interest Rate. The unpaid principal balance of this Promissory Note (as the same may be amended, modified, supplemented, renewed or replaced from time to time, the "Note") outstanding from time to time shall bear interest at the rate of eight percent (8.0%) per annum. Interest shall accrue daily as set forth herein, shall be calculated using a 360 day year and shall be payable upon the Maturity Date to holders of record on the books of the Company as of the close of business on the fifteenth day of the month in which such payment is due to be made. The Note will bear interest from the original date of issuance of the Note to the Maturity Date (as defined below). Payment of interest shall be made by check mailed to the address of Holder or any assignee thereof as such address shall appear in the books of the Company or, in accordance with arrangements satisfactory to the Company, at the option of the Holder, by wire transfer to an account designated in writing by the Holder. If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania, such payment shall be made on the next succeeding business day, but without the payment of any additional interest.

         2. Maturity Date. The entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable upon the earliest to occur of (i) September 9, 2002, (ii) the consummation of the transactions contemplated by the Agreement and Plan of Reorganization among the Company, vBank, a Savings Bank, BFHI and BFHI Acquisition Corporation dated March 9, 2002 (the "Agreement") or (iii) the occurrence of a Termination Event, as defined in the Agreement (as the case may be, the "Maturity Date").

         3. Use of Loan Proceeds. The entire proceeds of the loan advanced by BFHI to the Company, as evidenced by this Note, shall only be used by the Company to repay outstanding indebtedness to Royal Bank of Pennsylvania in the principal amount of $2,626,000 and a loan from vBank, a Savings Bank to the Company in the principal amount of $350,000.

         4. Prepayment. The Company shall have the right to prepay the Note in whole, but not in part, without penalty or premium, at any time upon five (5) days prior written notice to the Holder at the Holder's address appearing on the records of the Company.

         5. No Collateral. This Note is not secured by any assets of Maker.

         6. Acceleration of Payment. If an Event of Default (as defined below) occurs and is continuing, then the Holder may declare the principal amount of and all accrued but unpaid interest on the Note to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration, such principal amount and interest shall become immediately due and payable. Upon payment of such amounts, all obligations of the Company in respect of the payment of principal of and interest on the Note shall terminate.

         For purpose of this Note, an "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for the Company under the Federal bankruptcy laws, or any other similar applicable law of any governmental unit, domestic or foreign, and such decree or order shall have continued undischarged or unstayed for a period of 90 days; or a decree or order or other decision of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of any person to act as a receiver or conservator or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of a substantial part of its property, or for the involuntary winding up or liquidation of its affairs, shall have been entered and such decree or order shall have remained in force undischarged and unstayed for a period of 90 days; or, under the provisions of any insolvency, bankruptcy, or other law for the relief or aid of creditors or depositors, any court, or agency or supervisory authority having jurisdiction in the premises shall assume custody or control of the Company or of a substantial part of its property, and such custody and control shall not be terminated or stayed within 90 days from the date of assumption of such custody or control; or any substantial part of the property of the Company shall be sequestered or attached and shall not be returned to the possession of the Company or released from such attachment within 90 days thereafter; or

                  (b) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under the Federal bankruptcy laws, or any other similar applicable law of any governmental unit, domestic or foreign, or shall consent to the filing of any such petition or shall consent to the appointment of a receiver or conservator or liquidator or trustee or assignee in bankruptcy or insolvency of it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or if corporate action shall be taken by the Company in furtherance of any of the aforesaid purposes; or

                  (c) the Company fails to pay the principal or accrued interest on the Note at the Maturity Date and such failure is continued for ten days;

                  (d) the use by the Company of the Note proceeds for any reason other than as required by Section 3 hereof.

         7. No Impairment. The Company covenants that it shall not by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issuance or sale of securities, sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of its agreements, covenants, stipulations or conditions to be observed or performed by it hereunder.

         8. Transfer of Note.

                  (a) This Note may only be transferred in the manner set forth below and only subsequent to the Maturity Date.

                  (b) This Note has not been registered under the Securities Act of 1933 or any state securities laws. This Note has been issued pursuant to an exemption from the registration statement requirements of the Securities Act and has not been offered pursuant to any registration statement filed with, and declared effective by, the SEC. This Note may not be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of except pursuant to an effective registration statement under such registration statement requirements or pursuant to an exemption from such requirements. The Holder of this Note by its acceptance hereof agrees to offer, sell or otherwise transfer such Security only (a) to the Company, (b) pursuant to Rule 144a, to a person it reasonably believes is a "Qualified Institutional Buyer" as defined in Rule 144a that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144a, (c) to an "Accredited Investor" within the meaning of subparagraph (a) (1),
         (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring this Note for its own account, or for the account of an "Accredited Investor," for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (d) pursuant to another available exemption from the registration statement requirements of the Securities Act, subject to the Company's right prior to any such offer, sale or transfer pursuant to clause (c) or (d) to require the delivery of an opinion of counsel, certification or other information satisfactory to it. The Holder of this Note agrees that it will comply with the foregoing restrictions.

                  (c) This Note shall be registered on the books of the Company kept at its principal office for that purpose, and shall be transferable only on such books by the registered owner hereof in person or by a duly authorized attorney upon surrender of this Note properly endorsed, and only in compliance with this Section 9.

         9. Notices. All notices, request, demands and other communications with respect hereto shall be in writing and shall be delivered by had, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, to the following addresses:

                           (a)   If to the Holder:

                                 Berkshire Financial Services, Inc.
                                 36 Windward CourtCollegeville, PA   19426
                                 Attn:  Brian M. Hartline
                                        Chief Executive Officer

                           (b)   If to the Company:

                                 USABancShares.com, Inc.
                                 c/o vBank, a Savings Bank
                                 One Lincoln Plaza
                                 1535 Locust Street
                                 Philadelphia, PA  19102
                                 Attn:   Craig J. Scher
                                         President and Chief Executive Officer

         Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (i) the date it is actually received, (ii) the business day after the day on which it is delivered by hand, (iii) the business day after the day on which it is properly delivered to Federal Express (or a comparable overnight delivery service), or (iv) the third business day after the day on which it is deposited in the United States mail. The Company or the Holder may change its address by notifying the other party of the new address in any manner permitted by this Section 9.

         10. Severability. If any provision of this Note, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of the provisions of this Note, or the application of such provision to other persons or circumstances, shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

         11. Successors and Assigns. This Note shall be binding upon and inure to the benefit of the Company and the Holder, and their respective successors and assigns; provided, however, that the Company may not assign or delegate its rights or obligations hereunder without the prior written consent of the Holder.

         12. Payments. All payments due hereunder, if any, shall be made in immediately available funds.

         13. Governing Law. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to conflict of law principles.

         14. Miscellaneous. No provision of this Note shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place and rate and in the coin or currency or stock, herein prescribed. This Note is a direct obligation of the Maker.

         IN WITNESS WHEREOF, the Company has executed this Note as of the date first written above.

                                              USABancshares.com, inc.


                                              By:___________________________
                                              Name:     Daniel J. Machon, Jr.
                                              Title:    Chief Financial Officer

                                                                     EXHIBIT H

                               AGREEMENT OF MERGER

         This Agreement of Merger is dated as of March 9, 2002, by and between BFHI Acquisition Corporation ("Acquisition"), a Pennsylvania corporation, and USABancShares.com, Inc. ("USAB"), a Pennsylvania corporation.

         WHEREAS, Acquisition and USAB have entered into an Agreement and Plan of Reorganization, dated as of the date hereof (the "Reorganization Agreement"); and

         WHEREAS, pursuant to the Reorganization Agreement and this Agreement of Merger, and subject to the terms and conditions set forth therein and herein, Acquisition shall be merged with and into USAB, with USAB the surviving corporation of such merger;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Reorganization Agreement, the parties hereto do mutually agree as follows:

                                     ARTICLE

                                   DEFINITIONS

         Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

         1.1 "EFFECTIVE TIME" shall mean the date and time which the Merger contemplated by this Agreement of Merger becomes effective as provided in
Section 2.2 of this Agreement of Merger.

         1.2 "USAB COMMON STOCK" shall mean the common stock, par value $1.00 per share, of USAB.

         1.3 "MERGER" shall refer to the merger of Acquisition with and into USAB as provided in Section 2.1 of this Agreement of Merger.

         1.4 "MERGING CORPORATION" shall collectively refer to Acquisition and USAB.

         1.5 "ACQUISITION COMMON STOCK" shall mean the common stock, par value $.01 per share, of Acquisition.

         1.6 "STOCKHOLDER MEETING" shall mean the meeting of the stockholders of USAB held pursuant to Section 5.2 of the Reorganization Agreement.

         1.7 "SURVIVING CORPORATION" shall mean USAB as the surviving corporation of the Merger.

                                   ARTICLE II

                               TERMS OF THE MERGER

         2.1 THE MERGER. Subject to the terms and conditions set forth in the Reorganization Agreement, at the Effective Time, Acquisition shall be merged with and into USAB pursuant to Chapter 19, Subchapter C of the Pennsylvania Business Corporation Law ("PBCL"). USAB shall be the Surviving Corporation of the Merger and shall continue to be governed by the laws of the Commonwealth of Pennsylvania. At the Effective Time, the separate existence and corporate organization of Acquisition shall cease, and USAB shall thereupon and thereafter possess all the rights, privileges, powers and franchises of a public as well as of a private nature of each of Acquisition and USAB; and be subject to all the restrictions, disabilities and duties of each of Acquisition and USAB; and all and singular, the rights, privileges, powers and franchises of each of Acquisition and USAB, and all property, real, personal and mixed, and all debts due to either Acquisition or USAB on whatever account, as well for stock subscriptions and all other things in action or belonging to each of Acquisition and USAB shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of, respectively, Acquisition and USAB, and the title to any real estate vested by deed or otherwise, under the laws of the Commonwealth of Pennsylvania or elsewhere in either Acquisition or USAB shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon any property of either of Acquisition or USAB shall be preserved unimpaired, and all debts, liabilities and duties of Acquisition and USAB shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

         2.2 EFFECTIVE TIME. The Merger shall become effective on the date and at the time that Articles of Merger are executed and filed with the Secretary of State of the Commonwealth of Pennsylvania pursuant to Section 1927 of the PBCL, unless a later date and time is specified as the Effective Time in such Articles of Merger.

         2.3 NAME OF THE SURVIVING CORPORATION. The name of the Surviving Corporation shall be "USABancShares.com, Inc."

         2.4 ARTICLES OF INCORPORATION. On and after the Effective Time, the Articles of Incorporation of USAB shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

         2.5 BYLAWS. On and after the Effective Time, the Bylaws of USAB shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

                                   ARTICLE III

                               TERMS OF THE MERGER

         3.1 CONVERSION OF USAB COMMON STOCK. Subject to Section 3.2 hereof, each share of USAB Common Stock outstanding immediately prior to the Effective Time, other than (i) shares held by USAB or the Bank and (ii) USAB Dissenting Shares (as hereinafter defined), shall be converted into the right to receive $0.60 per share in cash in accordance with the terms of Section 2.6(c) of the Reorganization Agreement.

         3.2 EXCHANGE OF CERTIFICATE FOR STOCK AND/OR CASH. After the Effective Time, each holder of a certificate for theretofore outstanding shares of USAB Common Stock, shall be surrendered and exchanged for cash in the manner provided in Section 2.7 of the Reorganization Agreement.

         3.3 DISSENTING SHARES. Notwithstanding anything in this Agreement of Merger to the contrary, shares of USAB Common Stock which are outstanding immediately prior to the Effective Time and which are held by stockholders who shall not have voted such shares in favor of the Reorganization Agreement and this Agreement of Merger and who shall have satisfied all of the applicable requirements of Chapter 15, Subchapter D of the PBCL ("USAB Dissenting Shares"), shall not be converted into the right to receive, or be exchangeable for, cash as set forth in Section 3.1 hereof, but the holders thereof shall be entitled to payment of the fair value of such shares in accordance with said section of the PBCL, subject to the procedures and the conditions specified in such provision of the PBCL, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their right to appraisal and payment under such law. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, the shares of USAB Common Stock held by such holder shall thereupon be deemed to have been converted into the right to receive, or be exchangeable at the Effective Time for, cash as provided in 2.6(c) of the Reorganization Agreement.

         3.4 ACQUISITION COMMON STOCK. The shares of Acquisition Common Stock issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, become the issued and outstanding common stock of the Surviving Corporation.

                                   ARTICLE IV

                                  MISCELLANEOUS


         4.1 CONDITIONS PRECEDENT. The respective obligations of each party under this Agreement of Merger shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Article VI of the Reorganization Agreement.

         4.2 TERMINATION. This Agreement of Merger shall be terminated automatically without further act or deed of either of the parties hereto in the event of the termination of the Reorganization Agreement in accordance with
Section 7.1 thereof.

         4.3 AMENDMENTS. To the extent permitted by the PBCL, this Agreement of Merger may be amended by a subsequent writing signed by each of the parties hereto upon the approval of the Board of Directors of each of the parties hereto; provided, however, that the provisions of Article III of this Agreement of Merger relating to the consideration to be paid for the shares of USAB Common Stock shall not be amended after the meeting of stockholders of USAB so as to modify either the amount or the form of such consideration or to otherwise materially adversely affect the shareholder of USAB without the approval of the stockholders of USAB.

         4.5 SUCCESSORS. This Agreement of Merger shall be binding on the successors of Acquisition and USAB.

         IN WITNESS WHEREOF, Acquisition and USAB have caused this Agreement of Merger to be executed by their duly authorized officers as of the day and year first above written.

                                           BFHI ACQUISITION CORPORATION

Attest:

______________________                     By:   ______________________________
Cheryl K. Rossi                                  Brian H. Hartline
                                                 Chief Executive Officer


                                           USABANCSHARES.COM, INC.

Attest:

______________________                     By:   ______________________________
Craig J. Scher                                   Daniel J. Machon, Jr.
                                                 Chief Financial Officer

                                                                     APPENDIX B

                      [Letterhead of Ryan, Beck & Co., LLC]



____________, 2002


The Board of Directors
USABancShares.com, Inc.
1535 Locust Street
Philadelphia, PA 19102


Members of the Board:

You have requested our opinion as investment bankers that the consideration in the Merger (the "Merger") among Berkshire Financial Holdings, Inc. ("BFHI"), BFHI Acquisition Corporation ("Acquisition"), a wholly-owned subsidiary of BFHI, USABancShares.com, Inc. ("USAB") and vBank, a Savings Bank, a wholly-owned subsidiary of USAB, pursuant to the Agreement and Plan of Reorganization dated as of March 9, 2002 (the "Agreement") is fair to the holders of USAB Common Stock from a financial point of view.

Pursuant to the Agreement, Acquisition shall be merged with and into USAB in accordance with Section 1921 of the Pennsylvania Business Corporation Law, with USAB as the surviving corporation. Simultaneously with or as soon as practicable after the Merger, USAB shall be merged with and into BFHI in accordance with the Agreement.

Pursuant to the Agreement, holders of USAB common stock will receive $0.60 per share in cash. The Merger will be accounted for by BFHI as a purchase transaction and will be a taxable event for USAB shareholders.

Ryan, Beck & Co., L.L.C. ("Ryan, Beck") as a customary part of its investment banking business, is engaged in the valuation of banking and savings institutions and their securities in connection with mergers and acquisitions. In conducting our investigation and analysis of the Merger, we have met with members of senior management of USAB to discuss their operations, regulatory standing, historical financial statements, strategic plan and future prospects including any potential operating efficiencies and synergies, which may arise from the merger. We have reviewed and analyzed material prepared in connection with the Merger, including but not limited to the following: (i) the Agreement and related documents; (ii) the proxy statement; (iii) USAB's Annual Report on Form 10-KSB for the years ended December 31, 2001, 2000 and 1999 and USAB's Quarterly Reports on Form 10-QSB for the periods ended September 30, 2001, June 30, 2001 and March 31, 2001; (iv) Regulatory Orders to Cease and Desist entered into by vBank with the Federal Deposit Insurance Corporation and the Department of Banking of the Commonwealth of Pennsylvania as well as the Written Agreement entered into by USAB with the Board of Governors of the Federal Reserve System;
(v) certain operating and financial information provided to Ryan, Beck by the management of USAB relating to their business and prospects; (vi) the historical stock prices and trading volume of USAB's common Stock; (vii) the publicly available financial data of thrift organizations which Ryan, Beck deemed generally comparable to USAB; and (viii) the terms of acquisitions of thrift organizations which Ryan, Beck deemed generally comparable to USAB. We also conducted or reviewed such other studies, analyses, inquiries and examinations as we deemed appropriate. Ryan, Beck as part of its review of the Merger, also considered the future prospects of USAB in the event it remained independent.

USABancShares.com, Inc.
May __, 2002
Page 2


While we have taken care in our investigation and analyses, we have relied upon and assumed the accuracy, completeness and fairness of the financial and other information regarding USAB and its subsidiaries provided to us by USAB and its representatives or which was publicly available and have not assumed any responsibility for independently verifying such information. We have also relied upon the management of USAB as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) discussed with us and in certain instances we have made certain adjustments to such financial and operating forecasts, which in our judgment were appropriate under the circumstances. In addition, we have assumed with your consent that such forecasts and projections reflect the best currently available estimates and judgments of USAB management. We are not experts in the evaluation of allowances for loan losses. Therefore, we have not assumed any responsibility for making an independent valuation of the adequacy of the allowances for loan losses set forth in the consolidated balance sheet of USAB at December 31, 2001 and we assumed such allowances were adequate and comply fully with applicable law, regulatory policy, sound banking practice and policies of the Securities and Exchange Commission as of the date of such financial statements. We also assumed that the Merger in all respects is, and will be consummated in compliance with all laws and regulations applicable to USAB and BFHI. As part of the foregoing assumptions, Ryan, Beck assumed that BFHI will be able to raise sufficient capital to purchase and recapitalize USAB. We have not made or obtained any independent evaluations or appraisals of the assets and liabilities of USAB or its subsidiaries, nor have we reviewed any individual loan files of USAB or its subsidiaries. Ryan, Beck did not opine on any other aspects of the transaction other than the fairness of the merger consideration paid to USAB shareholders assuming the transaction is consummated.

In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate in the circumstances. In rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger to USAB. Our opinion is necessarily based on economic, market and other conditions and projections as they exist and can be evaluated on the date hereof.

We have been retained by the Board of Directors of USAB as an independent contractor to act as financial advisor to USAB with respect to the Merger and will receive a fee for our services. Ryan, Beck has not had an investment banking relationship with USAB within the last three years. Ryan, Beck's research department does not provide published investment analysis on USAB.

Ryan, Beck has had no investment banking relationship with BFHI. Ryan, Beck is not a market maker in BFHI's common stock and Ryan, Beck's research department does not provide published investment analysis on BFHI.

In the ordinary course of our business as a broker-dealer, we may actively trade equity securities of USAB for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

USABancShares.com, Inc.
May __, 2002
Page 3

Our opinion is directed to the Board of Directors of USAB and does not constitute a recommendation to any shareholder of USAB as to how such shareholder should vote at any shareholder meeting held in connection with the Merger. In rendering its opinion, Ryan, Beck does not admit that it is an expert within the meaning of the term "expert" as used within the Federal Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or that its opinions constitute a report or valuation within the meaning of
Section 11 of the Securities Act and the rules and regulations promulgated thereunder.

Based upon and subject to the foregoing it is our opinion as investment bankers that the consideration in the Merger as provided and described in the Agreement is fair to the holders of USAB common stock from a financial point of view.



Very truly yours,



Ryan, Beck & Co., L.L.C.

                                      PROXY

                             USABANCSHARES.COM, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE

The undersigned, revoking all prior proxies, hereby appoints Craig J. Scher and Daniel J. Machon, Jr., and each or either of them, with full power of substitution, as the undersigned's proxies and with all powers the undersigned would possess if personally present, to vote all of the shares of Common Stock of USABancShares.com, Inc. held of record by the undersigned on May 22, 2002 at the Special Meeting of Shareholders of USABancShares.com, Inc. to be held on [________], 2002, [______], local time, at [_________________], and any adjournments or postponements thereof, as directed herein upon the matters set forth below and described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement and upon such other matters as may properly be brought before such meeting according to their sole discretion.

Receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement is hereby acknowledged.

The board of directors of USABancShares.com, Inc. recommends a vote FOR Proposal
1. Adoption of the Merger Agreement, which was proposed by the board of directors of USABancShares.com, Inc.

Proposal 1:       Adoption of the Merger Agreement. Approval of the merger of
                  BFHI Acquisition Corporation with and into USABancShares.com, with USABancShares.com, Inc. as the surviving entity in the merger, after which it will be 100% owned by Berkshire
                  Financial Holdings, Inc., and approval and adoption of the Agreement and Plan of Reorganization, dated as of March 9, 2002 among Berkshire Financial Holdings, Inc., BFHI
                  Acquisition Corporation, USABancShares.com, Inc. and vBank, a
                  Savings Bank.

                          FOR [_]      AGAINST [_]       ABSTAIN [_]

Proposal 2:       In their discretion, the proxies are authorized to vote
                  upon such other business as may properly come before the Special Meeting of Shareholders.

                                 --------------


                (Please mark, date and sign on the reverse side)

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. AS TO ANY OTHER MATTER COMING BEFORE THE MEETING, THE PERSON AUTHORIZED AS PROXY HEREWITH IS AUTHORIZED TO VOTE IN HIS DISCRETION ON SUCH MATTER.

                                               Dated:
                                                     --------------------------


                                               --------------------------------
                                               Signature


                                               --------------------------------
                                               Signature

         Please date this card and sign your name exactly as it appears on this Proxy. If the common stock represented by this Proxy is registered in the names of two or more persons, each should sign this proxy. Persons signing in a representative or fiduciary capacity and corporate officers should add their full titles as such.


                                      -2-